UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2025

ARRIVED HOMES 3, LLC
(Exact name of issuer as specified in its charter)

Delaware	92-1716073
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814)-277-4833
(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Series Haven; Arrived Series Chilhowee; Arrived Series Sheezy; Arrived Series Cristalino; Arrived Series Hermanos; Arrived Series Bowling; Arrived Series Emelina; Arrived Series Caden; Arrived Series Camellia; Arrived Series Palmore; Arrived Series Brookwood; Arrived Series Lithonia; Arrived Series Haverhill; Arrived Series Woodwind; Arrived Series Aspen; Arrived Series Thomas; Arrived Series Bennett; Arrived Series Benny; Arrived Series Montgomery; Arrived Series Summerglen; Arrived Series Portsmouth; Arrived Series Westhaven; Arrived Series Cordero; Arrived Series Wheeler; Arrived Series Watson; Arrived Series Holmes; Arrived Series Hamblen; Arrived Series Ethan; Arrived Series Helmerich; Arrived Series Claremore; Arrived Series Bryant; Arrived Series Hancock; Arrived Series Wynde; Arrived Series Haikey; Arrived Series Arkoma; Arrived Series Gordon; Arrived Series Lucas; Arrived Series Woodland; Arrived Series Macomber; Arrived Series Meridian; Arrived Series Pongo; Arrived Series Perdita; Arrived Series Bean; Arrived Series Ellie; Arrived Series Antares; Arrived Series Bluebell; Arrived Series Aramis; Arrived Series Barclay; Arrived Series Athos; Arrived Series Bradford; Arrived Series Caterpillar; Arrived Series Liberty; Arrived Series Mallard; Arrived Series Riverwood; Arrived Series Roanoke; Arrived Series Zane; Arrived Series Sherwood; Arrived Series Tansel; Arrived Series Tytus; Arrived Series Williamson; Arrived Series Arya; Arrived Series Sansa; Arrived Series Marcy; Arrived Series Hedgecrest; Arrived Series Haybridge; Arrived Series Layla; Arrived Series Lola; Arrived Series Ratliff; Arrived Series Collinison; Arrived Series Hardman; Arrived Series Pebblestone; Arrived Series Keystone; Arrived Series Northbrook; Arrived Series Rachel; Arrived Series Frances; Arrived Series Ross; Arrived Series Northridge; Arrived Series Wyndhurst; Arrived Series Vanzant; Arrived Series Glenncrest; Arrived Series Oakland; Arrived Series Laurel; Arrived Series Phoebe; Arrived Series Johnson; Arrived Series Sedgefield; Arrived Series Robinson; Arrived Series Seneca; Arrived Series Adams; Arrived Series Bayne; Arrived Series Boxwood; Arrived Series Langley; Arrived Series Misty; Arrived Series Metallo; Arrived Series Presidio; Arrived Series Spangler; Arrived Series Tomlinson

(Title of each class of securities issued pursuant to Regulation A)

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of Arrived Homes 3, LLC (the “Company”), Arrived Fund Manager, LLC (the “manager”), each series of our Company and the Arrived platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our Company nor the manager can guarantee future performance, or that future developments affecting our Company, the manager or the Arrived platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in our latest offering circular (the “Offering Circular”) filed by the Company with the Securities and Exchange Commission (the “Commission”), which may be accessed here and may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

iii

Item 1. Description of Business

Company Overview – Our Mission

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our Company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under the laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our Company’s core business is the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

Our Company is managed by Arrived Fund Manager, LLC, a Delaware limited liability company and managing member of our Company. Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a wholly owned subsidiary of our sponsor, Arrived Holdings, Inc., a Delaware corporation, which is an asset management company that operates a web-based investment platform, the Arrived platform, used by our Company for the offer and sale of interests in the series of our Company.

The nature of business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 metropolitan statistical areas (“MSA”) with populations greater than 500,000, which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (“GRM”) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. For example, certain losses are not insurable and may only be insured subject to limitations. Insurance coverage may also vary based on the specific property, geography and market covered. Our insurance coverage generally varies based on replacement cost (estimated with a cost to square foot analysis based on the market and finish level). Although we also maintain an “all-perils policy” (with some standard exclusions) for each series property which seeks to provide insurance coverage for the properties at their full value, there is no guarantee that such coverage will actually be sufficient or cover all costs and damages in the case of any loss.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed, it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such a case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate of the manager. For a detailed description of our acquisition methods, please refer to our latest offering circular, filed with the Securities and Exchange Commission on January 30, 2025, which may be accessed here.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our Company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series with an affiliate of the manager or a third-party property management company. We reserve the right to change property managers at any time.

Property Management Fee

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each property management company are set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Mynd Property Management

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to six percent (6%) of all rents and fees as remitted to the series or a minimum property management fee of $84 on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each series is specified in the latest Offering Circular under “The Series Properties Being Offered.”

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates intend to enter into an arrangement with NCPS and its affiliates to facilitate secondary transactions in interests issued by the Company on the PPEX ATS. The PPEX ATS is owned and operated by NCPS. The arrangement with NCPS will be established to provide a venue for secondary trading of series interests and is designed to provide investors with an efficient means to buy and sell series interests in secondary transactions. The manager will enter into a brokerage agreement and a license agreement with the Executing Broker pursuant to which, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the operating agreement, the Executing Broker is engaged to execute all resale transactions in interests based on the matching of orders on the PPEX ATS. The Executing Broker is a registered broker-dealer member of the PPEX ATS. NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company nor the manager matches any orders or executes or settles any transfer of interests with respect to secondary trading on the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A.

Secondary trades of series interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Process for Secondary Transactions

During specific trading windows, which we expect to occur quarterly and announce at least a week in advance of such trading window, isolated non-issuer transactions in interests of one or more series may be effected during trading hours established by NCPS as operator of the PPEX ATS (“Market Hours”) in accordance with the following process. Investors can submit bid and ask quotes through the user interface provided by the Arrived platform during a trading window. The Arrived platform immediately and automatically routes the quotes (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS, which is owned and operated by NCPS, a registered broker-dealer. The PPEX ATS then matches orders in accordance with the rules established by the PPEX ATS, but no matching of buyers and sellers will occur other than during Market Hours in a trading window. Bid and ask quotes submitted during a trading window and Market Hours may be immediately matched by the PPEX ATS, while bid and ask quotes submitted during a trading window, but outside of Market Hours are eligible to match only upon the next commencement of Market Hours. To the extent that any bid or ask quote that does not result in a match still exists at the end of a trading window, such quote will be cancelled at the end of the relevant trading window.

Once matched by the PPEX ATS, orders are executed by the Executing Broker. When a trade is executed, the Executing Broker transmits the applicable information (including the number of interests and price at which they are being sold or purchased) to the Arrived platform, where it is displayed to the relevant investor. During Market Hours in a particular trading window, the Arrived platform periodically sends instructions regarding the transfer of funds for executed trades via the Executing Broker to Modern Treasury, Inc., the third-party holder of investor funds (“Modern Treasury”), which then effectuates the funds transfer between the buyer and seller. After Market Hours end, the Executing Broker provides instructions regarding any transfers of interests between investor accounts to the transfer agent, which transfers the interests accordingly. The clearing process, which includes the transfer of funds and interests, will be completed within one to two days following the conclusion of the relevant trading window. Neither the Arrived platform nor the Executing Broker clears or settles trades.

User Interface and Role of the Platform

The Arrived platform serves merely as the user interface for the purpose of enabling secondary market trading in interests. On the Arrived platform, investors input the details of any orders to buy or sell interests in secondary transactions (including the number of interests subject to the offer to buy or sell, as the case may be, and the price, if any, at which such offer is being made), and the orders then are routed (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Arrived platform to access and transmit order information entered onto the Arrived platform by Investors, such order information is automatically routed from the Arrived platform to both the Executing Broker and the PPEX ATS simultaneously. After the Executing Broker has executed a trade, information about the matched orders and executed trade is then communicated by the Executing Broker to the buyer and seller using the Arrived platform’s user interface. The PPEX ATS accepts orders transmitted from the Arrived platform only because the Executing Broker (which is a member of the PPEX ATS) is licensed to use the Arrived platform’s technology to transmit order information.

For the avoidance of doubt, the decision whether to engage in secondary market trading is left solely to the individual investors. Neither the Company nor any of its affiliates acts as a broker or dealer, and none of them provide investors any direction or recommendation as to the purchase or sale of any interests in secondary market transactions. In addition, neither the Executing Broker nor NCPS makes any direction or recommendation as to the purchase or sale of any interests.

The Arrived platform acts as a user interface to receive information from, and deliver and display information to, investors and the registered broker-dealers. None of the Company, the manager, or Arrived Holdings, Inc. will receive any compensation for its role in the trading procedure unless and until it, or one of its affiliates, registers as a broker-dealer. The manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of interests.

Agreements Relating to Secondary Trading on the PPEX ATS

The Company intends to enter into an agreement (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in interests to be conducted in accordance with the process described above. The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell interests on behalf of, and as directed by, investors.

The manager intends to enter into a Software and Services License Agreement with NCIT, the parent company of NCPS. Under this agreement, the Arrived platform’s technology is connected via an application programming interface to the PPEX ATS to facilitate the routing of information from the Arrived platform as a user interface to the PPEX ATS as described above.

The Company also intends to enter into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), separate and apart from the Broker Dealer Agreement. Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of interests. As compensation, the Executing Broker will receive up to 5% of the gross proceeds received related to each transaction (2.5% from the buyer and 2.5% from the seller involved in such transaction). The manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our Company will be responsible for the following costs and expenses attributable to the activities of our Company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (“HOA”) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our Company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our Company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our Company, a series or a property manager in connection with the affairs of our Company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our Company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our Company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our Company’s or a series’ counsel in connection with advice directly relating to our Company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our Company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof, it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement)	Not allocable; to be borne by the manager
	Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager

Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Platform

Arrived Holdings, Inc., the sole member of Arrived Fund Manager, LLC, our manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our Company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our Company does not have any employees. All of the officers and directors of our Company are employees of the manager.

Legal Proceedings

None of our Company, any series, the manager, or any director or executive officer of our Company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in individual residential properties. We believe people should have access to the wealth creation that real estate investment can provide. We believe in passive income, conservative debt, diversification, and aligned incentives.

Arrived is a marketplace for investing in real estate. We buy residential properties, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes and they can invest in real estate without needing to apply for mortgages or take on personal debt.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the residential properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived arranges for a property manager to operate the properties as single-family rentals for tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re staying in at that time. By investing together, we align incentives towards creating value for everyone.

Since its formation in January 2023, our Company has been engaged primarily in acquiring properties for its series offerings, developing the financial, offering and other materials to facilitate fundraising, and taking the steps necessary to effectuate the series offerings and the management of the associated series properties. As of December 31, 2025, our Company has acquired 82 properties.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Distributions

In order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains, it must distribute 100% of such income and gains annually. Our manager may authorize distributions in excess of those required for us to maintain our REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our manager deems relevant.

Our Company expects the manager to make distributions of any free cash flow on a monthly or other periodic basis as determined by the manager. However, the manager may change the timing of distributions in its sole discretion. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions. We will utilize a “mobile wallet” feature for payment of distributions (the “Arrived Homes Wallet”). The Arrived Homes Wallet will be used to allow investors to pay for subscriptions, receive distributions and reinvest distributions.

Valuation Policies

Following the six-month introductory period, at the end of each quarterly period, our manager’s internal accountants and asset management team will calculate a net asset value (“NAV”) per interest for each series using a process that reflects, among other matters.

●	an estimated value of the series property, as determined by the manager’s asset management team, including related liabilities, based upon (a) information from publicly available sources related to (i) market rents, comparable sales information and interest rates and (ii) with respect to debt, default rates and discount rates, and (b) in certain instances, reports regarding the underlying real estate provided by an independent valuation expert or automated valuation models;

●	the price of liquid assets for which third party market quotes are available;

●	accruals of our periodic distributions on interests in the series; and

●	estimated accruals of the revenues, fees and expenses of the series where we will (a) amortize the brokerage fee, offering expenses and sourcing fee over five years and (b) include accrued fees and operating expenses, accrued distributions payable, accrued management fees and any inter-company loans extended to the series by our manager.

Such determinations may include subjective judgments by the manager regarding the applicability of certain inputs to market rents and comparable sales information. While we do look at capitalization rates to help us determine whether or not to acquire a property (see “Description of Business - Our Investment Criteria” in our latest Offering Circular), we do not utilize a capitalization rate approach in determining NAV, because given the nature of the series properties as primary residences, we do not believe that the value of a series’ primary asset can be determined based solely on the series’ rental revenues as the resale value of such asset will be decided independently of the success of such rental revenues.

Note, however, that the determination of the NAV for the interests of each series is not based on, nor intended to comply with, fair value standards under U.S. Generally Accepted Accounting Principles (“GAAP”), and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the series property is necessary, including, but not limited to, instances where the manager is unsure of its ability on its own to accurately determine the estimated value of such series property, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per interest. See “Description of the Securities Being Offered⸺Valuation Policies” in our latest Offering Circular for more details about the NAV and how it will be calculated, including the subsection “NAV Estimates Determination and Valuation Methodology” for additional information regarding our manager’s NAV valuation methodology.

Critical Accounting Policies

Our accounting policies will conform with GAAP. The preparation of financial statements in conformity with GAAP will require us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We intend to make these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We will continually test and evaluate our estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from our estimates and assumptions.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2, Summary of Significant Accounting Policies, included in the financial statements, for a more thorough discussion of our accounting policies and procedures.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series during the years ended December 31, 2025 and 2024 are listed in the table below. Consolidated rental income was $2,060,996 for the year ended December 31, 2025 compared to the rental income of $1,805,660 for the year ended December 31, 2024. The increase in rental revenue is primarily attributable to higher occupancy and rental rate increases of the Company’s existing properties. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Rental Income

Series Name	December 31, 2025	December 31, 2024
Adams	$25,690	$(559)
Antares	23,820	23,340
Aramis	24,940	24,540
Arkoma	19,492	19,140
Arya	13,815	16,740
Aspen	24,860	17,776
Athos	25,620	25,140
Barclay	24,360	23,586
Bayne	27,720	72
Bean	26,490	25,740
Bennett	20,927	20,340
Benny	21,960	21,184
Bluebell	21,236	25,440
Bowling	18,960	17,953
Boxwood	22,448	-
Bradford	23,460	22,686
Brookwood	22,963	22,440
Bryant	25,465	25,140
Caden	19,140	17,313
Camellia	22,464	21,540
Caterpillar	12,358	21,540
Chilhowee	28,740	19,000
Claremore	18,240	11,334
Collinison	25,140	24,860
Cordero	12,270	24,540
Cristalino	30,540	26,214
Ellie	18,883	8,362
Emelina	18,997	20,940
Ethan	18,300	17,700
Frances	24,660	23,163
Glenncrest	13,767	23,741
Gordon	25,346	22,740
Haikey	18,459	20,574
Hamblen	22,251	25,140
Hancock	24,490	23,870
Hardman	30,340	29,940
Haven	17,940	13,820
Haverhill	24,088	24,819
Haybridge	18,502	22,626
Hedgecrest	19,950	18,554
Helmerich	18,219	19,306
Hermanos	26,340	16,270
Holmes	14,655	16,740

Series Name	December 31, 2025	December 31, 2024
Johnson	29,040	13,185
Keystone	21,854	25,322
Langley	30,540	114
Laurel	26,304	24,710
Layla	26,840	24,845
Liberty	23,340	21,787
Lithonia	23,940	17,689
Lola	25,790	25,440
Lucas	18,024	24,540
Macomber	25,692	26,005
Mallard	14,506	20,940
Marcy	16,735	15,692
Meridian	22,155	22,245
Metallo	12,508	-
Misty	31,140	1,403
Montgomery	19,740	16,624
Northbrook	22,740	17,055
Northridge	11,761	10,679
Oakland	26,640	20,129
Palmore	12,303	17,040
Pebblestone	27,540	24,394
Perdita	19,163	23,452
Phoebe	23,850	18,240
Pongo	16,760	24,577
Portsmouth	15,117	21,540
Presidio	17,822	-
Rachel	21,955	18,315
Ratliff	25,440	21,200
Riverwood	14,623	24,528
Roanoke	30,340	32,239
Robinson	28,390	3,799
Ross	28,400	27,531
Sansa	17,190	16,740
Sedgefield	26,239	16,766
Seneca	26,940	4,065
Sheezy	22,540	21,840
Sherwood	9,932	16,740
Spangler	22,311	-
Summerglen	21,870	20,122
Tansel	24,697	28,740
Thomas	16,092	21,390
Tomlinson	16,680	-
Tytus	25,020	24,540
Vanzant	26,940	24,022
Watson	13,203	16,740
Westhaven	23,040	18,979
Wheeler	20,655	19,788
Williamson	16,588	26,640
Woodland	14,745	15,540
Woodwind	14,036	20,327
Wynde	21,116	23,640
Wyndhurst	16,268	23,142
Zane	15,600	15,300

	$2,060,996	$1,805,660

Operating Expenses

The Company incurred the following operating expenses during the years ended December 31, 2025 and 2024. Consolidated operating expenses increased from $1,777,769 for the year ended December 31, 2024 to $2,101,805 for the year ended December 31, 2025. The increase is primarily attributable to higher property operating costs, including increases in property taxes, insurance premiums, repairs and maintenance, and utilities. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, HOA fees, legal fees, other professional fees, depreciation, and repair and maintenance costs.

Upon closing, each individual series becomes responsible for funding its own operating expenses. The following table summarizes the total operating expenses by series as of December 31, 2025 and 2024. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Operating Expenses

	December 31, 2025			December 31, 2024
Series Name	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Adams	$13,450	$8,394	$21,844	$7,544	$-	$7,544
Antares	13,105	8,514	21,618	10,338	8,514	18,851
Aramis	12,304	8,246	20,551	13,342	8,246	21,588
Arkoma	10,571	6,489	17,060	6,860	6,489	13,349
Arya	8,491	4,933	13,424	21,869	4,933	26,802
Aspen	9,652	7,358	17,010	15,238	7,358	22,596
Athos	14,367	9,155	23,522	21,888	9,155	31,043
Barclay	12,160	8,416	20,576	11,125	8,416	19,541
Bayne	16,190	9,614	25,804	5,318	-	5,318
Bean	11,594	8,057	19,651	12,755	8,057	20,813
Bennett	8,351	5,820	14,171	8,493	5,820	14,313
Benny	16,332	7,006	23,338	11,919	7,006	18,925
Bluebell	23,450	8,215	31,665	12,729	8,215	20,945
Bowling	8,214	5,724	13,938	7,443	5,724	13,167
Boxwood	17,007	8,840	25,847	2,762	-	2,762
Bradford	10,267	8,361	18,628	9,306	8,361	17,667
Brookwood	11,440	7,707	19,147	10,331	7,707	18,038
Bryant	33,673	8,784	42,457	14,739	8,784	23,523
Caden	10,997	6,875	17,872	19,153	6,875	26,028
Camellia	10,510	9,622	20,132	12,614	9,622	22,236
Caterpillar	29,131	8,248	37,379	15,256	8,248	23,504
Chilhowee	11,498	8,941	20,439	12,714	8,941	21,655
Claremore	9,021	6,464	15,485	20,068	6,464	26,532
Collinison	12,506	9,331	21,837	11,689	8,303	19,992
Cordero	13,236	7,720	20,956	12,313	7,720	20,034
Cristalino	12,501	8,450	20,952	22,796	8,450	31,246
Ellie	22,165	7,897	30,062	11,336	7,897	19,232
Emelina	12,209	8,243	20,452	9,860	8,243	18,103
Ethan	17,643	8,294	25,937	12,484	7,279	19,763
Frances	10,755	7,674	18,429	10,682	7,035	17,717
Glenncrest	14,414	7,982	22,396	11,161	7,982	19,143
Gordon	11,584	7,024	18,608	10,072	7,024	17,097
Haikey	15,818	6,735	22,553	11,171	6,735	17,906
Hamblen	12,196	7,053	19,249	6,772	7,053	13,826
Hancock	15,403	8,454	23,856	10,887	8,454	19,340
Hardman	14,335	10,652	24,986	13,004	10,652	23,656
Haven	6,800	5,098	11,898	9,471	5,098	14,570
Haverhill	16,552	6,449	23,001	10,290	6,449	16,740
Haybridge	13,902	9,862	23,763	12,079	9,862	21,941
Hedgecrest	19,252	10,874	30,126	14,192	9,862	24,053
Helmerich	13,634	6,925	20,558	8,486	6,925	15,411
Hermanos	12,282	11,828	24,110	17,028	11,828	28,856
Holmes	14,906	4,839	19,745	4,973	4,839	9,812

	December 31, 2025			December 31, 2024
Series Name	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Johnson	12,708	9,021	21,729	14,483	3,759	18,242
Keystone	12,947	9,569	22,515	13,600	8,771	22,371
Langley	17,161	9,119	26,280	9,918	-	9,918
Laurel	14,214	9,261	23,475	16,617	7,718	24,335
Layla	11,926	8,906	20,832	14,987	8,906	23,893
Liberty	13,049	11,091	24,139	17,468	9,716	27,184
Lithonia	15,659	9,926	25,585	26,680	9,389	36,069
Lola	12,506	8,831	21,337	9,723	8,288	18,011
Lucas	18,949	8,140	27,090	16,994	8,140	25,134
Macomber	19,692	8,571	28,264	17,840	8,571	26,411
Mallard	8,481	5,724	14,204	12,419	5,724	18,142
Marcy	7,747	4,933	12,680	7,201	4,933	12,134
Meridian	14,768	8,983	23,751	11,094	8,697	19,791
Metallo	17,725	7,348	25,073	6,023	-	6,023
Misty	15,159	9,445	24,605	8,297	-	8,297
Montgomery	8,793	8,347	17,140	16,133	7,441	23,574
Northbrook	11,862	7,744	19,605	12,428	7,744	20,172
Northridge	13,265	7,070	20,336	14,367	6,481	20,848
Oakland	11,553	8,444	19,997	12,917	8,444	21,361
Palmore	17,348	6,911	24,259	9,853	6,911	16,764
Pebblestone	12,620	9,284	21,903	12,145	8,510	20,655
Perdita	13,479	9,121	22,600	10,120	9,121	19,241
Phoebe	10,140	7,636	17,776	13,098	7,000	20,098
Pongo	12,846	9,121	21,966	11,008	9,121	20,129
Portsmouth	17,289	6,862	24,152	10,119	5,864	15,983
Presidio	14,152	6,575	20,727	13,782	-	13,782
Rachel	10,559	7,943	18,502	12,582	7,943	20,526
Ratliff	9,261	8,789	18,049	12,835	8,789	21,624
Riverwood	18,631	10,040	28,671	11,757	10,040	21,797
Roanoke	12,258	9,207	21,465	13,440	9,207	22,647
Robinson	11,835	8,819	20,653	8,156	735	8,891
Ross	11,188	9,164	20,352	13,125	9,164	22,290
Sansa	7,450	4,933	12,383	4,906	4,933	9,839
Sedgefield	11,426	8,027	19,453	16,115	6,020	22,135
Seneca	14,264	8,114	22,378	8,324	1,352	9,676
Sheezy	16,350	6,430	22,780	11,205	6,430	17,635
Sherwood	16,252	4,796	21,048	4,666	4,796	9,463
Spangler	22,458	11,745	34,203	7,144	-	7,144
Summerglen	11,172	6,661	17,832	7,762	6,661	14,423
Tansel	17,487	8,951	26,438	13,937	8,951	22,889
Thomas	16,907	6,030	22,936	8,859	6,030	14,889
Tomlinson	30,829	6,664	37,493	2,459	-	2,459
Tytus	10,009	7,158	17,167	10,469	7,158	17,628
Vanzant	14,778	9,724	24,502	18,342	8,914	27,255
Watson	8,367	4,839	13,205	3,397	4,839	8,235
Westhaven	10,960	7,017	17,976	18,890	7,017	25,907
Wheeler	7,387	5,729	13,116	6,579	5,729	12,308
Williamson	38,909	7,880	46,790	9,714	7,880	17,594
Woodland	7,827	5,853	13,680	6,312	5,853	12,165
Woodwind	13,719	7,008	20,727	13,585	7,008	20,594
Wynde	11,397	8,048	19,445	11,538	8,048	19,585
Wyndhurst	12,385	8,514	20,899	15,188	8,514	23,701
Zane	8,003	4,602	12,605	6,251	4,481	10,732

	$1,341,971	$759,834	$2,101,805	$1,131,403	$646,366	$1,777,769

Other Expenses (Income)

During the years ended December 31, 2025 and 2024, some series incurred interest expenses, including bridge financing interest and amortization of loan fees. The following table summarizes the total of such expenses incurred by each series during the years ended December 31, 2025 and 2024. Total other income (expense) changed from net expense of $65,117 for the year ended December 31, 2024 to net income of $7,307 for the year ended December 31, 2025. This change of $72,424 is primarily attributable to the repayment of outstanding debt and interest income earned on the Company’s cash balances during the year. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

OTHER EXPENSES (INCOME)

Series Name	December 31, 2025	December 31, 2024
Adams	$540	$3,000
Antares	-	-
Aramis	-	-
Arkoma	-	-
Arya	389	-
Aspen	-	-
Athos	-	-
Barclay	-	-
Bayne	2,260	2,876
Bean	-	-
Bennett	-	-
Benny	-	-
Bluebell	-	-
Bowling	-	-
Boxwood	3,080	2,695
Bradford	-	-
Brookwood	-	-
Bryant	(14,762)	-
Caden	413	15
Camellia	-	-
Caterpillar	9	-
Chilhowee	-	-
Claremore	-	-
Collinison	-	-
Cordero	-	-
Cristalino	1,175	46
Ellie	119	-
Emelina	-	-
Ethan	(1,200)	98
Frances	-	-
Glenncrest	-	6,314
Gordon	-	-
Haikey	-	-
Hamblen	-	-
Hancock	-	-
Hardman	-	-
Haven	395	-
Haverhill	-	-
Haybridge	-	-
Hedgecrest	-	-
Helmerich	-	-
Hermanos	487	-
Holmes	-	-

Series Name	December 31, 2025	December 31, 2024
Johnson	-	2,993
Keystone	-	-
Langley	663	3,644
Laurel	-	7,746
Layla	-	-
Liberty	600	60
Lithonia	1,823	66
Lola	-	-
Lucas	-	-
Macomber	-	-
Mallard	-	-
Marcy	-	-
Meridian	-	-
Metallo	1,657	1,657
Misty	-	3,270
Montgomery	803	(6,969)
Northbrook	-	-
Northridge	-	-
Oakland	-	8,263
Palmore	-	-
Pebblestone	-	-
Perdita	-	-
Phoebe	-	6,011
Pongo	-	-
Portsmouth	-	-
Presidio	2,576	2,338
Rachel	-	-
Ratliff	-	-
Riverwood	5	-
Roanoke	-	-
Robinson	-	3,134
Ross	-	-
Sansa	-	-
Sedgefield	-	9,583
Seneca	-	2,743
Sheezy	-	-
Sherwood	-	-
Spangler	2,489	3,168
Summerglen	-	-
Tansel	5	-
Thomas	-	-
Tomlinson	4,156	2,368
Tytus	-	-
Vanzant	-	-
Watson	-	-
Westhaven	-	-
Wheeler	-	-
Williamson	(15,391)	-
Woodland	-	-
Woodwind	-	-
Wynde	402	-
Wyndhurst	-	-
Zane	-	-

	$(7,307)	$65,117

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

As discussed in Note 3 to the consolidated financial statements, the Company’s ability to continue as a going concern is dependent upon the ability to generate cash flow from rental activities and/or obtain financing from the manager. Management believes that the continued support of the manager, the planned launch of additional series offerings, and the cash generated from rental operations will provide sufficient liquidity to meet the Company’s obligations. However, there can be no assurance that these plans will be successful.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2025 and 2024. Total consolidated cash and cash equivalents decreased from $1,129,818 as of December 31, 2024 to $1,054,521 as of December 31, 2025. This decrease was primarily attributable to distributions to investors of $1,217,737 during 2025, partially offset by cash provided by operating activities and net proceeds from the issuance of membership units of $2,711,403. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Cash & Cash Equivalents

Series Name	December 31, 2025	December 31, 2024
Adams	$17,449	$-
Antares	10,441	12,203
Aramis	8,460	7,204
Arkoma	18,959	23,313
Arya	5,000	2,277
Aspen	6,987	3,249
Athos	7,823	9,313
Barclay	23,120	24,025
Bayne	20,693	-
Bean	9,210	11,429
Bennett	7,383	7,455
Benny	7,499	3,024
Bluebell	9,768	19,029
Bowling	5,912	5,720
Boxwood	22,179	-
Bradford	21,592	22,583
Brookwood	5,814	6,608
Bryant	9,087	8,432
Caden	5,048	1,152
Camellia	7,649	5,838
Caterpillar	3,475	11,778
Chilhowee	11,278	12,661
Claremore	5,478	-
Collinison	14,600	24,688
Cordero	8,053	14,543
Cristalino	8,211	6,894
Ellie	11,100	4,683
Emelina	5,986	3,176
Ethan	6,809	3,281
Frances	15,231	19,302
Glenncrest	14,445	18,053
Gordon	11,415	14,335
Haikey	8,750	10,753
Hamblen	10,196	13,581
Hancock	7,279	7,665
Hardman	15,198	18,728
Haven	7,071	2,123
Haverhill	7,384	6,658
Haybridge	17,840	18,262
Hedgecrest	11,384	16,561
Helmerich	13,100	15,946
Hermanos	8,110	6,549
Holmes	7,168	12,837

Series Name	December 31, 2025	December 31, 2024
Johnson	20,851	23,239
Keystone	11,359	16,296
Langley	10,723	-
Laurel	17,601	24,838
Layla	10,760	14,604
Liberty	7,694	4,897
Lithonia	5,603	6,926
Lola	8,921	20,051
Lucas	8,321	15,168
Macomber	8,254	10,353
Mallard	10,438	11,162
Marcy	6,595	10,940
Meridian	3,298	4,306
Metallo	13,131	-
Misty	24,756	25,490
Montgomery	8,198	4,362
Northbrook	14,424	16,387
Northridge	9,949	19,278
Oakland	14,331	18,656
Palmore	704	4,155
Pebblestone	10,154	14,763
Perdita	17,167	20,002
Phoebe	13,273	17,909
Pongo	21,033	22,874
Portsmouth	2,270	8,984
Presidio	7,747	-
Rachel	11,023	17,393
Ratliff	10,698	14,030
Riverwood	4,342	7,240
Roanoke	15,280	22,621
Robinson	26,868	24,787
Ross	18,303	23,357
Sansa	11,946	13,296
Sedgefield	26,098	23,488
Seneca	18,665	23,414
Sheezy	7,284	14,858
Sherwood	631	8,977
Spangler	13,075	-
Summerglen	7,409	6,370
Tansel	8,065	6,633
Thomas	5,351	9,480
Tomlinson	8,009	-
Tytus	16,773	19,226
Vanzant	6,993	15,649
Watson	10,942	14,142
Westhaven	7,364	6,388
Wheeler	16,527	14,689
Williamson	6,845	20,047
Woodland	5,923	4,751
Woodwind	3,710	4,408
Wynde	7,666	4,051
Wyndhurst	18,563	22,986
Zane	12,979	15,987

	$1,054,521	$1,129,818

Plan of Operations

We intend to hold and manage the series properties for five to seven years during which time we will operate the series properties as single-family rental income properties. During this period, we intend to distribute any free cash flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, local regulatory changes, environmental and other factors that may reduce the desirability of single-family rentals in a particular market, and how operating history may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than seven years.

We plan to launch a number of additional series and related offerings in the next twelve months.  As of the current date, we do not know how many series we will be offering. However, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period will not exceed the maximum amount allowed under Regulation A. It is anticipated that the proceeds from any offerings closed during the next twelve months will be used to acquire additional properties.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by any series during the period January 1, 2026 through February 28, 2026 are listed below. For the avoidance of doubt, the below amounts are unaudited.

Rental Income

Series Name	February 28, 2026
Adams	$4,290
Antares	1,951
Aramis	4,250
Arkoma	3,490
Arya	2,700
Aspen	3,740
Athos	4,350
Barclay	4,110
Bayne	5,040
Bean	4,590
Bennett	3,590
Benny	3,730
Bluebell	4,240
Bowling	3,200
Boxwood	4,390
Bradford	3,980
Brookwood	3,970
Bryant	4,320
Caden	3,190
Camellia	3,810
Caterpillar	3,500
Chilhowee	4,790
Claremore	3,040
Collinison	4,190
Cordero	1,578
Cristalino	5,090
Ellie	3,039
Emelina	3,590
Ethan	3,150
Frances	4,160
Glenncrest	3,500
Gordon	4,659
Haikey	3,690
Hamblen	4,290
Hancock	261
Hardman	5,150
Haven	2,990
Haverhill	3,651
Haybridge	3,990
Hedgecrest	-
Helmerich	3,500
Hermanos	4,390
Holmes	2,750

Series Name	February 28, 2026
Johnson	4,840
Keystone	4,040
Langley	5,090
Laurel	2,395
Layla	4,490
Liberty	3,890
Lithonia	3,990
Lola	4,380
Lucas	3,890
Macomber	4,490
Mallard	2,990
Marcy	2,860
Meridian	3,700
Metallo	3,540
Misty	5,190
Montgomery	3,290
Northbrook	3,790
Northridge	3,300
Oakland	4,440
Palmore	930
Pebblestone	4,590
Perdita	4,190
Phoebe	4,020
Pongo	-
Portsmouth	2,842
Presidio	3,490
Rachel	3,990
Ratliff	4,240
Riverwood	3,228
Roanoke	5,150
Robinson	3,555
Ross	4,800
Sansa	2,970
Sedgefield	3,863
Seneca	4,490
Sheezy	3,780
Sherwood	2,440
Spangler	5,090
Summerglen	3,700
Tansel	4,590
Thomas	3,441
Tomlinson	3,600
Tytus	4,250
Vanzant	4,490
Watson	2,750
Westhaven	3,840
Wheeler	-
Williamson	3,700
Woodland	-
Woodwind	3,190
Wynde	3,890
Wyndhurst	3,490
Zane	2,670

$345,732

Operating Expenses

The Company incurred the following operating expenses during the period January 1, 2026 through February 28, 2026. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, HOA fees, legal fees, other professional fees, depreciation, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

During the period January 1, 2026 through February 28, 2026, at the close of the respective offerings for the series, each individual series became or will become, as applicable, responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series during the period January 1, 2026 through February 28, 2026. For the avoidance of doubt, the below amounts are unaudited.

Operating Expenses

February 28, 2026
Series Name	Operating Expenses	Depreciation	Total Expenses
Adams	$2,468	$1,399	$3,867
Antares	5,781	1,419	7,200
Aramis	2,008	1,374	3,382
Arkoma	1,543	1,082	2,624
Arya	2,393	822	3,215
Aspen	1,765	1,226	2,991
Athos	3,237	1,526	4,763
Barclay	1,638	1,403	3,041
Bayne	2,345	1,602	3,948
Bean	1,517	1,343	2,860
Bennett	1,614	970	2,584
Benny	3,275	1,168	4,443
Bluebell	3,125	1,369	4,494
Bowling	1,971	954	2,925
Boxwood	2,038	1,473	3,511
Bradford	1,620	1,393	3,014
Brookwood	1,924	1,285	3,209
Bryant	2,640	1,464	4,104
Caden	2,619	1,146	3,765
Camellia	1,546	1,604	3,149
Caterpillar	3,975	1,375	5,350
Chilhowee	2,329	1,490	3,819
Claremore	1,613	1,077	2,691
Collinison	2,066	1,555	3,621
Cordero	3,919	1,287	5,206
Cristalino	2,761	1,408	4,169
Ellie	3,460	1,316	4,776
Emelina	2,001	1,374	3,375
Ethan	1,644	1,382	3,027
Frances	1,497	1,279	2,776
Glenncrest	1,713	1,330	3,043
Gordon	2,782	1,171	3,953
Haikey	1,908	1,123	3,031
Hamblen	2,696	1,176	3,871
Hancock	2,261	1,409	3,670
Hardman	2,387	1,775	4,163
Haven	2,129	850	2,979
Haverhill	4,637	1,075	5,712
Haybridge	1,733	1,644	3,376
Hedgecrest	2,727	1,846	4,573
Helmerich	1,910	1,154	3,064
Hermanos	3,607	1,971	5,579
Holmes	1,448	806	2,255

Series Name	Operating Expenses	Depreciation	Total Expenses
Johnson	2,583	1,503	4,086
Keystone	2,945	1,595	4,540
Langley	1,990	1,520	3,510
Laurel	1,851	1,544	3,394
Layla	2,089	1,484	3,573
Liberty	2,480	1,848	4,329
Lithonia	4,347	1,654	6,001
Lola	1,980	1,562	3,542
Lucas	2,660	1,357	4,017
Macomber	2,630	1,429	4,058
Mallard	1,429	954	2,383
Marcy	1,370	822	2,192
Meridian	2,146	1,497	3,643
Metallo	1,797	1,336	3,133
Misty	2,546	1,574	4,120
Montgomery	1,559	1,391	2,950
Northbrook	1,773	1,291	3,064
Northridge	1,392	1,178	2,571
Oakland	2,289	1,407	3,696
Palmore	6,625	1,152	7,777
Pebblestone	1,697	1,547	3,244
Perdita	1,740	1,520	3,260
Phoebe	1,732	1,273	3,005
Pongo	2,484	1,520	4,004
Portsmouth	1,820	1,177	2,997
Presidio	2,805	1,096	3,901
Rachel	2,446	1,324	3,770
Ratliff	2,078	1,465	3,543
Riverwood	9,809	1,673	11,482
Roanoke	2,831	1,535	4,366
Robinson	2,593	1,470	4,062
Ross	2,676	1,527	4,203
Sansa	1,590	822	2,412
Sedgefield	2,214	1,338	3,552
Seneca	2,287	1,352	3,639
Sheezy	2,812	1,072	3,884
Sherwood	2,449	799	3,248
Spangler	2,015	1,957	3,973
Summerglen	1,941	1,110	3,051
Tansel	3,038	1,492	4,530
Thomas	1,431	1,005	2,436
Tomlinson	1,195	1,111	2,306
Tytus	2,375	1,193	3,568
Vanzant	2,187	1,621	3,808
Watson	1,417	806	2,224
Westhaven	3,692	1,169	4,861
Wheeler	2,969	955	3,924
Williamson	3,574	1,313	4,888
Woodland	2,079	976	3,055
Woodwind	2,052	1,168	3,220
Wynde	1,755	1,341	3,097
Wyndhurst	1,487	1,419	2,906
Zane	1,249	989	2,237

	$233,270	$127,129	$360,400

Other Expenses

During the period between January 1, 2026 and February 28, 2026, certain series incurred interest expenses. The following table summarizes the total of such expenses incurred by each series. For the avoidance of doubt, the below amounts are unaudited.

OTHER EXPENSES

Series Name	February 28, 2026
Adams	$-
Antares	-
Aramis	-
Arkoma	-
Arya	75
Aspen	-
Athos	-
Barclay	-
Bayne	-
Bean	-
Bennett	-
Benny	-
Bluebell	-
Bowling	-
Boxwood	-
Bradford	-
Brookwood	-
Bryant	-
Caden	69
Camellia	-
Caterpillar	109
Chilhowee	-
Claremore	-
Collinison	-
Cordero	-
Cristalino	128
Ellie	96
Emelina	-
Ethan	210
Frances	-
Glenncrest	-
Gordon	-
Haikey	-
Hamblen	-
Hancock	-
Hardman	-
Haven	71
Haverhill	-
Haybridge	-
Hedgecrest	-
Helmerich	-
Hermanos	51
Holmes	-

Series Name	February 28, 2026
Johnson	-
Keystone	-
Langley	-
Laurel	-
Layla	-
Liberty	100
Lithonia	304
Lola	-
Lucas	-
Macomber	-
Mallard	-
Marcy	-
Meridian	-
Metallo	-
Misty	-
Montgomery	134
Northbrook	-
Northridge	-
Oakland	-
Palmore	-
Pebblestone	-
Perdita	-
Phoebe	-
Pongo	-
Portsmouth	-
Presidio	-
Rachel	-
Ratliff	-
Riverwood	65
Roanoke	-
Robinson	-
Ross	-
Sansa	-
Sedgefield	-
Seneca	-
Sheezy	-
Sherwood	-
Spangler	-
Summerglen	-
Tansel	60
Thomas	-
Tomlinson	-
Tytus	-
Vanzant	-
Watson	-
Westhaven	-
Wheeler	-
Williamson	-
Woodland	-
Woodwind	-
Wynde	73
Wyndhurst	-
Zane	-

$1,544

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of February 28, 2026. For the avoidance of doubt, the below amounts are unaudited.

Cash & Cash Equivalents

Series Name	February 28, 2026
Adams	$16,088
Antares	10,742
Aramis	7,834
Arkoma	17,744
Arya	4,694
Aspen	8,131
Athos	7,952
Barclay	19,897
Bayne	18,755
Bean	7,795
Bennett	8,211
Benny	5,187
Bluebell	9,279
Bowling	7,106
Boxwood	20,886
Bradford	20,151
Brookwood	7,234
Bryant	8,807
Caden	4,384
Camellia	9,026
Caterpillar	5,835
Chilhowee	9,823
Claremore	5,267
Collinison	13,016
Cordero	7,466
Cristalino	8,245
Ellie	9,547
Emelina	5,679
Ethan	6,489
Frances	13,690
Glenncrest	12,731
Gordon	10,231
Haikey	8,459
Hamblen	8,969
Hancock	6,326
Hardman	13,687
Haven	6,692
Haverhill	2,744
Haybridge	15,927
Hedgecrest	7,379
Helmerich	12,293
Hermanos	7,605
Holmes	6,596

Series Name	February 28, 2026
Johnson	18,904
Keystone	9,580
Langley	9,006
Laurel	16,073
Layla	9,239
Liberty	7,730
Lithonia	8,076
Lola	7,541
Lucas	7,905
Macomber	8,071
Mallard	9,540
Marcy	5,702
Meridian	4,106
Metallo	12,424
Misty	23,550
Montgomery	7,922
Northbrook	13,715
Northridge	9,717
Oakland	13,186
Palmore	704
Pebblestone	8,654
Perdita	16,498
Phoebe	12,039
Pongo	20,793
Portsmouth	750
Presidio	6,791
Rachel	9,800
Ratliff	8,902
Riverwood	2,594
Roanoke	13,960
Robinson	25,407
Ross	16,772
Sansa	10,898
Sedgefield	24,745
Seneca	17,725
Sheezy	5,728
Sherwood	631
Spangler	11,811
Summerglen	6,856
Tansel	8,296
Thomas	6,729
Tomlinson	7,630
Tytus	15,487
Vanzant	5,918
Watson	10,010
Westhaven	6,940
Wheeler	16,583
Williamson	5,683
Woodland	5,722
Woodwind	4,174
Wynde	7,227
Wyndhurst	17,640
Zane	4,901

$971,584

Item 3. Directors AND Officers

General

The manager of our Company is Arrived Fund Manager, LLC, a Delaware limited liability company. The manager has established a board of directors for our Company, consisting of two members, Ryan Frazier and Kenneth Cason.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	37	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Sue Korn	56	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	39	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	45	Chief Operating Officer	Chief Operating Officer

(1)	The terms in office of Mr. Frazier, Mr. Cason, and Mr. Chouza began upon the organization of our Company on January 4, 2023. Ms. Korn’s term in office began upon her appointment as CFO on January 11, 2024. The current executive officers and directors will serve in these capacities indefinitely, or until their successors are duly appointed or elected, as applicable.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our Company to satisfy their respective responsibilities to the management of our Company. Our officers will be working on a part-time basis for our business and are expected to devote at least forty (40) hours per month to the operations and management of our Company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our Company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Sue Korn, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings since January 2024. Ms. Korn began her career in equity research for diversified financial services companies at Kidder, Peabody in 1992, later moving to investment banking in Salomon Smith Barney’s Financial Institutions Group in 1997. She joined Providian Financial in 1998, where she oversaw planning and analysis, data management and reporting for a $33 billion credit card business. In 2011, she transitioned to FinTech, bringing her financial expertise to companies such as Prosper Marketplace (FP&A and back office operations), LendingClub (marketplace operations and treasury), Oportun (FP&A and accounting) and was co-founder/CFO/Head of Operations for online lender Vouch Financial. Ms. Korn graduated from Colby College with a B.A. in Philosophy/Math in 1991 and earned her M.B.A. from Kellogg Graduate School of Management at Northwestern University in 1997 with majors in Finance, Management and Strategy and Organizational Behavior. She has held the Chartered Financial Analyst® designation since 1998.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers, he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has served as the Chief Operating Officer of Arrived Holdings, Inc. since its inception in February 2019. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our Company, any series or any of the interest holders.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Manager Affiliates

Our manager controls nine affiliated entities also conducting offerings under Tier 2 of Regulation A:

Arrived Homes, LLC – Arrived Homes, LLC was formed on July 13, 2020 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes, LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived Homes 4, LLC – Arrived Homes 4, LLC was formed on July 28, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 4, LLC.

Arrived Homes 5, LLC – Arrived Homes 5, LLC was formed on July 12, 2024 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 5, LLC.

Arrived STR, LLC – Arrived STR, LLC was formed on July 11, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR, LLC.

Arrived STR 2, LLC – Arrived STR 2, LLC was formed on January 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Arrived SFR Genesis Fund, LLC – Arrived SFR Genesis Fund, LLC was formed on May 1, 2023 as a Delaware limited liability company to originate, invest in and manage a diversified portfolio of single family residential real estate properties.

Arrived Debt Fund, LLC – Arrived Debt Fund, LLC was formed on December 21, 2023 as a Delaware limited liability company to invest in and manage a diversified portfolio of residential real estate investments.

Arrived Seattle Fund, LLC – Arrived Seattle Fund, LLC was formed on February 25, 2025 as a Delaware limited liability company to invest in and manage a diversified portfolio of real estate properties located in the Seattle/Tacoma, Washington area, and real estate credit investments.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our Company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Management—Management Compensation” in our offering circular and Note 8, Related Party Transactions in our financial statements for further details.

Item 4. Security Ownership of Management and Certain Securityholders

Our Company is managed by Arrived Fund Manager, LLC, the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

As of April 20, 2026, no executive officers and directors beneficially own more than 10% of any series of our Company. Additionally, as of April 20, 2026, no other security holders beneficially own more than 10% of any series of our Company.

The manager or an affiliate of the manager may purchase interests in any series of our Company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our Company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Fund Manager, LLC is 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

Since our formation in January 2023, we have entered into a number of transactions in which we were a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets as of the date of formation, and in which any related person had a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). See “The Series Properties Being Offered” section in our latest offering circular, which can be accessed here, for a description of the manager’s involvement in the purchase of properties on the relevant series’ behalf and the subsequent issuance of promissory notes by the series to the manager. See “Management—Management Compensation” section in our offering circular for a description of the fees paid to the manager. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with such transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business-Acquisition Mechanics” in our offering circular. Therefore, the manager is expected to continue to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
Arrived Homes 3, LLC

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheets of Arrived Homes 3, LLC and its series (the Company) as of December 31, 2025 and 2024, and the related consolidated and consolidating statements of comprehensive income (loss), changes in members’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Stephano Slack LLC

We have served as the Company’s auditor since 2024.

Wayne, Pennsylvania

April 30, 2026

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
ASSETS
Current assets:
Cash	$17,449	$10,441	$8,460	$18,959	$5,000	$6,987	$7,823	$23,120
Prepaid expenses	-	104	101	82	-	1,883	101	102
Due from (to) third party property manager	4,879	1,854	5,633	5,338	2,659	3,848	6,449	14
Total current assets	22,328	12,400	14,194	24,380	7,659	12,719	14,373	23,236
Property and equipment, net	298,435	290,881	281,743	221,181	170,599	250,169	276,205	286,843
Total assets	$320,763	$303,280	$295,936	$245,561	$178,257	$262,888	$290,578	$310,079

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	3,013	1,188	1,545	1,463	1,420	-	5,671	1,219
Tenant deposits	2,595	-	3,790	3,890	1,350	1,795	4,190	-
Due to related parties	2,077	7,165	6,063	3,339	3,916	8,158	5,044	6,972
Total current liabilities	7,685	8,353	11,398	8,692	6,686	9,953	14,905	8,191
Operational notes, related party	-	-	-	-	6,000	-	-	-
Total liabilities	7,685	8,353	11,398	8,692	12,686	9,953	14,905	8,191
Members’ equity
Members’ capital	320,874	305,940	298,278	231,163	189,806	264,964	292,341	293,800
Retained earnings (accumulated deficit)	(7,796)	(11,012)	(13,740)	5,706	(24,235)	(12,029)	(16,667)	8,088
Total members’ equity	313,078	294,928	284,538	236,869	165,571	252,935	275,673	301,888
Total liabilities and members’ equity	$320,763	$303,280	$295,936	$245,561	$178,257	$262,888	$290,578	$310,079

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
ASSETS
Current assets:
Cash	$20,693	$9,210	$7,383	$7,499	$9,768	$5,912	$22,179	$21,592
Prepaid expenses	-	-	196	952	101	769	-	102
Due from (to) third party property manager	4,836	4,005	3,677	579	3,774	1,799	6,495	4,065
Total current assets	25,528	13,214	11,257	9,031	13,643	8,480	28,674	25,759
Property and equipment, net	341,673	277,980	197,882	238,204	280,688	194,134	315,510	285,064
Total assets	$367,201	$291,195	$209,139	$247,235	$294,331	$202,614	$344,183	$310,823

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	2,882	2,905	1,272	643	1,145	1,236	4,558	1,226
Tenant deposits	2,745	2,145	1,695	1,795	2,345	-	4,390	2,145
Due to related parties	2,225	4,179	4,830	9,600	7,953	5,228	2,847	6,854
Total current liabilities	7,852	9,229	7,797	12,038	11,443	6,464	11,795	10,225
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	7,852	9,229	7,797	12,038	11,443	6,464	11,795	10,225
Members’ equity
Members’ capital	367,815	281,192	195,048	249,301	293,967	190,606	344,325	299,871
Retained earnings (accumulated deficit)	(8,465)	774	6,293	(14,105)	(11,080)	5,545	(11,937)	727
Total members’ equity	359,350	281,965	201,342	235,197	282,888	196,151	332,388	300,598
Total liabilities and members’ equity	$367,201	$291,195	$209,139	$247,235	$294,331	$202,614	$344,183	$310,823

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
ASSETS
Current assets:
Cash	$5,814	$9,087	$5,048	$7,649	$3,475	$11,278	$5,478	$14,600
Prepaid expenses	257	95	607	258	184	673	79	-
Due from (to) third party property manager	3,956	3,954	3,795	4,153	2,840	4,291	3,313	4,034
Total current assets	10,027	13,136	9,450	12,060	6,499	16,243	8,870	18,635
Property and equipment, net	262,054	264,826	233,169	244,088	281,795	300,764	220,330	291,094
Total assets	$272,080	$277,962	$242,619	$256,148	$288,294	$317,006	$229,201	$309,728

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	1,248	5,833	1,210	1,173	-	2,315	871	2,966
Tenant deposits	1,795	2,095	2,393	1,795	1,750	2,395	1,745	2,095
Due to related parties	6,347	9,508	7,730	7,555	4,092	5,748	8,956	3,807
Total current liabilities	9,390	17,436	11,333	10,523	5,842	10,459	11,572	8,869
Operational notes, related party	-	-	5,500	-	10,100	-	-	-
Total liabilities	9,390	17,436	16,833	10,523	15,942	10,459	11,572	8,869
Members’ equity
Members’ capital	265,417	270,042	249,527	245,133	318,935	301,917	234,911	300,584
Retained earnings (accumulated deficit)	(2,726)	(9,516)	(23,741)	493	(46,583)	4,631	(17,282)	275
Total members’ equity	262,691	260,527	225,786	245,625	272,352	306,548	217,629	300,860
Total liabilities and members’ equity	$272,080	$277,962	$242,619	$256,148	$288,294	$317,006	$229,201	$309,728

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
ASSETS
Current assets:
Cash	$8,053	$8,211	$11,100	$5,986	$6,809	$15,231	$14,445	$11,415
Prepaid expenses	161	384	0.01	261	138	-	-	176
Due from (to) third party property manager	-	5,618	-	3,608	2,953	4,221	1,213	3,816
Total current assets	8,214	14,214	11,100	9,856	9,900	19,452	15,658	15,407
Property and equipment, net	255,950	286,605	272,436	235,505	190,635	265,838	276,045	239,410
Total assets	$264,164	$300,818	$283,536	$245,360	$200,535	$285,290	$291,702	$254,817

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	3,455	3,413	4,835	1,156	1,343	5,221	1,164	793
Tenant deposits	-	2,995	-	1,795	1,475	2,245	1,750	1,895
Due to related parties	4,158	6,789	3,870	9,141	5,808	3,529	6,682	3,675
Total current liabilities	7,613	13,197	8,704	12,092	8,626	10,995	9,596	6,363
Operational notes, related party	-	11,800	8,900	-	19,400	-	-	-
Total liabilities	7,613	24,997	17,604	12,092	28,026	10,995	9,596	6,363
Members’ equity
Members’ capital	272,759	313,479	299,220	242,587	197,650	265,918	295,426	247,997
Retained earnings (accumulated deficit)	(16,208)	(37,658)	(33,288)	(9,319)	(25,140)	8,377	(13,319)	458
Total members’ equity	256,551	275,821	265,931	233,268	172,509	274,295	282,106	248,454
Total liabilities and members’ equity	$264,164	$300,818	$283,536	$245,360	$200,535	$285,290	$291,702	$254,817

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
ASSETS
Current assets:
Cash	$8,750	$10,196	$7,279	$15,198	$7,071	$7,384	$17,840	$11,384
Prepaid expenses	-	635	93	-	882	257	-	-
Due from (to) third party property manager	4,146	4,767	2,276	4,963	2,906	-	5,076	-
Total current assets	12,896	15,598	9,647	20,161	10,859	7,641	22,916	11,384
Property and equipment, net	230,117	239,812	255,442	369,255	172,908	219,271	341,048	346,109
Total assets	$243,014	$255,410	$265,089	$389,416	$183,768	$226,912	$363,964	$357,493

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	843	3,024	1,425	4,683	1,303	2,473	1,188	5,192
Tenant deposits	2,295	2,595	2,045	2,495	1,495	1,745	3,990	-
Due to related parties	7,864	4,304	8,215	4,922	5,814	4,024	7,349	7,627
Total current liabilities	11,002	9,923	11,685	12,100	8,611	8,241	12,526	12,820
Operational notes, related party	-	-	-	-	5,700	-	-	-
Total liabilities	11,002	9,923	11,685	12,100	14,311	8,241	12,526	12,820
Members’ equity
Members’ capital	237,625	241,930	262,857	373,041	178,703	229,061	364,251	368,517
Retained earnings (accumulated deficit)	(5,614)	3,558	(9,453)	4,274	(9,247)	(10,391)	(12,813)	(23,843)
Total members’ equity	232,011	245,488	253,404	377,315	169,456	218,670	351,438	344,673
Total liabilities and members’ equity	$243,014	$255,410	$265,089	$389,416	$183,768	$226,912	$363,964	$357,493

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
ASSETS
Current assets:
Cash	$13,100	$8,110	$7,168	$20,851	$11,359	$10,723	$17,601	$10,760
Prepaid expenses	84	1,320	110	-	-	1,100	-	-
Due from (to) third party property manager	3,072	4,907	2,980	4,427	1,634	5,432	4,725	4,543
Total current assets	16,257	14,337	10,258	25,278	12,993	17,254	22,326	15,303
Property and equipment, net	236,021	294,500	164,508	316,802	331,495	325,393	321,514	308,736
Total assets	$252,277	$308,836	$174,766	$342,081	$344,488	$342,647	$343,840	$324,040

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	874	3,487	1,322	4,901	3,579	-	2,848	3,326
Tenant deposits	1,750	3,293	1,600	2,645	2,245	2,995	2,395	2,695
Due to related parties	6,889	7,903	5,498	3,069	4,540	2,302	3,478	4,427
Total current liabilities	9,514	14,682	8,420	10,615	10,364	5,297	8,721	10,448
Operational notes, related party	-	4,700	-	-	-	-	-	-
Total liabilities	9,514	19,382	8,420	10,615	10,364	5,297	8,721	10,448
Members’ equity
Members’ capital	245,285	309,002	168,685	332,204	338,004	347,200	339,661	314,875
Retained earnings (accumulated deficit)	(2,521)	(19,548)	(2,339)	(739)	(3,880)	(9,850)	(4,542)	(1,284)
Total members’ equity	242,764	289,454	166,346	331,466	334,124	337,350	335,118	313,591
Total liabilities and members’ equity	$252,277	$308,836	$174,766	$342,081	$344,488	$342,647	$343,840	$324,040

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
ASSETS
Current assets:
Cash	$7,694	$5,603	$8,921	$8,321	$8,254	$10,438	$6,595	$3,298
Prepaid expenses	86	260	-	87	94	123	-	181
Due from (to) third party property manager	4,290	6,310	4,099	3,942	4,868	2,907	4,149	3,856
Total current assets	12,071	12,174	13,020	12,351	13,216	13,467	10,744	7,336
Property and equipment, net	248,115	271,416	292,217	242,175	260,834	195,079	170,599	253,152
Total assets	$260,186	$283,590	$305,237	$254,525	$274,050	$208,546	$181,342	$260,488

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	5,240	578	3,026	6,046	5,754	1,227	1,383	1,089
Tenant deposits	2,395	3,990	2,345	2,395	2,695	1,495	2,690	1,850
Due to related parties	5,377	6,669	4,125	3,614	7,417	4,562	2,429	6,089
Total current liabilities	13,011	11,237	9,496	12,055	15,866	7,284	6,501	9,029
Operational notes, related party	8,000	24,300	-	-	-	-	-	-
Total liabilities	21,011	35,537	9,496	12,055	15,866	7,284	6,501	9,029
Members’ equity
Members’ capital	252,617	288,794	291,983	258,837	272,658	202,315	178,926	264,319
Retained earnings (accumulated deficit)	(13,442)	(40,740)	3,757	(16,367)	(14,474)	(1,052)	(4,085)	(12,860)
Total members’ equity	239,175	248,053	295,741	242,471	258,184	201,263	174,841	251,459
Total liabilities and members’ equity	$260,186	$283,590	$305,237	$254,525	$274,050	$208,546	$181,342	$260,488

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
ASSETS
Current assets:
Cash	$13,131	$24,756	$8,198	$14,424	$9,949	$14,331	$704	$10,154
Prepaid expenses	-	-	129	-	-	0	2,688	-
Due from (to) third party property manager	3,695	7,780	4,029	3,587	3,590	4,543	-	4,970
Total current assets	16,826	32,536	12,357	18,011	13,539	18,873	3,391	15,125
Property and equipment, net	287,835	336,547	200,437	268,450	248,360	292,018	190,941	321,615
Total assets	$304,661	$369,082	$212,794	$286,460	$261,900	$310,891	$194,332	$336,739

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	4,368	1,302	1,289	5,751	1,516	3,258	6,727	3,622
Tenant deposits	1,995	5,190	2,468	1,895	1,650	2,445	-	2,795
Due to related parties	1,912	8,175	5,836	3,619	3,354	3,028	6,784	4,264
Total current liabilities	8,275	14,667	9,593	11,265	6,520	8,731	13,511	10,682
Operational notes, related party	-	-	10,700	-	-	-	-	-
Total liabilities	8,275	14,667	20,293	11,265	6,520	8,731	13,511	10,682
Members’ equity
Members’ capital	318,286	358,043	211,003	281,694	277,020	309,394	201,484	322,951
Retained earnings (accumulated deficit)	(21,901)	(3,628)	(18,502)	(6,499)	(21,640)	(7,233)	(20,662)	3,107
Total members’ equity	296,385	354,415	192,501	275,195	255,380	302,160	180,821	326,058
Total liabilities and members’ equity	$304,661	$369,082	$212,794	$286,460	$261,900	$310,891	$194,332	$336,739

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
ASSETS
Current assets:
Cash	$17,167	$13,273	$21,033	$2,270	$7,747	$11,023	$10,698	$4,342
Prepaid expenses	110	-	110	134	-	-	-	98
Due from (to) third party property manager	4,053	4,245	-	-	3,397	4,086	4,616	-
Total current assets	21,330	17,518	21,143	2,404	11,144	15,109	15,314	4,440
Property and equipment, net	310,866	264,391	310,866	204,378	234,750	275,368	303,936	274,950
Total assets	$332,197	$281,909	$332,009	$206,782	$245,893	$290,477	$319,250	$279,390

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	1,176	3,041	1,415	2,514	3,701	2,250	2,061	1,334
Tenant deposits	2,095	2,145	-	1,495	1,745	1,995	2,345	-
Due to related parties	7,409	2,855	7,529	5,033	1,520	3,643	4,348	3,888
Total current liabilities	10,680	8,041	8,944	9,041	6,966	7,888	8,754	5,222
Operational notes, related party	-	-	-	-	-	-	-	6,000
Total liabilities	10,680	8,041	8,944	9,041	6,966	7,888	8,754	11,222
Members’ equity
Members’ capital	330,804	279,385	330,070	211,719	260,529	285,353	312,559	301,786
Retained earnings (accumulated deficit)	(9,287)	(5,516)	(7,005)	(13,978)	(21,601)	(2,764)	(2,064)	(33,618)
Total members’ equity	321,517	273,869	323,065	197,741	238,927	282,589	310,495	268,168
Total liabilities and members’ equity	$332,197	$281,909	$332,009	$206,782	$245,893	$290,477	$319,250	$279,390

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
ASSETS
Current assets:
Cash	$15,280	$26,868	$18,303	$11,946	$26,098	$18,665	$7,284	$631
Prepaid expenses	1,280	-	-	-	-	-	181	64
Due from (to) third party property manager	5,222	5,100	5,031	2,895	5,173	4,536	3,213	444
Total current assets	21,781	31,969	23,333	14,841	31,271	23,201	10,677	1,139
Property and equipment, net	314,574	313,956	317,692	170,599	282,423	287,404	216,331	163,473
Total assets	$336,354	$345,925	$341,026	$185,439	$313,695	$310,605	$227,009	$164,612

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	-	4,774	3,103	3,289	1,167	1,128	3,790	1,321
Tenant deposits	2,495	2,595	2,545	1,395	3,243	2,695	2,045	1,445
Due to related parties	4,795	2,544	4,241	2,438	2,806	2,531	4,123	5,967
Total current liabilities	7,290	9,914	9,889	7,121	7,216	6,354	9,958	8,733
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	7,290	9,914	9,889	7,121	7,216	6,354	9,958	8,733
Members’ equity
Members’ capital	321,449	336,500	322,030	176,353	314,644	308,043	212,200	178,732
Retained earnings (accumulated deficit)	7,616	(489)	9,107	1,965	(8,165)	(3,793)	4,851	(22,852)
Total members’ equity	329,065	336,011	331,137	178,318	306,479	304,250	217,050	155,880
Total liabilities and members’ equity	$336,354	$345,925	$341,026	$185,439	$313,695	$310,605	$227,009	$164,612

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
ASSETS
Current assets:
Cash	$13,075	$7,409	$8,065	$5,351	$8,009	$16,773	$6,993	$10,942
Prepaid expenses	-	149	110	203	-	89	-	110
Due from (to) third party property manager	5,047	3,364	4,562	3,614	3,980	4,439	4,781	2,899
Total current assets	18,122	10,922	12,737	9,169	11,989	21,301	11,774	13,951
Property and equipment, net	378,344	226,467	305,092	205,013	237,836	243,975	337,528	164,508
Total assets	$396,466	$237,389	$317,828	$214,182	$249,825	$265,276	$349,302	$178,459

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	1,318	910	618	1,300	1,430	5,049	2,365	1,322
Tenant deposits	2,995	1,795	2,295	1,695	2,250	2,495	2,695	1,600
Due to related parties	2,418	7,049	4,521	7,791	5,986	3,710	4,479	2,901
Total current liabilities	6,731	9,754	7,435	10,786	9,666	11,254	9,539	5,823
Operational notes, related party	-	-	5,500	-	-	-	-	-
Total liabilities	6,731	9,754	12,935	10,786	9,666	11,254	9,539	5,823
Members’ equity
Members’ capital	414,428	227,477	329,270	207,558	269,956	247,401	347,110	171,913
Retained earnings (accumulated deficit)	(24,692)	157	(24,376)	(4,162)	(29,797)	6,621	(7,348)	724
Total members’ equity	389,735	227,635	304,894	203,397	240,159	254,022	339,763	172,636
Total liabilities and members’ equity	$396,466	$237,389	$317,828	$214,182	$249,825	$265,276	$349,302	$178,459

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
ASSETS
Current assets:
Cash	$7,364	$16,527	$6,845	$5,923	$3,710	$7,666	$18,563	$12,979	$1,054,521
Prepaid expenses	158	129	174	84	234	86	-	60	19,459
Due from (to) third party property manager	3,904	57	688	1,094	3,114	4,086	3,061	-	334,841
Total current assets	11,425	16,713	7,707	7,101	7,058	11,839	21,624	13,040	1,408,820
Property and equipment, net	238,563	194,770	269,239	153,685	238,285	237,228	295,149	160,247	25,012,345
Total assets	$249,989	$211,483	$276,945	$160,786	$245,343	$249,067	$316,774	$173,286	$26,421,165

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	1,982	1,236	1,215	1,284	1,283	1,135	1,352	6,037	$226,926
Tenant deposits	2,145	-	1,850	1,295	1,595	2,395	1,745	1,275	198,055
Due to related parties	8,068	5,050	3,939	5,280	9,100	7,413	5,999	3,690	502,389
Total current liabilities	12,195	6,285	7,004	7,860	11,977	10,943	9,096	11,002	927,370
Operational notes, related party	-	-	-	-	-	5,800	-	-	132,400
Total liabilities	12,195	6,285	7,004	7,860	11,977	16,743	9,096	11,002	1,059,770
Members’ equity
Members’ capital	246,794	192,821	279,866	160,193	249,152	247,769	316,503	159,440	26,231,825
Retained earnings (accumulated deficit)	(9,000)	12,376	(9,925)	(7,266)	(15,786)	(15,444)	(8,825)	2,844	(870,430)
Total members’ equity	237,794	205,198	269,941	152,927	233,366	232,325	307,677	162,284	25,361,395
Total liabilities and members’ equity	$249,989	$211,483	$276,945	$160,786	$245,343	$249,067	$316,774	$173,286	$26,421,165

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
ASSETS
Current assets:
Cash	$-	$12,203	$7,204	$23,313	$2,277	$3,249	$9,313	$24,025
Prepaid expenses	-	499	551	438	277	633	1,623	465
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	548	4,379	5,453	2,770	2,766	3,778	3,173	1,925
Total current assets	548	17,082	13,209	26,522	5,320	7,660	14,110	26,415
Property and equipment, net	306,829	299,395	289,989	227,671	175,531	257,527	285,361	295,259
Total assets	$307,377	$316,476	$303,197	$254,193	$180,851	$265,187	$299,471	$321,674

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	4,871	3,092	2,964	3,796	2,375	2,399	8,074	3,518
Tenant deposits	2,345	2,395	3,790	1,595	1,395	1,795	4,190	-
Bridge financing, related party	288,000	-	-	-	-	-	-	-
Due to related party	20,263	2,341	2,437	1,893	6,278	4,610	1,505	2,453
Total current liabilities	315,479	7,828	9,191	7,284	10,048	8,804	13,770	5,971
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	315,479	7,828	9,191	7,284	10,048	8,804	13,770	5,971
Members’ equity (deficit)
Members’ capital	3,000	321,862	312,136	243,635	195,041	276,262	304,467	311,399
Retained earnings (accumulated deficit)	(11,102)	(13,214)	(18,129)	3,274	(24,237)	(19,879)	(18,766)	4,304
Total members’ equity (deficit)	(8,102)	308,648	294,006	246,908	170,803	256,383	285,701	315,703
Total liabilities and members’ equity	$307,377	$316,476	$303,197	$254,193	$180,851	$265,187	$299,471	$321,674

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
ASSETS
Current assets:
Cash	$-	$11,429	$7,455	$3,024	$19,029	$5,720	$-	$22,583
Prepaid expenses	-	450	507	1,892	541	1,116	-	458
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	-	4,206	3,192	3,586	4,258	2,016	-	3,929
Total current assets	-	16,085	11,154	8,503	23,828	8,851	-	26,970
Property and equipment, net	351,287	286,038	203,702	245,210	288,903	199,858	324,350	293,425
Total assets	$351,287	$302,123	$214,856	$253,713	$312,731	$208,709	$324,350	$320,395

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	4,831	5,100	3,050	2,432	2,938	2,808	5,161	3,288
Tenant deposits	-	2,145	1,695	1,795	2,345	-	-	2,145
Bridge financing, related party	328,683	-	-	-	-	-	308,000	-
Due to related party	25,894	2,425	1,666	2,796	2,449	2,159	16,646	2,285
Total current liabilities	359,409	9,670	6,410	7,023	7,732	4,967	329,807	7,718
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	359,409	9,670	6,410	7,023	7,732	4,967	329,807	7,718
Members’ equity (deficit)
Members’ capital	-	298,518	208,908	259,416	305,649	203,219	-	316,782
Retained earnings (accumulated deficit)	(8,122)	(6,065)	(463)	(12,727)	(650)	524	(5,457)	(4,105)
Total members’ equity (deficit)	(8,122)	292,453	208,445	246,690	304,999	203,742	(5,457)	312,677
Total liabilities and members’ equity	$351,287	$302,123	$214,856	$253,713	$312,731	$208,709	$324,350	$320,395

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
ASSETS
Current assets:
Cash	$6,608	$8,432	$1,152	$5,838	$11,778	$12,661	$-	$24,688
Prepaid expenses	591	1,347	1,013	667	1,772	1,185	790	414
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	3,849	4,300	1,370	4,258	3,624	2,355	2,097	558
Total current assets	11,047	14,079	3,535	10,764	17,174	16,200	2,887	25,660
Property and equipment, net	269,761	273,609	240,044	253,710	290,043	309,705	226,795	295,285
Total assets	$280,808	$287,689	$243,580	$264,474	$307,216	$325,905	$229,682	$320,945

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	2,668	8,257	1,533	2,720	2,251	3,821	2,780	4,542
Tenant deposits	1,795	2,095	2,393	1,795	1,795	2,395	1,745	2,095
Bridge financing, related party	-	-	-	-	-	-	-	-
Due to related party	4,262	2,300	1,969	2,525	2,322	3,595	2,138	1,694
Total current liabilities	8,725	12,652	5,895	7,039	6,368	9,811	6,663	8,330
Operational notes, related party	-	-	5,500	-	-	-	-	-
Total liabilities	8,725	12,652	11,395	7,039	6,368	9,811	6,663	8,330
Members’ equity (deficit)
Members’ capital	278,625	282,322	256,781	259,274	322,402	319,764	243,056	315,642
Retained earnings (accumulated deficit)	(6,542)	(7,286)	(24,596)	(1,840)	(21,554)	(3,670)	(20,037)	(3,027)
Total members’ equity (deficit)	272,083	275,037	232,185	257,434	300,848	316,094	223,019	312,615
Total liabilities and members’ equity	$280,808	$287,689	$243,580	$264,474	$307,216	$325,905	$229,682	$320,945

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
ASSETS
Current assets:
Cash	$14,543	$6,894	$4,683	$3,176	$3,281	$19,302	$18,053	$14,335
Prepaid expenses	501	944	482	687	483	376	418	552
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	4,390	5,553	2,092	3,878	2,378	4,154	5,781	3,815
Total current assets	19,434	13,391	7,257	7,741	6,142	23,833	24,252	18,702
Property and equipment, net	263,670	295,055	280,333	243,748	198,929	273,512	284,027	246,434
Total assets	$283,104	$308,446	$287,590	$251,488	$205,071	$297,345	$308,279	$265,137

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	4,368	4,984	2,001	2,506	2,463	4,901	3,437	2,949
Tenant deposits	2,495	2,995	2,445	2,195	1,475	2,245	3,990	1,895
Bridge financing, related party	-	-	-	-	-	-	-	-
Due to related party	2,616	3,480	2,467	4,744	2,320	1,851	100	2,076
Total current liabilities	9,479	11,459	6,913	9,445	6,259	8,997	7,527	6,920
Operational notes, related party	-	16,800	-	-	13,000	-	-	-
Total liabilities	9,479	28,259	6,913	9,445	19,259	8,997	7,527	6,920
Members’ equity (deficit)
Members’ capital	281,147	326,259	302,667	249,907	204,516	286,202	305,441	264,497
Retained earnings (accumulated deficit)	(7,522)	(46,071)	(21,990)	(7,864)	(18,704)	2,146	(4,690)	(6,280)
Total members’ equity (deficit)	273,626	280,188	280,678	242,043	185,812	288,348	300,751	258,217
Total liabilities and members’ equity	$283,104	$308,446	$287,590	$251,488	$205,071	$297,345	$308,279	$265,137

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
ASSETS
Current assets:
Cash	$10,753	$13,581	$7,665	$18,728	$2,123	$6,658	$18,262	$16,561
Prepaid expenses	738	1,038	570	406	1,197	642	394	394
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	3,511	4,184	4,837	5,009	2,910	1,885	3,814	3,920
Total current assets	15,002	18,803	13,071	24,143	6,230	9,185	22,471	20,875
Property and equipment, net	236,852	246,865	263,896	379,906	178,006	225,720	350,910	350,910
Total assets	$251,854	$265,668	$276,967	$404,049	$184,236	$234,905	$373,380	$371,785

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	2,647	5,338	3,565	6,713	2,388	1,518	1,280	2,928
Tenant deposits	1,795	2,095	2,045	2,495	1,495	1,745	-	1,995
Bridge financing, related party	-	-	-	-	-	-	-	-
Due to related party	2,129	2,581	6,373	2,584	7,690	2,501	2,559	2,339
Total current liabilities	6,572	10,014	11,982	11,792	11,573	5,764	3,840	7,262
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	6,572	10,014	11,982	11,792	11,573	5,764	3,840	7,262
Members’ equity (deficit)
Members’ capital	246,803	255,098	275,072	393,337	187,557	240,619	377,092	378,190
Retained earnings (accumulated deficit)	(1,521)	556	(10,087)	(1,080)	(14,893)	(11,477)	(7,552)	(13,668)
Total members’ equity (deficit)	245,282	255,655	264,985	392,257	172,663	229,141	369,541	364,523
Total liabilities and members’ equity	$251,854	$265,668	$276,967	$404,049	$184,236	$234,905	$373,380	$371,785

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
ASSETS
Current assets:
Cash	$15,946	$6,549	$12,837	$23,239	$16,296	$-	$24,838	$14,604
Prepaid expenses	791	1,784	385	-	539	-	482	506
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	3,503	4,808	2,743	4,864	2,913	869	4,708	4,856
Total current assets	20,240	13,141	15,965	28,103	19,748	869	30,028	19,966
Property and equipment, net	242,946	306,328	169,346	325,823	341,063	334,512	330,775	317,642
Total assets	$263,186	$319,468	$185,311	$353,926	$360,811	$335,380	$360,803	$337,608

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	3,168	4,584	3,102	5,609	6,396	5,524	5,854	5,282
Tenant deposits	2,095	3,293	1,395	2,645	2,295	2,995	2,295	2,695
Bridge financing, related party	-	-	-	-	-	318,000	-	-
Due to related party	2,138	11,685	1,846	971	2,308	18,665	1,427	2,485
Total current liabilities	7,402	19,561	6,343	9,224	10,999	345,185	9,576	10,462
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	7,402	19,561	6,343	9,224	10,999	345,185	9,576	10,462
Members’ equity (deficit)
Members’ capital	255,965	321,198	176,217	352,751	353,031	3,644	358,598	334,437
Retained earnings (accumulated deficit)	(181)	(21,291)	2,751	(8,050)	(3,219)	(13,448)	(7,371)	(7,291)
Total members’ equity (deficit)	255,784	299,907	178,968	344,701	349,812	(9,804)	351,227	327,146
Total liabilities and members’ equity	$263,186	$319,468	$185,311	$353,926	$360,811	$335,380	$360,803	$337,608

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
ASSETS
Current assets:
Cash	$4,897	$6,926	$20,051	$15,168	$10,353	$11,162	$10,940	$4,306
Prepaid expenses	1,186	674	415	1,379	1,464	477	277	674
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	4,319	6,186	4,388	1,662	4,507	3,921	4,156	3,602
Total current assets	10,402	13,786	24,854	18,209	16,324	15,560	15,373	8,581
Property and equipment, net	259,206	281,343	295,617	250,315	269,405	200,803	175,531	262,135
Total assets	$269,608	$295,129	$320,471	$268,524	$285,729	$216,363	$190,904	$270,716

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	6,111	2,379	4,945	7,547	8,153	3,100	3,166	3,127
Tenant deposits	2,395	3,990	2,345	-	2,445	2,195	2,690	1,850
Bridge financing, related party	-	-	-	-	-	-	-	-
Due to related party	1,913	3,000	2,307	2,100	1,519	1,544	1,335	2,146
Total current liabilities	10,420	9,369	9,598	9,647	12,118	6,839	7,192	7,123
Operational notes, related party	8,000	24,300	-	-	-	-	-	-
Total liabilities	18,420	33,669	9,598	9,647	12,118	6,839	7,192	7,123
Members’ equity (deficit)
Members’ capital	263,232	298,733	311,569	266,178	285,515	210,878	191,853	274,857
Retained earnings (accumulated deficit)	(12,043)	(37,273)	(696)	(7,301)	(11,903)	(1,354)	(8,141)	(11,264)
Total members’ equity (deficit)	251,189	261,460	310,873	258,877	273,612	209,524	183,713	263,593
Total liabilities and members’ equity	$269,608	$295,129	$320,471	$268,524	$285,729	$216,363	$190,904	$270,716

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
ASSETS
Current assets:
Cash	$-	$25,490	$4,362	$16,387	$19,278	$18,656	$4,155	$14,763
Prepaid expenses	-	-	489	376	390	439	1,520	539
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	-	5,493	3,557	4,005	2,002	4,273	1,545	4,926
Total current assets	-	30,983	8,408	20,768	21,671	23,367	7,220	20,228
Property and equipment, net	295,182	345,992	208,784	276,193	255,431	300,462	197,852	330,898
Total assets	$295,182	$376,975	$217,192	$296,961	$277,101	$323,829	$205,072	$351,127

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	7,777	1,884	2,263	6,945	2,928	4,847	2,654	6,424
Tenant deposits	-	5,190	2,468	1,895	2,543	2,445	1,645	2,795
Bridge financing, related party	284,000	-	-	-	-	-	-	-
Due to related party	9,429	1,539	2,264	1,855	1,479	1,136	3,743	2,246
Total current liabilities	301,205	8,612	6,995	10,695	6,950	8,428	8,042	11,465
Operational notes, related party	-	-	10,700	-	-	-	-	-
Total liabilities	301,205	8,612	17,695	10,695	6,950	8,428	8,042	11,465
Members’ equity (deficit)
Members’ capital	1,657	378,527	219,798	295,899	283,217	329,278	205,736	342,191
Retained earnings (accumulated deficit)	(7,680)	(10,164)	(20,300)	(9,633)	(13,066)	(13,877)	(8,706)	(2,529)
Total members’ equity (deficit)	(6,023)	368,363	199,498	286,266	270,152	315,401	197,030	339,662
Total liabilities and members’ equity	$295,182	$376,975	$217,192	$296,961	$277,101	$323,829	$205,072	$351,127

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
ASSETS
Current assets:
Cash	$20,002	$17,909	$22,874	$8,984	$-	$17,393	$14,030	$7,240
Prepaid expenses	516	414	516	454	-	414	415	552
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	3,920	4,008	5,168	4,386	-	4,663	4,329	4,253
Total current assets	24,438	22,331	28,557	13,824	-	22,469	18,774	12,046
Property and equipment, net	319,987	272,028	319,987	205,252	241,325	283,311	312,724	284,990
Total assets	$344,425	$294,359	$348,545	$219,076	$241,325	$305,781	$331,498	$297,036

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	3,322	5,516	3,438	3,688	6,735	4,777	4,750	2,887
Tenant deposits	1,995	2,145	3,143	2,693	-	3,093	2,345	1,995
Bridge financing, related party	-	-	-	-	229,000	-	-	-
Due to related party	2,467	1,119	2,485	2,384	21,709	1,899	2,433	2,243
Total current liabilities	7,784	8,780	9,065	8,764	257,445	9,769	9,529	7,125
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	7,784	8,780	9,065	8,764	257,445	9,769	9,529	7,125
Members’ equity (deficit)
Members’ capital	342,491	297,169	341,277	215,255	-	302,229	331,424	309,475
Retained earnings (accumulated deficit)	(5,849)	(11,590)	(1,798)	(4,943)	(16,120)	(6,217)	(9,455)	(19,564)
Total members’ equity (deficit)	336,641	285,579	339,479	210,312	(16,120)	296,012	321,970	289,911
Total liabilities and members’ equity	$344,425	$294,359	$348,545	$219,076	$241,325	$305,781	$331,498	$297,036

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
ASSETS
Current assets:
Cash	$22,621	$24,787	$23,357	$13,296	$23,488	$23,414	$14,858	$8,977
Prepaid expenses	636	-	527	277	418	-	531	340
Due from related parties	-	3,128	-	-	6,955	2	-	-
Due from (to) third party property manager	1,788	4,012	4,828	2,764	3,123	3,692	3,690	2,742
Total current assets	25,046	31,928	28,711	16,337	33,983	27,107	19,079	12,059
Property and equipment, net	323,781	322,775	326,857	175,531	290,451	295,518	222,762	168,270
Total assets	$348,826	$354,702	$355,568	$191,868	$324,434	$322,626	$241,841	$180,328

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	3,343	4,094	5,694	2,901	3,242	3,770	5,515	3,034
Tenant deposits	2,495	2,345	2,545	1,395	3,243	2,695	2,045	1,395
Bridge financing, related party	-	-	-	-	-	-	-	-
Due to related party	2,569	-	2,230	1,343	-	-	2,583	1,396
Total current liabilities	8,407	6,439	10,469	5,639	6,485	6,465	10,143	5,824
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	8,407	6,439	10,469	5,639	6,485	6,465	10,143	5,824
Members’ equity (deficit)
Members’ capital	341,678	356,490	344,040	189,071	332,900	324,515	226,607	186,239
Retained earnings (accumulated deficit)	(1,259)	(8,226)	1,059	(2,842)	(14,952)	(8,355)	5,091	(11,736)
Total members’ equity (deficit)	340,419	348,264	345,099	186,229	317,949	316,161	231,698	174,504
Total liabilities and members’ equity	$348,826	$354,702	$355,568	$191,868	$324,434	$322,626	$241,841	$180,328

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
ASSETS
Current assets:
Cash	$-	$6,370	$6,633	$9,480	$-	$19,226	$15,649	$14,142
Prepaid expenses	-	820	1,080	489	-	437	357	385
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	-	3,211	4,676	3,789	-	4,281	4,847	2,739
Total current assets	-	10,402	12,389	13,757	-	23,945	20,853	17,266
Property and equipment, net	390,088	233,128	314,043	211,043	244,500	251,134	347,252	169,346
Total assets	$390,088	$243,529	$326,432	$224,800	$244,500	$275,078	$368,104	$186,612

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	15,631	2,837	2,941	2,785	4,523	6,810	5,775	3,083
Tenant deposits	-	1,795	2,395	1,795	-	2,495	2,695	1,395
Bridge financing, related party	362,000	-	-	-	232,000	-	-	-
Due to related party	22,769	2,223	4,607	3,000	12,804	2,010	2,349	1,846
Total current liabilities	400,400	6,855	9,943	7,580	249,328	11,315	10,819	6,324
Operational notes, related party	-	-	-	-	-	-	-	-
Total liabilities	400,400	6,855	9,943	7,580	249,328	11,315	10,819	6,324
Members’ equity (deficit)
Members’ capital	-	240,554	339,118	214,538	-	264,995	367,071	179,562
Retained earnings (accumulated deficit)	(10,312)	(3,880)	(22,629)	2,682	(4,828)	(1,232)	(9,786)	726
Total members’ equity (deficit)	(10,312)	236,674	316,489	217,221	(4,828)	263,763	357,285	180,288
Total liabilities and members’ equity	$390,088	$243,529	$326,432	$224,800	$244,500	$275,078	$368,104	$186,612

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
ASSETS
Current assets:
Cash	$6,388	$14,689	$20,047	$4,751	$4,408	$4,051	$22,986	$15,987	$1,129,818
Prepaid expenses	502	476	542	382	535	570	461	362	55,245
Due from related parties	-	-	-	-	-	-	-	-	10,085
Due from (to) third party property manager	565	3,232	5,790	2,163	3,172	4,838	344	2,462	321,782
Total current assets	7,455	18,397	26,379	7,296	8,115	9,459	23,792	18,811	1,516,931
Property and equipment, net	245,580	200,499	277,119	159,538	245,293	245,276	303,663	157,597	25,742,294
Total assets	$253,035	$218,895	$303,498	$166,834	$253,408	$254,735	$327,455	$176,408	$27,259,224

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	5,070	2,970	3,131	2,651	1,518	2,622	1,750	2,742	$390,569
Tenant deposits	2,145	1,649	3,543	1,295	1,695	2,645	-	1,275	196,117
Bridge financing, related party	-	-	-	-	-	-	-	-	2,349,683
Due to related party	2,601	2,047	2,228	1,751	4,436	8,331	1,868	1,205	371,332
Total current liabilities	9,816	6,666	8,901	5,696	7,649	13,598	3,618	5,222	3,307,700
Operational notes, related party	-	-	-	-	-	-	-	-	78,300
Total liabilities	9,816	6,666	8,901	5,696	7,649	13,598	3,618	5,222	3,386,000
Members’ equity (deficit)
Members’ capital	257,282	207,393	289,712	169,469	254,853	257,851	328,032	171,337	24,710,152
Retained earnings (accumulated deficit)	(14,063)	4,837	4,885	(8,331)	(9,095)	(16,713)	(4,194)	(151)	(836,928)
Total members’ equity (deficit)	243,218	212,230	294,597	161,138	245,758	241,137	323,837	171,186	23,873,224
Total liabilities and members’ equity	$253,035	$218,895	$303,498	$166,834	$253,408	$254,735	$327,455	$176,408	$27,259,224

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
Rental income	$25,690	$23,820	$24,940	$19,492	$13,815	$24,860	$25,620	$24,360

Operating expenses:
Depreciation	8,394	8,514	8,246	6,489	4,933	7,358	9,155	8,416
Insurance	1,183	1,008	1,144	910	1,086	1,016	3,820	926
Management fees	909	1,160	981	1,015	989	1,447	886	1,061
Management fees, related party	3,039	2,926	2,955	2,141	1,447	2,293	2,950	2,940
Repairs & maintenance	695	3,000	1,174	1,182	932	880	390	2,105
Property taxes	1,933	3,202	4,026	2,552	1,363	3,033	5,814	3,315
Other operating expenses	5,691	1,809	2,024	2,770	2,674	984	508	1,813
Total operating expenses	21,844	21,618	20,551	17,060	13,424	17,010	23,522	20,576

Income (loss) from operations	3,846	2,202	4,389	2,432	391	7,850	2,098	3,784

Other expense (income)
Interest expense	540	-	-	-	389	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	540	-	-	-	389	-	-	-

Net income (loss)	$3,306	$2,202	$4,389	$2,432	$2	$7,850	$2,098	$3,784

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
Rental income	$27,720	$26,490	$20,927	$21,960	$21,236	$18,960	$22,448	$23,460

Operating expenses:
Depreciation	9,614	8,057	5,820	7,006	8,215	5,724	8,840	8,361
Insurance	1,444	1,143	795	2,366	1,139	899	1,189	910
Management fees	891	881	1,250	1,193	1,757	1,131	872	898
Management fees, related party	3,290	3,036	1,694	2,447	2,863	1,633	2,831	2,867
Repairs & maintenance	50	-	350	3,527	9,273	427	672	583
Property taxes	3,460	3,566	1,824	3,894	4,668	1,628	3,618	3,229
Other operating expenses	7,055	2,968	2,437	2,906	3,749	2,495	7,826	1,780
Total operating expenses	25,804	19,651	14,171	23,338	31,665	13,938	25,847	18,628

Income (loss) from operations	1,917	6,839	6,756	(1,378)	(10,430)	5,022	(3,399)	4,832

Other expense (income)
Interest expense	2,260	-	-	-	-	-	3,080	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	2,260	-	-	-	-	-	3,080	-

Net income (loss)	$(344)	$6,839	$6,756	$(1,378)	$(10,430)	$5,022	$(6,479)	$4,832

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
Rental income	$22,963	$25,465	$19,140	$22,464	$12,358	$28,740	$18,240	$25,140

Operating expenses:
Depreciation	7,707	8,784	6,875	9,622	8,248	8,941	6,464	9,331
Insurance	854	3,146	1,048	1,055	4,653	1,296	1,794	1,300
Management fees	1,371	2,572	1,103	1,346	744	875	840	1,445
Management fees, related party	2,149	2,877	2,261	1,981	2,152	3,402	2,026	2,977
Repairs & maintenance	897	16,878	2,679	-	11,737	-	-	988
Property taxes	3,855	5,705	1,442	3,271	4,933	2,484	2,463	2,513
Other operating expenses	2,314	2,496	2,464	2,857	4,912	3,441	1,898	3,284
Total operating expenses	19,147	42,457	17,872	20,132	37,379	20,439	15,485	21,837

Income (loss) from operations	3,816	(16,992)	1,268	2,332	(25,020)	8,301	2,755	3,303

Other expense (income)
Interest expense	-	-	413	-	9	-	-	-
Insurance claim proceeds	-	(14,762)	-	-	-	-	-	-
Total other income (expense)	-	(14,762)	413	-	9	-	-	-

Net income (loss)	$3,816	$(2,230)	$855	$2,332	$(25,030)	$8,301	$2,755	$3,303

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
Rental income	$12,270	$30,540	$18,883	$18,997	$18,300	$24,660	$13,767	$25,346

Operating expenses:
Depreciation	7,720	8,450	7,897	8,243	8,294	7,674	7,982	7,024
Insurance	870	1,419	1,224	1,097	894	959	1,342	959
Management fees	979	859	1,352	1,196	1,743	871	990	939
Management fees, related party	2,092	3,463	2,741	2,244	1,782	2,801	2,328	2,718
Repairs & maintenance	3,230	190	7,809	2,167	8,881	-	2,010	370
Property taxes	3,369	4,705	3,053	2,946	2,195	3,901	3,807	3,612
Other operating expenses	2,696	1,866	5,986	2,558	2,148	2,223	3,938	2,986
Total operating expenses	20,956	20,952	30,062	20,452	25,937	18,429	22,396	18,608

Income (loss) from operations	(8,686)	9,588	(11,180)	(1,455)	(7,637)	6,231	(8,630)	6,737

Other expense (income)
Interest expense	-	1,175	119	-	1,034	-	-	-
Insurance claim proceeds	-	-	-	-	(2,234)	-	-	-
Total other income (expense)	-	1,175	119	-	(1,200)	-	-	-

Net income (loss)	$(8,686)	$8,413	$(11,298)	$(1,455)	$(6,436)	$6,231	$(8,630)	$6,737

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
Rental income	$18,459	$22,251	$24,490	$30,340	$17,940	$24,088	$18,502	$19,950

Operating expenses:
Depreciation	6,735	7,053	8,454	10,652	5,098	6,449	9,862	10,874
Insurance	1,862	1,026	1,212	1,209	821	983	1,243	1,243
Management fees	1,122	1,127	1,179	981	905	1,468	966	1,799
Management fees, related party	2,237	2,446	2,739	3,912	1,705	1,693	2,966	3,187
Repairs & maintenance	3,651	1,737	3,377	1,410	650	5,450	2,655	4,915
Property taxes	4,290	3,217	3,886	4,489	915	3,928	3,051	3,776
Other operating expenses	2,656	2,643	3,010	2,333	1,803	3,030	3,020	4,333
Total operating expenses	22,553	19,249	23,856	24,986	11,898	23,001	23,763	30,126

Income (loss) from operations	(4,093)	3,002	634	5,354	6,042	1,086	(5,261)	(10,176)

Other expense (income)
Interest expense	-	-	-	-	395	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	395	-	-	-

Net income (loss)	$(4,093)	$3,002	$634	$5,354	$5,646	$1,086	$(5,261)	$(10,176)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
Rental income	$18,219	$26,340	$14,655	$29,040	$21,854	$30,540	$26,304	$26,840

Operating expenses:
Depreciation	6,925	11,828	4,839	9,021	9,569	9,119	9,261	8,906
Insurance	1,786	1,178	705	1,174	1,365	1,592	1,224	1,639
Management fees	1,089	902	1,367	947	1,390	1,219	1,330	871
Management fees, related party	2,190	3,117	1,494	3,440	3,199	3,588	3,301	3,249
Repairs & maintenance	2,666	511	6,374	655	837	3,998	3,047	100
Property taxes	2,680	4,746	1,368	3,481	2,963	2,121	3,052	3,069
Other operating expenses	3,223	1,829	3,598	3,011	3,192	4,643	2,260	2,998
Total operating expenses	20,558	24,110	19,745	21,729	22,515	26,280	23,475	20,832

Income (loss) from operations	(2,340)	2,230	(5,090)	7,311	(661)	4,260	2,829	6,008

Other expense (income)
Interest expense	-	487	-	-	-	663	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	487	-	-	-	663	-	-

Net income (loss)	$(2,340)	$1,743	$(5,090)	$7,311	$(661)	$3,598	$2,829	$6,008

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Rental income	$23,340	$23,940	$25,790	$18,024	$25,692	$14,506	$16,735	$22,155

Operating expenses:
Depreciation	11,091	9,926	8,831	8,140	8,571	5,724	4,933	8,983
Insurance	2,766	1,054	1,304	3,245	3,440	920	966	1,264
Management fees	853	1,436	1,507	1,073	1,258	866	890	1,297
Management fees, related party	2,527	2,177	3,030	2,300	2,865	1,778	1,579	2,557
Repairs & maintenance	125	3,080	1,034	2,527	4,179	513	505	4,574
Property taxes	4,909	5,602	2,636	5,958	5,744	1,654	1,870	2,360
Other operating expenses	1,869	2,310	2,995	3,847	2,206	2,749	1,937	2,717
Total operating expenses	24,139	25,585	21,337	27,090	28,264	14,204	12,680	23,751

Income (loss) from operations	(799)	(1,645)	4,453	(9,066)	(2,571)	301	4,055	(1,596)

Other expense (income)
Interest expense	600	1,823	-	-	-	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	600	1,823	-	-	-	-	-	-

Net income (loss)	$(1,399)	$(3,468)	$4,453	$(9,066)	$(2,571)	$301	$4,055	$(1,596)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
Rental income	$12,508	$31,140	$19,740	$22,740	$11,761	$26,640	$12,303	$27,540

Operating expenses:
Depreciation	7,348	9,445	8,347	7,744	7,070	8,444	6,911	9,284
Insurance	1,178	1,729	932	959	1,009	1,466	535	1,365
Management fees	914	908	982	857	867	976	1,647	1,015
Management fees, related party	2,270	3,711	1,969	2,671	2,137	3,133	1,626	3,382
Repairs & maintenance	3,578	120	868	161	2,362	1,357	8,638	1,145
Property taxes	3,387	5,924	2,329	4,394	2,277	2,904	1,063	3,022
Other operating expenses	6,398	2,768	1,713	2,820	4,613	1,716	3,839	2,692
Total operating expenses	25,073	24,605	17,140	19,605	20,336	19,997	24,259	21,903

Income (loss) from operations	(12,565)	6,535	2,600	3,135	(8,574)	6,643	(11,956)	5,637

Other expense (income)
Interest expense	1,657	-	803	-	-	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	1,657	-	803	-	-	-	-	-

Net income (loss)	$(14,222)	$6,535	$1,798	$3,135	$(8,574)	$6,643	$(11,956)	$5,637

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
Rental income	$19,163	$23,850	$16,760	$15,117	$17,822	$21,955	$25,440	$14,623

Operating expenses:
Depreciation	9,121	7,636	9,121	6,862	6,575	7,943	8,789	10,040
Insurance	1,035	1,054	1,035	959	1,042	1,268	1,354	1,155
Management fees	1,088	874	1,047	1,780	802	845	897	1,044
Management fees, related party	2,828	2,725	2,776	1,946	2,027	2,657	3,110	2,852
Repairs & maintenance	1,125	335	2,149	4,796	370	50	-	5,510
Property taxes	3,427	3,250	3,427	2,451	2,546	2,643	1,699	4,673
Other operating expenses	3,976	1,903	2,412	5,358	7,365	3,096	2,201	3,397
Total operating expenses	22,600	17,776	21,966	24,152	20,727	18,502	18,049	28,671

Income (loss) from operations	(3,437)	6,074	(5,206)	(9,035)	(2,905)	3,453	7,391	(14,048)

Other expense (income)
Interest expense	-	-	-	-	2,576	-	-	5
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	2,576	-	-	5

Net income (loss)	$(3,437)	$6,074	$(5,206)	$(9,035)	$(5,482)	$3,453	$7,391	$(14,054)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
Rental income	$30,340	$28,390	$28,400	$17,190	$26,239	$26,940	$22,540	$9,932

Operating expenses:
Depreciation	9,207	8,819	9,164	4,933	8,027	8,114	6,430	4,796
Insurance	1,331	1,193	1,649	966	1,225	1,330	896	709
Management fees	849	840	848	851	938	840	1,443	1,253
Management fees, related party	3,597	3,362	3,430	1,605	3,066	3,085	2,361	1,300
Repairs & maintenance	90	-	75	-	150	-	6,490	6,548
Property taxes	4,759	3,827	3,360	2,133	3,492	3,297	3,130	1,306
Other operating expenses	1,632	2,613	1,826	1,897	2,555	5,712	2,029	5,137
Total operating expenses	21,465	20,653	20,352	12,383	19,453	22,378	22,780	21,048

Income (loss) from operations	8,875	7,737	8,048	4,807	6,786	4,562	(240)	(11,116)

Other expense (income)
Interest expense	-	-	-	-	-	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-	-

Net income (loss)	$8,875	$7,737	$8,048	$4,807	$6,786	$4,562	$(240)	$(11,116)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
Rental income	$22,311	$21,870	$24,697	$16,092	$16,680	$25,020	$26,940	$13,203

Operating expenses:
Depreciation	11,745	6,661	8,951	6,030	6,664	7,158	9,724	4,839
Insurance	1,761	1,696	2,440	732	1,096	890	911	705
Management fees	967	955	999	922	2,343	840	1,051	1,013
Management fees, related party	3,256	2,431	3,235	1,647	1,891	2,722	3,445	1,429
Repairs & maintenance	2,811	550	2,995	7,146	16,427	-	2,107	1,088
Property taxes	5,502	2,902	4,124	2,414	2,745	3,678	5,244	1,347
Other operating expenses	8,162	2,638	3,694	4,046	6,328	1,879	2,020	2,785
Total operating expenses	34,203	17,832	26,438	22,936	37,493	17,167	24,502	13,205

Income (loss) from operations	(11,892)	4,038	(1,742)	(6,844)	(20,813)	7,853	2,438	(3)

Other expense (income)
Interest expense	2,489	-	5	-	4,156	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	2,489	-	5	-	4,156	-	-	-

Net income (loss)	$(14,381)	$4,038	$(1,747)	$(6,844)	$(24,969)	$7,853	$2,438	$(3)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Rental income	$23,040	$20,655	$16,588	$14,745	$14,036	$21,116	$16,268	$15,600	$2,060,996

Operating expenses:
Depreciation	7,017	5,729	7,880	5,853	7,008	8,048	8,514	4,602	759,834
Insurance	880	899	1,106	779	772	1,241	1,186	788	125,363
Management fees	951	840	3,118	974	754	1,000	849	1,037	107,401
Management fees, related party	2,533	2,120	2,578	1,370	2,035	2,419	2,495	1,386	245,237
Repairs & maintenance	1,108	-	23,962	1,343	4,162	979	1,325	1,464	255,030
Property taxes	3,491	1,628	4,803	1,515	2,543	3,242	2,124	1,497	310,661
Other operating expenses	1,997	1,900	3,342	1,845	3,454	2,516	4,407	1,831	298,280
Total operating expenses	17,976	13,116	46,790	13,680	20,727	19,445	20,899	12,605	2,101,805

Income (loss) from operations	5,064	7,539	(30,201)	1,065	(6,691)	1,672	(4,631)	2,995	(40,809)

Other expense (income)
Interest expense	-	-	-	-	-	402	-	-	25,080
Insurance claim proceeds	-	-	(15,391)	-	-	-	-	-	(32,387)
Total other income (expense)	-	-	(15,391)	-	-	402	-	-	(7,307)

Net income (loss)	$5,064	$7,539	$(14,810)	$1,065	$(6,691)	$1,269	$(4,631)	$2,995	$(33,502)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
Rental income	$(559)	$23,340	$24,540	$19,140	$16,740	$17,776	$25,140	$23,586

Operating expenses:
Depreciation	-	8,514	8,246	6,489	4,933	7,358	9,155	8,416
Insurance	91	1,332	1,338	1,219	662	1,166	4,824	1,178
Management fees	463	856	1,047	1,038	2,368	1,067	1,342	964
Management fees, related party	(115)	3,042	3,073	2,232	1,669	1,962	3,056	3,042
Repairs & maintenance	3,930	150	1,729	1,608	15,279	3,327	4,951	559
Property taxes	228	3,183	3,568	(1,340)	(243)	2,621	5,629	2,482
Other operating expenses	2,946	1,775	2,588	2,103	2,134	5,095	2,086	2,899
Total operating expenses	7,544	18,851	21,588	13,349	26,802	22,596	31,043	19,541

Income (loss) from operations	(8,102)	4,489	2,952	5,791	(10,062)	(4,820)	(5,903)	4,046

Other expense (income)
Interest expense	3,000	-	-	-	-	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	3,000	-	-	-	-	-	-	-

Net income (loss)	$(11,102)	$4,489	$2,952	$5,791	$(10,062)	$(4,820)	$(5,903)	$4,046

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
Rental income	$72	$25,740	$20,340	$21,184	$25,440	$17,953	$-	$22,686

Operating expenses:
Depreciation	-	8,057	5,820	7,006	8,215	5,724	-	8,361
Insurance	104	1,691	887	3,003	1,235	953	98	924
Management fees	252	1,100	1,322	859	850	1,199	5	840
Management fees, related party	6	3,122	1,575	2,385	3,145	1,485	-	2,957
Repairs & maintenance	2,515	2,254	1,336	-	-	-	45	-
Property taxes	16	1,373	1,474	3,666	5,632	1,628	61	2,507
Other operating expenses	2,426	3,216	1,899	2,007	1,867	2,178	2,555	2,078
Total operating expenses	5,318	20,813	14,313	18,925	20,945	13,167	2,762	17,667

Income (loss) from operations	(5,246)	4,927	6,027	2,258	4,495	4,786	(2,762)	5,019

Other expense (income)
Interest expense	2,876	-	-	-	-	-	2,695	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	2,876	-	-	-	-	-	2,695	-

Net income (loss)	$(8,122)	$4,927	$6,027	$2,258	$4,495	$4,786	$(5,457)	$5,019

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
Rental income	$22,440	$25,140	$17,313	$21,540	$21,540	$19,000	$11,334	$24,860

Operating expenses:
Depreciation	7,707	8,784	6,875	9,622	8,248	8,941	6,464	8,303
Insurance	866	3,692	1,130	1,130	4,327	1,880	2,088	1,099
Management fees	1,459	874	2,596	1,580	1,460	858	1,142	979
Management fees, related party	2,020	2,851	1,405	1,674	2,213	2,903	1,614	3,025
Repairs & maintenance	505	-	10,126	3,276	-	2,865	3,959	1,462
Property taxes	3,657	5,488	1,348	3,354	4,581	(1,329)	797	1,618
Other operating expenses	1,824	1,835	2,548	1,601	2,675	5,537	10,469	3,507
Total operating expenses	18,038	23,523	26,028	22,236	23,504	21,655	26,532	19,992

Income (loss) from operations	4,402	1,617	(8,715)	(696)	(1,964)	(2,655)	(15,198)	4,868

Other expense (income)
Interest expense	-	-	15	-	-	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	-	15	-	-	-	-	-

Net income (loss)	$4,402	$1,617	$(8,730)	$(696)	$(1,964)	$(2,655)	$(15,198)	$4,868

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
Rental income	$24,540	$26,214	$8,362	$20,940	$17,700	$23,163	$23,741	$22,740

Operating expenses:
Depreciation	7,720	8,450	7,897	8,243	7,279	7,035	7,982	7,024
Insurance	936	1,796	1,805	1,216	974	1,086	1,096	1,092
Management fees	1,141	1,453	822	930	2,134	873	854	925
Management fees, related party	2,653	3,187	1,762	2,335	1,734	2,264	1,639	2,637
Repairs & maintenance	2,525	6,830	140	675	3,956	-	-	252
Property taxes	3,247	4,814	(700)	2,693	2,052	551	1,547	3,130
Other operating expenses	1,811	4,717	7,506	2,010	1,634	5,910	6,024	2,037
Total operating expenses	20,034	31,246	19,232	18,103	19,763	17,717	19,143	17,097

Income (loss) from operations	4,506	(5,033)	(10,870)	2,837	(2,063)	5,445	4,598	5,643

Other expense (income)
Interest expense	-	46	-	-	98	-	6,314	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	46	-	-	98	-	6,314	-

Net income (loss)	$4,506	$(5,078)	$(10,870)	$2,837	$(2,160)	$5,445	$(1,716)	$5,643

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
Rental income	$20,574	$25,140	$23,870	$29,940	$13,820	$24,819	$22,626	$18,554

Operating expenses:
Depreciation	6,735	7,053	8,454	10,652	5,098	6,449	9,862	9,862
Insurance	2,534	713	1,507	1,161	359	1,172	1,005	1,005
Management fees	946	870	919	944	946	1,588	824	1,051
Management fees, related party	2,274	2,709	2,690	3,880	1,516	1,805	3,270	2,944
Repairs & maintenance	739	-	790	843	2,457	605	980	3,510
Property taxes	1,945	346	3,290	3,549	856	3,465	2,088	2,068
Other operating expenses	2,734	2,134	1,691	2,628	3,338	1,655	3,912	3,614
Total operating expenses	17,906	13,826	19,340	23,656	14,570	16,740	21,941	24,053

Income (loss) from operations	2,668	11,314	4,529	6,284	(749)	8,080	685	(5,500)

Other expense (income)
Interest expense	-	-	-	-	-	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-	-

Net income (loss)	$2,668	$11,314	$4,529	$6,284	$(749)	$8,080	$685	$(5,500)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
Rental income	$19,306	$16,270	$16,740	$13,185	$25,322	$114	$24,710	$24,845

Operating expenses:
Depreciation	6,925	11,828	4,839	3,759	8,771	-	7,718	8,906
Insurance	1,996	1,667	932	587	1,494	101	1,606	1,304
Management fees	897	1,056	981	694	1,013	657	993	1,199
Management fees, related party	2,231	2,602	1,557	1,450	3,266	(61)	2,380	3,251
Repairs & maintenance	-	2,274	1,406	2,744	1,430	5,870	2,225	3,293
Property taxes	884	4,680	(1,430)	1,780	2,279	596	2,878	1,831
Other operating expenses	2,478	4,750	1,528	7,228	4,118	2,755	6,535	4,108
Total operating expenses	15,411	28,856	9,812	18,242	22,371	9,918	24,335	23,893

Income (loss) from operations	3,895	(12,586)	6,928	(5,057)	2,950	(9,804)	375	952

Other expense (income)
Interest expense	-	-	-	2,993	-	3,644	7,746	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	2,993	-	3,644	7,746	-

Net income (loss)	$3,895	$(12,586)	$6,928	$(8,050)	$2,950	$(13,448)	$(7,371)	$952

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Rental income	$21,787	$17,689	$25,440	$24,540	$26,005	$20,940	$15,692	$22,245

Operating expenses:
Depreciation	9,716	9,389	8,288	8,140	8,571	5,724	4,933	8,697
Insurance	3,220	1,209	1,101	4,640	4,249	988	662	1,474
Management fees	2,572	1,446	892	1,040	940	1,246	970	1,841
Management fees, related party	2,528	1,668	3,153	2,781	3,028	2,187	1,585	2,662
Repairs & maintenance	1,899	11,214	220	1,741	999	4,058	1,298	956
Property taxes	4,543	4,659	1,582	5,002	5,392	1,654	(238)	2,021
Other operating expenses	2,706	6,484	2,776	1,790	3,232	2,286	2,923	2,139
Total operating expenses	27,184	36,069	18,011	25,134	26,411	18,142	12,134	19,791

Income (loss) from operations	(5,397)	(18,380)	7,429	(594)	(406)	2,798	3,558	2,454

Other expense (income)
Interest expense	60	66	-	-	-	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	60	66	-	-	-	-	-	-

Net income (loss)	$(5,457)	$(18,446)	$7,429	$(594)	$(406)	$2,798	$3,558	$2,454

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
Rental income	$-	$1,403	$16,624	$17,055	$10,679	$20,129	$17,040	$24,394

Operating expenses:
Depreciation	-	-	7,441	7,744	6,481	8,444	6,911	8,510
Insurance	-	104	1,014	1,006	1,485	1,062	2,032	1,481
Management fees	369	235	3,652	666	651	762	1,095	812
Management fees, related party	-	215	1,450	2,426	1,844	1,441	1,723	3,200
Repairs & maintenance	3,695	1,650	3,958	-	199	1,316	2,282	-
Property taxes	(25)	575	2,177	3,362	2,411	1,366	994	2,349
Other operating expenses	1,984	5,518	3,881	4,968	7,777	6,971	1,727	4,303
Total operating expenses	6,023	8,297	23,574	20,172	20,848	21,361	16,764	20,655

Income (loss) from operations	(6,023)	(6,894)	(6,949)	(3,117)	(10,170)	(1,232)	276	3,740

Other expense (income)
Interest expense	1,657	3,270	29	-	-	8,263	-	-
Insurance claim proceeds	-	-	(6,998)	-	-	-	-	-
Total other income (expense)	1,657	3,270	(6,969)	-	-	8,263	-	-

Net income (loss)	$(7,680)	$(10,164)	$19	$(3,117)	$(10,170)	$(9,496)	$276	$3,740

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
Rental income	$23,452	$18,240	$24,577	$21,540	$-	$18,315	$21,200	$24,528

Operating expenses:
Depreciation	9,121	7,000	9,121	5,864	-	7,943	8,789	10,040
Insurance	1,093	1,526	1,093	1,122	73	1,087	1,021	1,377
Management fees	859	865	931	980	1,029	821	909	1,719
Management fees, related party	3,197	1,311	3,287	2,161	-	2,064	3,001	2,115
Repairs & maintenance	190	1,650	910	1,405	10,293	810	990	880
Property taxes	2,672	1,534	2,672	2,976	378	819	422	4,039
Other operating expenses	2,109	6,211	2,115	1,474	2,009	6,980	6,492	1,626
Total operating expenses	19,241	20,098	20,129	15,983	13,782	20,526	21,624	21,797

Income (loss) from operations	4,211	(1,858)	4,448	5,557	(13,782)	(2,211)	(424)	2,731

Other expense (income)
Interest expense	-	6,011	-	-	2,338	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	6,011	-	-	2,338	-	-	-

Net income (loss)	$4,211	$(7,869)	$4,448	$5,557	$(16,120)	$(2,211)	$(424)	$2,731

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
Rental income	$32,239	$3,799	$27,531	$16,740	$16,766	$4,065	$21,840	$16,740

Operating expenses:
Depreciation	9,207	735	9,164	4,933	6,020	1,352	6,430	4,796
Insurance	1,602	194	1,353	662	1,018	265	1,025	939
Management fees	1,208	197	880	846	1,123	225	937	1,008
Management fees, related party	3,917	488	2,861	1,669	1,399	628	2,305	1,637
Repairs & maintenance	3,683	572	-	60	4,232	466	1,224	819
Property taxes	1,965	124	1,875	(243)	2,736	191	2,382	(1,260)
Other operating expenses	1,065	6,580	6,156	1,912	5,608	6,549	3,331	1,524
Total operating expenses	22,647	8,891	22,290	9,839	22,135	9,676	17,635	9,463

Income (loss) from operations	9,592	(5,092)	5,241	6,901	(5,369)	(5,612)	4,205	7,277

Other expense (income)
Interest expense	-	3,134	-	-	9,583	2,743	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	-	3,134	-	-	9,583	2,743	-	-

Net income (loss)	$9,592	$(8,226)	$5,241	$6,901	$(14,952)	$(8,355)	$4,205	$7,277

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
Rental income	$-	$20,122	$28,740	$21,390	$-	$24,540	$24,022	$16,740

Operating expenses:
Depreciation	-	6,661	8,951	6,030	-	7,158	8,914	4,839
Insurance	115	1,883	2,844	762	74	963	1,139	932
Management fees	961	912	995	1,421	27	879	1,322	840
Management fees, related party	-	2,182	3,581	1,606	-	2,813	2,749	1,557
Repairs & maintenance	3,300	150	1,271	1,116	274	386	6,260	-
Property taxes	578	647	3,340	2,098	251	3,796	1,003	(1,430)
Other operating expenses	2,190	1,988	1,907	1,856	1,833	1,632	5,868	1,498
Total operating expenses	7,144	14,423	22,889	14,889	2,459	17,628	27,255	8,235

Income (loss) from operations	(7,144)	5,699	5,851	6,501	(2,459)	6,912	(3,234)	8,505

Other expense (income)
Interest expense	3,168	-	-	-	2,368	-	-	-
Insurance claim proceeds	-	-	-	-	-	-	-	-
Total other income (expense)	3,168	-	-	-	2,368	-	-	-

Net income (loss)	$(10,312)	$5,699	$5,851	$6,501	$(4,828)	$6,912	$(3,234)	$8,505

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Rental income	$18,979	$19,788	$26,640	$15,540	$20,327	$23,640	$23,142	$15,300	$1,805,660

Operating expenses:
Depreciation	7,017	5,729	7,880	5,853	7,008	8,048	8,514	4,481	646,366
Insurance	1,174	953	1,009	839	769	1,462	1,686	1,040	124,881
Management fees	1,661	840	840	840	1,321	980	1,243	855	100,890
Management fees, related party	2,278	1,991	3,144	1,443	1,835	2,551	2,553	1,444	201,974
Repairs & maintenance	7,101	-	-	-	5,420	1,234	4,013	150	197,763
Property taxes	4,839	1,628	2,882	1,416	2,341	3,246	497	1,531	190,208
Other operating expenses	1,836	1,167	1,839	1,774	1,899	2,064	5,196	1,231	315,688
Total operating expenses	25,907	12,308	17,594	12,165	20,594	19,585	23,701	10,732	1,777,769

Income (loss) from operations	(6,927)	7,480	9,046	3,375	(267)	4,055	(559)	4,568	27,892

Other expense (income)
Interest expense	-	-	-	-	-	-	-	-	72,115
Insurance claim proceeds	-	-	-	-	-	-	-	-	(6,998)
Total other income (expense)	-	-	-	-	-	-	-	-	65,117

Net income (loss)	$(6,927)	$7,480	$9,046	$3,375	$(267)	$4,055	$(559)	$4,568	$(37,225)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
Balance at January 1, 2025	$(8,102)	$308,648	$294,006	$246,908	$170,803	$256,383	$285,701	$315,703
Issuance of membership units, net of offering costs	334,077	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(16,203)	(15,922)	(13,858)	(12,471)	(5,234)	(11,299)	(12,126)	(17,599)
Net income (loss)	3,306	2,202	4,389	2,432	2	7,850	2,098	3,784
Balance at December 31, 2025	$313,078	$294,928	$284,538	$236,869	$165,571	$252,935	$275,673	$301,888

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
Balance at January 1, 2025	$(8,122)	$292,453	$208,445	$246,690	$304,999	$203,742	$(5,457)	$312,677
Issuance of membership units, net of offering costs	380,478	-	-	-	-	-	353,436	-
Deemed contribution from Manager	5,136	-	-	-	-	-	5,775	-
Distributions	(17,798)	(17,326)	(13,860)	(10,115)	(11,682)	(12,613)	(14,886)	(16,911)
Net income (loss)	(344)	6,839	6,756	(1,378)	(10,430)	5,022	(6,479)	4,832
Balance at December 31, 2025	$359,350	$281,965	$201,342	$235,197	$282,888	$196,151	$332,388	$300,598

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
Balance at January 1, 2025	$272,083	$275,037	$232,185	$257,434	$300,848	$316,094	$223,019	$312,615
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(13,208)	(12,280)	(7,254)	(14,141)	(3,467)	(17,847)	(8,145)	(15,058)
Net income (loss)	3,816	(2,230)	855	2,332	(25,030)	8,301	2,755	3,303
Balance at December 31, 2025	$262,691	$260,527	$225,786	$245,625	$272,352	$306,548	$217,629	$300,860

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
Balance at January 1, 2025	$273,626	$280,188	$280,678	$242,043	$185,812	$288,348	$300,751	$258,217
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(8,388)	(12,780)	(3,448)	(7,320)	(6,866)	(20,283)	(10,015)	(16,500)
Net income (loss)	(8,686)	8,413	(11,298)	(1,455)	(6,436)	6,231	(8,630)	6,737
Balance at December 31, 2025	$256,551	$275,821	$265,931	$233,268	$172,509	$274,295	$282,106	$248,454

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
Balance at January 1, 2025	$245,282	$255,655	$264,985	$392,257	$172,663	$229,141	$369,541	$364,523
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(9,178)	(13,169)	(12,215)	(20,296)	(8,853)	(11,558)	(12,841)	(9,674)
Net income (loss)	(4,093)	3,002	634	5,354	5,646	1,086	(5,261)	(10,176)
Balance at December 31, 2025	$232,011	$245,488	$253,404	$377,315	$169,456	$218,670	$351,438	$344,673

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
Balance at January 1, 2025	$255,784	$299,907	$178,968	$344,701	$349,812	$(9,804)	$351,227	$327,146
Issuance of membership units, net of offering costs	-	-	-	-	-	362,757	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(10,681)	(12,196)	(7,532)	(20,547)	(15,027)	(19,200)	(18,938)	(19,563)
Net income (loss)	(2,340)	1,743	(5,090)	7,311	(661)	3,598	2,829	6,008
Balance at December 31, 2025	$242,764	$289,454	$166,346	$331,466	$334,124	$337,350	$335,118	$313,591

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Balance at January 1, 2025	$251,189	$261,460	$310,873	$258,877	$273,612	$209,524	$183,713	$263,593
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(10,615)	(9,939)	(19,585)	(7,341)	(12,857)	(8,562)	(12,927)	(10,538)
Net income (loss)	(1,399)	(3,468)	4,453	(9,066)	(2,571)	301	4,055	(1,596)
Balance at December 31, 2025	$239,175	$248,053	$295,741	$242,471	$258,184	$201,263	$174,841	$251,459

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
Balance at January 1, 2025	$(6,023)	$368,363	$199,498	$286,266	$270,152	$315,401	$197,030	$339,662
Issuance of membership units, net of offering costs	322,979	495	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(6,349)	(20,978)	(8,794)	(14,206)	(6,197)	(19,885)	(4,253)	(19,241)
Net income (loss)	(14,222)	6,535	1,798	3,135	(8,574)	6,643	(11,956)	5,637
Balance at December 31, 2025	$296,385	$354,415	$192,501	$275,195	$255,380	$302,160	$180,821	$326,058

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
Balance at January 1, 2025	$336,641	$285,579	$339,479	$210,312	$(16,120)	$296,012	$321,970	$289,911
Issuance of membership units, net of offering costs	-	-	-	-	265,302	-	-	-
Deemed contribution from Manager	-	-	-	-	4,914	-	-	-
Distributions	(11,687)	(17,784)	(11,208)	(3,536)	(9,688)	(16,876)	(18,865)	(7,690)
Net income (loss)	(3,437)	6,074	(5,206)	(9,035)	(5,482)	3,453	7,391	(14,054)
Balance at December 31, 2025	$321,517	$273,869	$323,065	$197,741	$238,927	$282,589	$310,495	$268,168

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
Balance at January 1, 2025	$340,419	$348,264	$345,099	$186,229	$317,949	$316,161	$231,698	$174,504
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(20,229)	(19,989)	(22,010)	(12,718)	(18,256)	(16,472)	(14,407)	(7,508)
Net income (loss)	8,875	7,737	8,048	4,807	6,786	4,562	(240)	(11,116)
Balance at December 31, 2025	$329,065	$336,011	$331,137	$178,318	$306,479	$304,250	$217,050	$155,880

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
Balance at January 1, 2025	$(10,312)	$236,674	$316,489	$217,221	$(4,828)	$263,763	$357,285	$180,288
Issuance of membership units, net of offering costs	420,629	-	-	-	271,251	-	-	-
Deemed contribution from Manager	5,657	-	-	-	6,525	-	-	-
Distributions	(11,858)	(13,077)	(9,849)	(6,980)	(7,820)	(17,593)	(19,960)	(7,649)
Net income (loss)	(14,381)	4,038	(1,747)	(6,844)	(24,969)	7,853	2,438	(3)
Balance at December 31, 2025	$389,735	$227,635	$304,894	$203,397	$240,159	$254,022	$339,763	$172,636

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Balance at January 1, 2025	$243,218	$212,230	$294,597	$161,138	$245,758	$241,137	$323,837	$171,186	$23,873,224
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-	2,711,403
Deemed contribution from Manager	-	-	-	-	-	-	-	-	28,006
Distributions	(10,488)	(14,572)	(9,846)	(9,276)	(5,701)	(10,082)	(11,529)	(11,897)	(1,217,737)
Net income (loss)	5,064	7,539	(14,810)	1,065	(6,691)	1,269	(4,631)	2,995	(33,502)
Balance at December 31, 2025	$237,794	$205,198	$269,941	$152,927	$233,366	$232,325	$307,677	$162,284	$25,361,395

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
Balance at January 1, 2024	$-	$319,898	$305,955	$255,800	$189,707	$271,438	$304,549	$329,476
Issuance of membership units, net of offering costs	-	-	650	-	-	-	762	289
Redemption of membership units	-	-	-	-	-	(100)	-	-
Deemed contribution from Manager	3,000	-	-	-	-	-	-	-
Distributions	-	(15,739)	(15,551)	(14,682)	(8,841)	(10,135)	(13,706)	(18,107)
Net income (loss)	(11,102)	4,489	2,952	5,791	(10,062)	(4,820)	(5,903)	4,046
Balance at December 31, 2024	$(8,102)	$308,648	$294,006	$246,908	$170,803	$256,383	$285,701	$315,703

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
Balance at January 1, 2024	$-	$305,397	$216,679	$258,203	$318,328	$211,130	$-	$324,785
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	(300)	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	-	(17,871)	(14,261)	(13,472)	(17,824)	(12,174)	-	(17,127)
Net income (loss)	(8,122)	4,927	6,027	2,258	4,495	4,786	(5,457)	5,019
Balance at December 31, 2024	$(8,122)	$292,453	$208,445	$246,690	$304,999	$203,742	$(5,457)	$312,677

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
Balance at January 1, 2024	$282,410	$288,572	$246,877	$273,042	$314,213	$333,585	$246,890	$321,701
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Redemption of membership units	(300)	(300)	-	-	-	-	(300)	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(14,429)	(14,852)	(5,962)	(14,912)	(11,401)	(14,836)	(8,373)	(13,954)
Net income (loss)	4,402	1,617	(8,730)	(696)	(1,964)	(2,655)	(15,198)	4,868
Balance at December 31, 2024	$272,083	$275,037	$232,185	$257,434	$300,848	$316,094	$223,019	$312,615

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
Balance at January 1, 2024	$287,156	$293,548	$299,850	$250,360	$195,283	$(3,010)	$(2,974)	$268,739
Issuance of membership units, net of offering costs	-	-	-	-	-	304,290	310,787	-
Redemption of membership units	-	(100)	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	5,510	-
Distributions	(18,036)	(8,182)	(8,302)	(11,154)	(7,310)	(18,377)	(10,856)	(16,165)
Net income (loss)	4,506	(5,078)	(10,870)	2,837	(2,160)	5,445	(1,716)	5,643
Balance at December 31, 2024	$273,626	$280,188	$280,678	$242,043	$185,812	$288,348	$300,751	$258,217

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
Balance at January 1, 2024	$257,206	$262,776	$275,115	$406,226	$179,568	$230,845	$382,626	$382,695
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Redemption of membership units	-	(300)	(800)	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	(14,591)	(18,136)	(13,859)	(20,252)	(6,156)	(9,784)	(13,771)	(12,673)
Net income (loss)	2,668	11,314	4,529	6,284	(749)	8,080	685	(5,500)
Balance at December 31, 2024	$245,282	$255,655	$264,985	$392,257	$172,663	$229,141	$369,541	$364,523

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
Balance at January 1, 2024	$267,521	$316,341	$184,876	$-	$366,522	$-	$-	$346,216
Issuance of membership units, net of offering costs	-	-	-	359,646	-	-	364,407	-
Redemption of membership units	-	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	2,165	-	3,644	6,988	-
Distributions	(15,632)	(3,847)	(12,836)	(9,060)	(19,661)	-	(12,796)	(20,022)
Net income (loss)	3,895	(12,586)	6,928	(8,050)	2,950	(13,448)	(7,371)	952
Balance at December 31, 2024	$255,784	$299,907	$178,968	$344,701	$349,812	$(9,804)	$351,227	$327,146

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Balance at January 1, 2024	$264,873	$288,681	$321,499	$275,513	$289,132	$221,670	$192,203	$276,379
Issuance of membership units, net of offering costs	658	-	-	-	-	549	-	-
Redemption of membership units	-	(300)	-	-	-	-	-	-
Deemed contribution from Manager	-	3,192	-	-	-	-	-	-
Distributions	(8,885)	(11,667)	(18,054)	(16,041)	(15,114)	(15,492)	(12,048)	(15,239)
Net income (loss)	(5,457)	(18,446)	7,429	(594)	(406)	2,798	3,558	2,454
Balance at December 31, 2024	$251,189	$261,460	$310,873	$258,877	$273,612	$209,524	$183,713	$263,593

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
Balance at January 1, 2024	$-	$-	$205,383	$302,255	$(2,896)	$(4,381)	$206,903	$355,515
Issuance of membership units, net of offering costs	-	377,301	-	-	295,804	333,402	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Deemed contribution from Manager	1,657	1,226	-	-	-	7,656	-	-
Distributions	-	-	(5,904)	(12,872)	(12,586)	(11,779)	(10,149)	(19,593)
Net income (loss)	(7,680)	(10,164)	19	(3,117)	(10,170)	(9,496)	276	3,740
Balance at December 31, 2024	$(6,023)	$368,363	$199,498	$286,266	$270,152	$315,401	$197,030	$339,662

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
Balance at January 1, 2024	$349,607	$(3,721)	$353,449	$219,491	$-	$(3,470)	$340,241	$301,731
Issuance of membership units, net of offering costs	-	302,613	-	-	-	316,212	-	864
Redemption of membership units	-	-	-	(300)	-	-	-	-
Deemed contribution from Manager	-	5,246	-	-	-	-	-	-
Distributions	(17,178)	(10,690)	(18,418)	(14,436)	-	(14,519)	(17,848)	(15,414)
Net income (loss)	4,211	(7,869)	4,448	5,557	(16,120)	(2,211)	(424)	2,731
Balance at December 31, 2024	$336,641	$285,579	$339,479	$210,312	$(16,120)	$296,012	$321,970	$289,911

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
Balance at January 1, 2024	$351,576	$-	$(3,646)	$191,739	$-	$-	$243,643	$178,874
Issuance of membership units, net of offering costs	671	356,598	364,451	-	334,076	325,931	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Deemed contribution from Manager	-	1,471	-	-	7,917	1,576	-	-
Distributions	(21,419)	(1,579)	(20,947)	(12,411)	(9,092)	(2,992)	(16,151)	(11,648)
Net income (loss)	9,592	(8,226)	5,241	6,901	(14,952)	(8,355)	4,205	7,277
Balance at December 31, 2024	$340,419	$348,264	$345,099	$186,229	$317,949	$316,161	$231,698	$174,504

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
Balance at January 1, 2024	$-	$246,203	$328,603	$225,638	$-	$274,145	$(6,552)	$184,838
Issuance of membership units, net of offering costs	-	-	-	-	-	699	384,745	-
Redemption of membership units	-	-	-	-	-	-	-	(300)
Deemed contribution from Manager	-	-	-	-	-	-	-	-
Distributions	-	(15,228)	(17,966)	(14,918)	-	(17,993)	(17,674)	(12,755)
Net income (loss)	(10,312)	5,699	5,851	6,501	(4,828)	6,912	(3,234)	8,505
Balance at December 31, 2024	$(10,312)	$236,674	$316,489	$217,221	$(4,828)	$263,763	$357,285	$180,288

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Balance at January 1, 2024	$262,942	$219,997	$303,669	$169,207	$258,538	$248,596	$(3,113)	$178,916	$19,969,988
Issuance of membership units, net of offering costs	-	-	465	-	-	-	339,809	-	5,075,676
Redemption of membership units	(300)	-	-	-	-	-	-	-	(3,700)
Deemed contribution from Manager	-	-	-	-	-	-	-	-	51,247
Distributions	(12,496)	(15,248)	(18,583)	(11,444)	(12,513)	(11,513)	(12,300)	(12,298)	(1,182,761)
Net income (loss)	(6,927)	7,480	9,046	3,375	(267)	4,055	(559)	4,568	(37,225)
Balance at December 31, 2024	$243,218	$212,230	$294,597	$161,138	$245,758	$241,137	$323,837	$171,186	$23,873,224

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
Cash Flows from Operating Activities:
Net income (loss)	$3,306	$2,202	$4,389	$2,432	$2	$7,850	$2,098	$3,784
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,394	8,514	8,246	6,489	4,933	7,358	9,155	8,416
Increase in assets
Prepaid expenses	-	395	450	356	277	(1,251)	1,522	363
Due (from) to third party property managers	(4,331)	2,525	(180)	(2,568)	107	(70)	(3,276)	1,911
Increase (decrease) in liabilities
Accrued expenses	(1,858)	(1,904)	(1,419)	(2,333)	(955)	(2,399)	(2,403)	(2,299)
Tenant deposits	250	(2,395)	-	2,295	(45)	-	-	-
Due to (from) related parties	(2,186)	4,823	3,626	1,446	(2,361)	3,548	3,538	4,518
Net cash provided by (used in) operating activities	3,575	14,160	15,113	8,117	1,957	15,036	10,635	16,694

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	6,000	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	(16,000)	-	-	-	-	-	-	-
Repayments of bridge financing, related party	(288,000)	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	334,077	-	-	-	-	-	-	-
Distributions	(16,203)	(15,922)	(13,858)	(12,471)	(5,234)	(11,299)	(12,126)	(17,599)
Net cash provided by (used in) financing activities	13,874	(15,922)	(13,858)	(12,471)	766	(11,299)	(12,126)	(17,599)

Net change in cash	17,449	(1,762)	1,256	(4,354)	2,723	3,738	(1,491)	(905)
Cash at beginning of year	-	12,203	7,204	23,313	2,277	3,249	9,313	24,025
Cash at end of year	$17,449	$10,441	$8,460	$18,959	$5,000	$6,987	$7,823	$23,120

Cash paid for income taxes	$100	$250	$200	$153	$153	$200	$200	$676
Cash paid for interest expenses	$540	$-	$-	$-	$389	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$16,000	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$304,000	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$288,000	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
Cash Flows from Operating Activities:
Net income (loss)	$(344)	$6,839	$6,756	$(1,378)	$(10,430)	$5,022	$(6,479)	$4,832
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,614	8,057	5,820	7,006	8,215	5,724	8,840	8,361
Increase in assets
Prepaid expenses	-	450	310	940	440	346	-	356
Due (from) to third party property managers	(4,836)	201	(486)	3,007	484	216	(6,495)	(136)
Increase (decrease) in liabilities
Accrued expenses	(1,950)	(2,195)	(1,778)	(1,789)	(1,793)	(1,573)	(603)	(2,063)
Tenant deposits	2,745	-	-	-	-	-	4,390	-
Due to (from) related parties	409	1,754	3,164	6,804	5,504	3,069	6,481	4,569
Net cash provided by (used in) operating activities	5,638	15,106	13,787	14,590	2,421	12,805	6,134	15,919

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	(18,942)	-	-	-	-	-	(14,505)	-
Repayments of bridge financing, related party	(328,683)	-	-	-	-	-	(308,000)	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	380,478	-	-	-	-	-	353,436	-
Distributions	(17,798)	(17,326)	(13,860)	(10,115)	(11,682)	(12,613)	(14,886)	(16,911)
Net cash provided by (used in) financing activities	15,054	(17,326)	(13,860)	(10,115)	(11,682)	(12,613)	16,045	(16,911)

Net change in cash	20,693	(2,220)	(72)	4,475	(9,261)	192	22,179	(992)
Cash at beginning of year	-	11,429	7,455	3,024	19,029	5,720	-	22,583
Cash at end of year	$20,693	$9,210	$7,383	$7,499	$9,768	$5,912	$22,179	$21,592

Cash paid for income taxes	$100	$731	$200	$-	$-	$-	$25	$671
Cash paid for interest expenses	$2,260	$-	$-	$-	$-	$-	$3,080	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$18,942	$-	$-	$-	$-	$-	$14,505	$-
Acquisition of property purchase price	$347,625	$-	$-	$-	$-	$-	$322,505	$-
Bridge financing, related party for acquisition of property	$328,683	$-	$-	$-	$-	$-	$308,000	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$5,136	$-	$-	$-	$-	$-	$5,775	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
Cash Flows from Operating Activities:
Net income (loss)	$3,816	$(2,230)	$855	$2,332	$(25,030)	$8,301	$2,755	$3,303
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,707	8,784	6,875	9,622	8,248	8,941	6,464	9,331
Increase in assets
Prepaid expenses	334	1,252	406	409	1,588	511	711	414
Due (from) to third party property managers	(107)	345	(2,425)	105	783	(1,936)	(1,216)	(3,476)
Increase (decrease) in liabilities
Accrued expenses	(1,420)	(2,424)	(323)	(1,546)	(2,251)	(1,506)	(1,909)	(1,575)
Tenant deposits	-	-	-	-	(45)	-	-	-
Due to (from) related parties	2,085	7,208	5,761	5,030	1,770	2,153	6,818	2,114
Net cash provided by (used in) operating activities	12,414	12,935	11,150	15,952	(14,936)	16,465	13,623	10,110

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	(5,140)
Net cash used in investing activities	-	-	-	-	-	-	-	(5,140)

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	10,100	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	-
Distributions	(13,208)	(12,280)	(7,254)	(14,141)	(3,467)	(17,847)	(8,145)	(15,058)
Net cash provided by (used in) financing activities	(13,208)	(12,280)	(7,254)	(14,141)	6,633	(17,847)	(8,145)	(15,058)

Net change in cash	(794)	655	3,896	1,810	(8,303)	(1,382)	5,478	(10,088)
Cash at beginning of year	6,608	8,432	1,152	5,838	11,778	12,661	-	24,688
Cash at end of year	$5,814	$9,087	$5,048	$7,649	$3,475	$11,278	$5,478	$14,600

Cash paid for income taxes	$200	$200	$-	$-	$-	$1,239	$-	$738
Cash paid for interest expenses	$-	$-	$413	$-	$9	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
Cash Flows from Operating Activities:
Net income (loss)	$(8,686)	$8,413	$(11,298)	$(1,455)	$(6,436)	$6,231	$(8,630)	$6,737
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,720	8,450	7,897	8,243	8,294	7,674	7,982	7,024
Increase in assets
Prepaid expenses	340	560	482	426	344	376	418	376
Due (from) to third party property managers	4,390	(65)	2,092	269	(575)	(67)	4,568	(1)
Increase (decrease) in liabilities
Accrued expenses	(913)	(1,571)	2,834	(1,349)	(1,121)	320	(2,273)	(2,156)
Tenant deposits	(2,495)	-	(2,445)	(400)	-	-	(2,240)	-
Due to (from) related parties	1,542	3,310	1,403	4,397	3,487	1,678	6,582	1,599
Net cash provided by (used in) operating activities	1,899	19,097	964	10,130	3,994	16,212	6,407	13,580

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	8,900	-	6,400	-	-	-
Repayment of operational notes, related party	-	(5,000)	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	-
Distributions	(8,388)	(12,780)	(3,448)	(7,320)	(6,866)	(20,283)	(10,015)	(16,500)
Net cash provided by (used in) financing activities	(8,388)	(17,780)	5,452	(7,320)	(466)	(20,283)	(10,015)	(16,500)

Net change in cash	(6,490)	1,318	6,417	2,810	3,528	(4,071)	(3,608)	(2,920)
Cash at beginning of year	14,543	6,894	4,683	3,176	3,281	19,302	18,053	14,335
Cash at end of year	$8,053	$8,211	$11,100	$5,986	$6,809	$15,231	$14,445	$11,415

Cash paid for income taxes	$116	$50	$702	$253	$-	$219	$-	$200
Cash paid for interest expenses	$-	$1,175	$119	$-	$1,034	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
Cash Flows from Operating Activities:
Net income (loss)	$(4,093)	$3,002	$634	$5,354	$5,646	$1,086	$(5,261)	$(10,176)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,735	7,053	8,454	10,652	5,098	6,449	9,862	10,874
Increase in assets
Prepaid expenses	738	403	477	406	315	386	394	394
Due (from) to third party property managers	(635)	(583)	2,561	46	3	1,885	(1,261)	3,920
Increase (decrease) in liabilities
Accrued expenses	(1,804)	(2,314)	(2,139)	(2,029)	(1,085)	955	(93)	2,264
Tenant deposits	500	500	-	-	-	-	3,990	(1,995)
Due to (from) related parties	5,734	1,723	1,843	2,338	(1,876)	1,523	4,789	5,288
Net cash provided by (used in) operating activities	7,175	9,784	11,829	16,766	8,101	12,284	12,420	10,570

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	(6,073)
Net cash used in investing activities	-	-	-	-	-	-	-	(6,073)

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	5,700	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	-
Distributions	(9,178)	(13,169)	(12,215)	(20,296)	(8,853)	(11,558)	(12,841)	(9,674)
Net cash provided by (used in) financing activities	(9,178)	(13,169)	(12,215)	(20,296)	(3,153)	(11,558)	(12,841)	(9,674)

Net change in cash	(2,002)	(3,385)	(386)	(3,530)	4,948	726	(421)	(5,176)
Cash at beginning of year	10,753	13,581	7,665	18,728	2,123	6,658	18,262	16,561
Cash at end of year	$8,750	$10,196	$7,279	$15,198	$7,071	$7,384	$17,840	$11,384

Cash paid for income taxes	$495	$1,372	$200	$981	$-	$200	$202	$948
Cash paid for interest expenses	$-	$-	$-	$-	$395	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
Cash Flows from Operating Activities:
Net income (loss)	$(2,340)	$1,743	$(5,090)	$7,311	$(661)	$3,598	$2,829	$6,008
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,925	11,828	4,839	9,021	9,569	9,119	9,261	8,906
Increase in assets
Prepaid expenses	707	464	274	-	539	(1,100)	482	506
Due (from) to third party property managers	431	(98)	(236)	436	1,279	(4,563)	(17)	312
Increase (decrease) in liabilities
Accrued expenses	(2,294)	(1,097)	(1,780)	(707)	(2,818)	(5,524)	(3,006)	(1,956)
Tenant deposits	(345)	-	205	-	(50)	-	100	-
Due to (from) related parties	4,751	(3,782)	3,652	2,098	2,232	(4,363)	2,051	1,942
Net cash provided by (used in) operating activities	7,835	9,057	1,863	18,159	10,090	(2,834)	11,701	15,719

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	4,700	-	-	-	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	(12,000)	-	-
Repayments of bridge financing, related party	-	-	-	-	-	(318,000)	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	362,757	-	-
Distributions	(10,681)	(12,196)	(7,532)	(20,547)	(15,027)	(19,200)	(18,938)	(19,563)
Net cash provided by (used in) financing activities	(10,681)	(7,496)	(7,532)	(20,547)	(15,027)	13,557	(18,938)	(19,563)

Net change in cash	(2,846)	1,561	(5,669)	(2,388)	(4,937)	10,723	(7,237)	(3,844)
Cash at beginning of year	15,946	6,549	12,837	23,239	16,296	-	24,838	14,604
Cash at end of year	$13,100	$8,110	$7,168	$20,851	$11,359	$10,723	$17,601	$10,760

Cash paid for income taxes	$-	$59	$181	$100	$851	$-	$100	$818
Cash paid for interest expenses	$-	$487	$-	$-	$-	$663	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$12,000	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$330,000	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$318,000	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Cash Flows from Operating Activities:
Net income (loss)	$(1,399)	$(3,468)	$4,453	$(9,066)	$(2,571)	$301	$4,055	$(1,596)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,091	9,926	8,831	8,140	8,571	5,724	4,933	8,983
Increase in assets
Prepaid expenses	1,100	414	415	1,292	1,370	355	277	492
Due (from) to third party property managers	28	(124)	289	(2,281)	(361)	1,014	7	(254)
Increase (decrease) in liabilities
Accrued expenses	(872)	(1,801)	(1,919)	(1,501)	(2,399)	(1,873)	(1,784)	(2,038)
Tenant deposits	-	-	-	2,395	250	(700)	-	-
Due to (from) related parties	3,463	3,669	1,818	1,514	5,898	3,017	1,094	3,944
Net cash provided by (used in) operating activities	13,411	8,616	13,886	494	10,757	7,838	8,582	9,531

Cash Flows from Investing Activities
Additions to property and equipment	-	-	(5,432)	-	-	-	-	-
Net cash used in investing activities	-	-	(5,432)	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	-
Distributions	(10,615)	(9,939)	(19,585)	(7,341)	(12,857)	(8,562)	(12,927)	(10,538)
Net cash provided by (used in) financing activities	(10,615)	(9,939)	(19,585)	(7,341)	(12,857)	(8,562)	(12,927)	(10,538)

Net change in cash	2,797	(1,323)	(11,131)	(6,847)	(2,099)	(724)	(4,345)	(1,007)
Cash at beginning of year	4,897	6,926	20,051	15,168	10,353	11,162	10,940	4,306
Cash at end of year	$7,694	$5,603	$8,921	$8,321	$8,254	$10,438	$6,595	$3,298

Cash paid for income taxes	$200	$200	$777	$200	$200	$-	$153	$277
Cash paid for interest expenses	$600	$1,823	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
Cash Flows from Operating Activities:
Net income (loss)	$(14,222)	$6,535	$1,798	$3,135	$(8,574)	$6,643	$(11,956)	$5,637
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,348	9,445	8,347	7,744	7,070	8,444	6,911	9,284
Increase in assets
Prepaid expenses	-	-	360	376	390	439	(1,167)	539
Due (from) to third party property managers	(3,695)	(2,287)	(472)	418	(1,588)	(270)	1,545	(44)
Increase (decrease) in liabilities
Accrued expenses	(3,408)	(581)	(974)	(1,193)	(1,412)	(1,589)	4,073	(2,802)
Tenant deposits	1,995	-	-	-	(893)	-	(1,645)	-
Due to (from) related parties	2,483	6,637	3,573	1,764	1,875	1,892	3,041	2,019
Net cash provided by (used in) operating activities	(9,499)	19,749	12,631	12,243	(3,132)	15,559	801	14,632

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	(10,000)	-	-	-	-	-	-	-
Repayments of bridge financing, related party	(284,000)	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	322,979	495	-	-	-	-	-	-
Distributions	(6,349)	(20,978)	(8,794)	(14,206)	(6,197)	(19,885)	(4,253)	(19,241)
Net cash provided by (used in) financing activities	22,630	(20,483)	(8,794)	(14,206)	(6,197)	(19,885)	(4,253)	(19,241)

Net change in cash	13,131	(734)	3,836	(1,963)	(9,329)	(4,325)	(3,451)	(4,609)
Cash at beginning of year	-	25,490	4,362	16,387	19,278	18,656	4,155	14,763
Cash at end of year	$13,131	$24,756	$8,198	$14,424	$9,949	$14,331	$704	$10,154

Cash paid for income taxes	$153	$-	$-	$187	$-	$789	$-	$849
Cash paid for interest expenses	$1,657	$-	$803	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$10,000	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$294,000	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$284,000	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
Cash Flows from Operating Activities:
Net income (loss)	$(3,437)	$6,074	$(5,206)	$(9,035)	$(5,482)	$3,453	$7,391	$(14,054)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,121	7,636	9,121	6,862	6,575	7,943	8,789	10,040
Increase in assets
Prepaid expenses	406	414	406	319	-	414	415	455
Due (from) to third party property managers	(133)	(236)	5,168	4,386	(3,397)	577	(288)	4,253
Increase (decrease) in liabilities
Accrued expenses	(2,146)	(2,475)	(2,023)	(1,174)	(3,034)	(2,527)	(2,689)	(1,554)
Tenant deposits	100	-	(3,143)	(1,198)	1,745	(1,098)	-	(1,995)
Due to (from) related parties	4,942	1,735	5,044	2,649	(2,275)	1,744	1,915	1,645
Net cash provided by (used in) operating activities	8,853	13,148	9,367	2,810	(5,868)	10,506	15,532	(1,208)

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	(5,989)	-	-	-	-
Net cash used in investing activities	-	-	-	(5,989)	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	6,000
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	(13,000)	-	-	-
Repayments of bridge financing, related party	-	-	-	-	(229,000)	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	265,302	-	-	-
Distributions	(11,687)	(17,784)	(11,208)	(3,536)	(9,688)	(16,876)	(18,865)	(7,690)
Net cash provided by (used in) financing activities	(11,687)	(17,784)	(11,208)	(3,536)	13,614	(16,876)	(18,865)	(1,690)

Net change in cash	(2,834)	(4,636)	(1,841)	(6,715)	7,747	(6,369)	(3,333)	(2,898)
Cash at beginning of year	20,002	17,909	22,874	8,984	-	17,393	14,030	7,240
Cash at end of year	$17,167	$13,273	$21,033	$2,270	$7,747	$11,023	$10,698	$4,342

Cash paid for income taxes	$702	$1,387	$702	$-	$-	$708	$805	$200
Cash paid for interest expenses	$-	$-	$-	$-	$2,576	$-	$-	$5

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$13,000	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$242,000	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$229,000	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$4,914	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
Cash Flows from Operating Activities:
Net income (loss)	$8,875	$7,737	$8,048	$4,807	$6,786	$4,562	$(240)	$(11,116)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,207	8,819	9,164	4,933	8,027	8,114	6,430	4,796
Increase in assets
Prepaid expenses	(643)	-	527	277	418	-	351	276
Due (from) to third party property managers	(3,433)	(1,088)	(203)	(131)	(2,051)	(844)	478	2,298
Increase (decrease) in liabilities
Accrued expenses	(3,343)	681	(2,591)	388	(2,075)	(2,642)	(1,725)	(1,713)
Tenant deposits	-	250	-	-	-	-	-	50
Due to (from) related parties	2,225	5,673	2,011	1,094	9,761	2,533	1,540	4,571
Net cash provided by (used in) operating activities	12,888	22,071	16,956	11,368	20,867	11,723	6,834	(838)

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	-
Distributions	(20,229)	(19,989)	(22,010)	(12,718)	(18,256)	(16,472)	(14,407)	(7,508)
Net cash provided by (used in) financing activities	(20,229)	(19,989)	(22,010)	(12,718)	(18,256)	(16,472)	(14,407)	(7,508)

Net change in cash	(7,342)	2,081	(5,054)	(1,350)	2,611	(4,749)	(7,574)	(8,346)
Cash at beginning of year	22,621	24,787	23,357	13,296	23,488	23,414	14,858	8,977
Cash at end of year	$15,280	$26,868	$18,303	$11,946	$26,098	$18,665	$7,284	$631

Cash paid for income taxes	$-	$214	$863	$153	$679	$-	$572	$153
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
Cash Flows from Operating Activities:
Net income (loss)	$(14,381)	$4,038	$(1,747)	$(6,844)	$(24,969)	$7,853	$2,438	$(3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,745	6,661	8,951	6,030	6,664	7,158	9,724	4,839
Increase in assets
Prepaid expenses	-	671	970	285	-	349	357	274
Due (from) to third party property managers	(5,047)	(153)	114	174	(3,980)	(157)	66	(160)
Increase (decrease) in liabilities
Accrued expenses	(14,313)	(1,927)	(2,323)	(1,485)	(3,093)	(1,761)	(3,411)	(1,761)
Tenant deposits	2,995	-	(100)	(100)	2,250	-	-	205
Due to (from) related parties	5,306	4,826	(85)	4,791	12,706	1,700	2,130	1,055
Net cash provided by (used in) operating activities	(13,696)	14,116	5,780	2,851	(10,422)	15,141	11,305	4,448

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	5,500	-	-	-	-	-
Repayment of operational notes, related party	-	-	-	-	-	-	-	-
Repayments of amounts due to related party	(20,000)	-	-	-	(13,000)	-	-	-
Repayments of bridge financing, related party	(362,000)	-	-	-	(232,000)	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	420,629	-	-	-	271,251	-	-	-
Distributions	(11,858)	(13,077)	(9,849)	(6,980)	(7,820)	(17,593)	(19,960)	(7,649)
Net cash provided by (used in) financing activities	26,771	(13,077)	(4,349)	(6,980)	18,431	(17,593)	(19,960)	(7,649)

Net change in cash	13,075	1,039	1,431	(4,129)	8,009	(2,453)	(8,656)	(3,200)
Cash at beginning of year	-	6,370	6,633	9,480	-	19,226	15,649	14,142
Cash at end of year	$13,075	$7,409	$8,065	$5,351	$8,009	$16,773	$6,993	$10,942

Cash paid for income taxes	$-	$-	$250	$200	$-	$-	$153	$161
Cash paid for interest expenses	$2,489	$-	$5	$-	$4,156	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$20,000	$-	$-	$-	$13,000	$-	$-	$-
Acquisition of property purchase price	$382,000	$-	$-	$-	$245,000	$-	$-	$-
Bridge financing, related party for acquisition of property	$362,000	$-	$-	$-	$232,000	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$5,657	$-	$-	$-	$6,525	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Cash Flows from Operating Activities:
Net income (loss)	$5,064	$7,539	$(14,810)	$1,065	$(6,691)	$1,269	$(4,631)	$2,995	$(33,502)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,017	5,729	7,880	5,853	7,008	8,048	8,514	4,602	759,834
Increase in assets
Prepaid expenses	344	346	368	298	301	483	461	302	35,787
Due (from) to third party property managers	(3,339)	3,176	5,102	1,069	58	752	(2,717)	2,462	(13,059)
Increase (decrease) in liabilities
Accrued expenses	(3,088)	(1,735)	(1,916)	(1,367)	(235)	(1,487)	(398)	3,295	(163,643)
Tenant deposits	-	(1,649)	(1,693)	-	(100)	(250)	1,745	-	1,939
Due to (from) related parties	5,467	3,003	1,712	3,530	4,663	(918)	4,131	2,485	286,596
Net cash provided by (used in) operating activities	11,464	16,410	(3,356)	10,449	5,004	7,897	7,106	16,141	873,951

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	(7,252)	(29,885)
Net cash used in investing activities	-	-	-	-	-	-	-	(7,252)	(29,885)

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	5,800	-	-	59,100
Repayment of operational notes, related party	-	-	-	-	-	-	-	-	(5,000)
Repayments of amounts due to related party	-	-	-	-	-	-	-	-	(117,447)
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-	(2,349,683)
Redemption of membership units	-	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	-	2,711,403
Distributions	(10,488)	(14,572)	(9,846)	(9,276)	(5,701)	(10,082)	(11,529)	(11,897)	(1,217,737)
Net cash provided by (used in) financing activities	(10,488)	(14,572)	(9,846)	(9,276)	(5,701)	(4,282)	(11,529)	(11,897)	(919,364)

Net change in cash	976	1,838	(13,202)	1,173	(698)	3,615	(4,423)	(3,008)	(75,298)
Cash at beginning of year	6,388	14,689	20,047	4,751	4,408	4,051	22,986	15,987	1,129,818
Cash at end of year	$7,364	$16,527	$6,845	$5,923	$3,710	$7,666	$18,563	$12,979	$1,054,521

Cash paid for income taxes	$-	$-	$-	$-	$200	$-	$-	$-	$26,170
Cash paid for interest expenses	$-	$-	$-	$-	$-	$402	$-	$-	$25,080

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-	$117,447
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-	$2,467,130
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-	$2,349,683
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-	$28,006

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
Cash Flows from Operating Activities:
Net income (loss)	$(11,102)	$4,489	$2,952	$5,791	$(10,062)	$(4,820)	$(5,903)	$4,046
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	8,514	8,246	6,489	4,933	7,358	9,155	8,416
Increase in assets
Prepaid expenses	-	(73)	(136)	(75)	(277)	(111)	(610)	(45)
Due (from) to third party property managers	(548)	(95)	(10,145)	3,455	(10,382)	(3,739)	(3,235)	4,204
Increase (decrease) in liabilities
Accrued expenses	4,871	(2,293)	1,239	(2,851)	148	674	(1,075)	(1,875)
Tenant deposits	2,345	500	-	-	-	1,795	-	-
Due to (from) related parties	4,434	447	2,903	(1,212)	7,276	2,740	2,459	(3,274)
Net cash provided by (used in) operating activities	-	11,488	5,059	11,597	(8,364)	3,897	791	11,471

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	(100)	-	-
Distributions	-	(15,739)	(15,551)	(14,682)	(8,841)	(10,135)	(13,706)	(18,107)
Net cash provided by (used in) financing activities	-	(15,739)	(15,551)	(14,682)	(8,841)	(10,235)	(13,706)	(18,107)

Net change in cash	-	(4,251)	(10,492)	(3,085)	(17,205)	(6,338)	(12,916)	(6,636)
Cash at beginning of year	-	16,454	17,696	26,399	19,482	9,587	22,229	30,661
Cash at end of year	$-	$12,203	$7,204	$23,313	$2,277	$3,249	$9,313	$24,025

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$294
Cash paid for interest expenses	$3,000	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$304,000	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$288,000	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$3,000	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Bayne	Bean	Bennett	Benny	Bluebell	Bowling	Boxwood	Bradford
Cash Flows from Operating Activities:
Net income (loss)	$(8,122)	$4,927	$6,027	$2,258	$4,495	$4,786	$(5,457)	$5,019
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	8,057	5,820	7,006	8,215	5,724	-	8,361
Increase in assets
Prepaid expenses	-	(450)	(76)	(389)	(96)	(66)	-	(40)
Due (from) to third party property managers	-	(5,622)	(112)	514	3,923	7,810	-	3,585
Increase (decrease) in liabilities
Accrued expenses	4,831	1,415	(1,688)	(3,963)	(2,693)	(1,595)	5,161	(1,689)
Tenant deposits	-	-	-	-	250	(1,869)	-	250
Due to (from) related parties	3,291	3,355	(3,260)	(939)	(113)	(12,748)	297	3,926
Net cash provided by (used in) operating activities	-	11,683	6,711	4,487	13,982	2,042	-	19,413

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	(300)	-	-	-	-
Distributions	-	(17,871)	(14,261)	(13,472)	(17,824)	(12,174)	-	(17,127)
Net cash provided by (used in) financing activities	-	(17,871)	(14,261)	(13,772)	(17,824)	(12,174)	-	(17,127)

Net change in cash	-	(6,188)	(7,550)	(9,285)	(3,842)	(10,133)	-	2,286
Cash at beginning of year	-	17,617	15,006	12,309	22,871	15,852	-	20,297
Cash at end of year	$-	$11,429	$7,455	$3,024	$19,029	$5,720	$-	$22,583

Cash paid for income taxes	$-	$625	$-	$425	$-	$-	$-	$293
Cash paid for interest expenses	$2,876	$-	$-	$-	$-	$-	$2,695	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$347,625	$-	$-	$-	$-	$-	$322,505	$-
Bridge financing, related party for acquisition of property	$328,683	$-	$-	$-	$-	$-	$308,000	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Brookwood	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
Cash Flows from Operating Activities:
Net income (loss)	$4,402	$1,617	$(8,730)	$(696)	$(1,964)	$(2,655)	$(15,198)	$4,868
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,707	8,784	6,875	9,622	8,248	8,941	6,464	8,303
Increase in assets
Prepaid expenses	(38)	(363)	(84)	(81)	(793)	(173)	(202)	(414)
Due (from) to third party property managers	(4)	3,814	5,171	(2,873)	(1,282)	9,607	6,671	(1,148)
Increase (decrease) in liabilities
Accrued expenses	(2,347)	(2,119)	(2,836)	(2,702)	(2,333)	(5,983)	(3,733)	2,450
Tenant deposits	-	46	698	-	-	(100)	(798)	-
Due to (from) related parties	(1,554)	344	(10,340)	(3,022)	1,671	(2,762)	(2,432)	21,604
Net cash provided by (used in) operating activities	8,167	12,123	(9,247)	248	3,547	6,874	(9,227)	35,664

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	5,500	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	(300)	(300)	-	-	-	-	(300)	-
Distributions	(14,429)	(14,852)	(5,962)	(14,912)	(11,401)	(14,836)	(8,373)	(13,954)
Net cash provided by (used in) financing activities	(14,729)	(15,152)	(462)	(14,912)	(11,401)	(14,836)	(8,673)	(13,954)

Net change in cash	(6,562)	(3,029)	(9,709)	(14,664)	(7,854)	(7,961)	(17,900)	21,709
Cash at beginning of year	13,170	11,462	10,861	20,502	19,632	20,622	17,900	2,979
Cash at end of year	$6,608	$8,432	$1,152	$5,838	$11,778	$12,661	$-	$24,688

Cash paid for income taxes	$-	$-	$-	$-	$-	$909	$410	$137
Cash paid for interest expenses	$-	$-	$15	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest	Gordon
Cash Flows from Operating Activities:
Net income (loss)	$4,506	$(5,078)	$(10,870)	$2,837	$(2,160)	$5,445	$(1,716)	$5,643
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,720	8,450	7,897	8,243	7,279	7,035	7,982	7,024
Increase in assets
Prepaid expenses	(65)	(235)	(482)	(104)	(79)	(376)	(418)	(101)
Due (from) to third party property managers	3,738	(2,964)	(5,487)	3,649	2,359	(5,166)	(6,080)	3,414
Increase (decrease) in liabilities
Accrued expenses	(2,877)	2,113	(821)	(1,834)	(1,364)	3,176	1,359	(2,125)
Tenant deposits	-	2,995	2,445	-	-	2,245	3,990	-
Due to (from) related parties	254	(14,674)	2,756	(3,653)	(2,117)	25,320	299,291	(504)
Net cash provided by (used in) operating activities	13,277	(9,393)	(4,563)	9,139	3,917	37,679	304,409	13,352

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	(8,700)	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	(8,700)	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	16,800	-	-	13,000	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	(275,500)	-
Redemption of membership units	-	(100)	-	-	-	-	-	-
Distributions	(18,036)	(8,182)	(8,302)	(11,154)	(7,310)	(18,377)	(10,856)	(16,165)
Net cash provided by (used in) financing activities	(18,036)	8,518	(8,302)	(11,154)	5,690	(18,377)	(286,356)	(16,165)

Net change in cash	(4,759)	(875)	(12,865)	(2,015)	906	19,302	18,053	(2,813)
Cash at beginning of year	19,302	7,769	17,548	5,191	2,375	-	-	17,148
Cash at end of year	$14,543	$6,894	$4,683	$3,176	$3,281	$19,302	$18,053	$14,335

Cash paid for income taxes	$50	$100	$230	$-	$-	$-	$101	$-
Cash paid for interest expenses	$-	$46	$-	$-	$98	$-	$6,314	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$275,500	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$5,510	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge	Hedgecrest
Cash Flows from Operating Activities:
Net income (loss)	$2,668	$11,314	$4,529	$6,284	$(749)	$8,080	$685	$(5,500)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,735	7,053	8,454	10,652	5,098	6,449	9,862	9,862
Increase in assets
Prepaid expenses	(405)	(127)	(189)	(406)	(58)	(130)	(394)	(394)
Due (from) to third party property managers	3,740	3,893	2,004	(5,148)	2,602	(249)	(6,128)	(6,165)
Increase (decrease) in liabilities
Accrued expenses	(3,853)	(2,211)	(1,367)	4,795	(1,512)	(207)	(1,263)	384
Tenant deposits	-	-	-	-	100	-	-	1,995
Due to (from) related parties	(2,374)	(2,869)	1,707	2,481	(5,976)	(1,740)	3,624	3,404
Net cash provided by (used in) operating activities	6,512	17,054	15,139	18,658	(495)	12,204	6,385	3,585

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	(300)	(800)	-	-	-	-	-
Distributions	(14,591)	(18,136)	(13,859)	(20,252)	(6,156)	(9,784)	(13,771)	(12,673)
Net cash provided by (used in) financing activities	(14,591)	(18,436)	(14,659)	(20,252)	(6,156)	(9,784)	(13,771)	(12,673)

Net change in cash	(8,079)	(1,382)	480	(1,595)	(6,651)	2,420	(7,386)	(9,087)
Cash at beginning of year	18,832	14,963	7,185	20,323	8,774	4,238	25,648	25,648
Cash at end of year	$10,753	$13,581	$7,665	$18,728	$2,123	$6,658	$18,262	$16,561

Cash paid for income taxes	$424	$-	$-	$172	$167	$-	$599	$374
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Helmerich	Hermanos	Holmes	Johnson	Keystone	Langley	Laurel	Layla
Cash Flows from Operating Activities:
Net income (loss)	$3,895	$(12,586)	$6,928	$(8,050)	$2,950	$(13,448)	$(7,371)	$952
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,925	11,828	4,839	3,759	8,771	-	7,718	8,906
Increase in assets
Prepaid expenses	(161)	(138)	(54)	-	(539)	-	(482)	(506)
Due (from) to third party property managers	5,680	4,672	2,685	(4,864)	(4,253)	(869)	(4,708)	(7,980)
Increase (decrease) in liabilities
Accrued expenses	(3,726)	(1,697)	(3,051)	5,609	4,671	5,524	5,854	3,183
Tenant deposits	300	898	-	2,645	2,295	2,995	2,295	2,695
Due to (from) related parties	641	(13,078)	(1,745)	338,863	1,670	5,797	294,329	1,947
Net cash provided by (used in) operating activities	13,554	(10,102)	9,601	337,962	15,565	-	297,633	9,196

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	(305,663)	-	-	(260,000)	-
Redemption of membership units	-	-	-	-	-	-	-	-
Distributions	(15,632)	(3,847)	(12,836)	(9,060)	(19,661)	-	(12,796)	(20,022)
Net cash provided by (used in) financing activities	(15,632)	(3,847)	(12,836)	(314,723)	(19,661)	-	(272,796)	(20,022)

Net change in cash	(2,078)	(13,949)	(3,235)	23,239	(4,095)	-	24,838	(10,826)
Cash at beginning of year	18,024	20,497	16,072	-	20,391	-	-	25,430
Cash at end of year	$15,946	$6,549	$12,837	$23,239	$16,296	$-	$24,838	$14,604

Cash paid for income taxes	$416	$50	$-	$-	$156	$-	$-	$165
Cash paid for interest expenses	$-	$-	$-	$2,993	$-	$3,644	$7,746	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$326,070	$-	$330,000	$335,245	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$305,663	$-	$318,000	$260,000	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$2,165	$-	$3,644	$6,988	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Cash Flows from Operating Activities:
Net income (loss)	$(5,457)	$(18,446)	$7,429	$(594)	$(406)	$2,798	$3,558	$2,454
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,716	9,389	8,288	8,140	8,571	5,724	4,933	8,697
Increase in assets
Prepaid expenses	(308)	(115)	(415)	(382)	(502)	(73)	(277)	(154)
Due (from) to third party property managers	2,839	(6,052)	(5,333)	6,706	2,846	1,501	(10,691)	2,684
Increase (decrease) in liabilities
Accrued expenses	(3,373)	(2,663)	2,873	(3,295)	(2,113)	(2,140)	945	(2,069)
Tenant deposits	500	3,990	250	(2,495)	450	-	2,690	-
Due to (from) related parties	6,767	1,146	1,720	8,468	590	(3,301)	2,328	2,109
Net cash provided by (used in) operating activities	10,685	(12,751)	14,812	16,548	9,435	4,507	3,486	13,721

Cash Flows from Investing Activities
Additions to property and equipment	(13,749)	(10,745)	-	-	-	-	-	(8,575)
Net cash provided by (used in) investing activities	(13,749)	(10,745)	-	-	-	-	-	(8,575)

Cash flows from financing activities
Proceeds from operational notes, related party	8,000	24,300	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	(300)	-	-	-	-	-	-
Distributions	(8,885)	(11,667)	(18,054)	(16,041)	(15,114)	(15,492)	(12,048)	(15,239)
Net cash provided by (used in) financing activities	(885)	12,333	(18,054)	(16,041)	(15,114)	(15,492)	(12,048)	(15,239)

Net change in cash	(3,950)	(11,162)	(3,242)	507	(5,679)	(10,986)	(8,562)	(10,093)
Cash at beginning of year	8,847	18,089	23,293	14,661	16,032	22,147	19,502	14,399
Cash at end of year	$4,897	$6,926	$20,051	$15,168	$10,353	$11,162	$10,940	$4,306

Cash paid for income taxes	$-	$-	$152	$-	$-	$-	$-	$-
Cash paid for interest expenses	$60	$66	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$3,192	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
Cash Flows from Operating Activities:
Net income (loss)	$(7,680)	$(10,164)	$19	$(3,117)	$(10,170)	$(9,496)	$276	$3,740
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	-	7,441	7,744	6,481	8,444	6,911	8,510
Increase in assets
Prepaid expenses	-	-	(81)	(376)	(390)	(439)	(59)	(539)
Due (from) to third party property managers	-	(5,493)	(7,298)	(5,058)	(2,821)	(5,036)	(9,318)	(6,366)
Increase (decrease) in liabilities
Accrued expenses	7,777	1,884	538	4,876	1,203	2,677	(1,730)	4,699
Tenant deposits	-	5,190	2,468	1,895	2,543	2,445	-	2,795
Due to (from) related parties	(97)	361,074	844	1,184	35,019	323,015	(2,734)	1,603
Net cash provided by (used in) operating activities	-	352,490	3,932	7,147	31,865	321,611	(6,654)	14,442

Cash Flows from Investing Activities
Additions to property and equipment	-	-	(13,590)	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	(13,590)	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	10,700	-	-	-	-	-
Repayments of bridge financing, related party	-	(327,000)	-	-	-	(291,650)	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Distributions	-	-	(5,904)	(12,872)	(12,586)	(11,779)	(10,149)	(19,593)
Net cash provided by (used in) financing activities	-	(327,000)	4,796	(12,872)	(12,586)	(303,429)	(10,149)	(19,593)

Net change in cash	-	25,490	(4,863)	(5,725)	19,278	18,181	(16,802)	(5,151)
Cash at beginning of year	-	-	9,225	22,111	-	474	20,957	19,914
Cash at end of year	$-	$25,490	$4,362	$16,387	$19,278	$18,656	$4,155	$14,763

Cash paid for income taxes	$-	$-	$-	$254	$-	$100	$-	$151
Cash paid for interest expenses	$1,657	$3,270	$29	$-	$-	$8,263	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$294,000	$345,000	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$284,000	$327,000	$-	$-	$-	$291,650	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$1,657	$1,226	$-	$-	$-	$7,656	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel	Ratliff	Riverwood
Cash Flows from Operating Activities:
Net income (loss)	$4,211	$(7,869)	$4,448	$5,557	$(16,120)	$(2,211)	$(424)	$2,731
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,121	7,000	9,121	5,864	-	7,943	8,789	10,040
Increase in assets
Prepaid expenses	(65)	(414)	(65)	(82)	-	(414)	(415)	(150)
Due (from) to third party property managers	3,137	(4,668)	4,574	934	-	(5,624)	(4,755)	(49)
Increase (decrease) in liabilities
Accrued expenses	(1,933)	3,791	(2,206)	(3,481)	6,735	2,726	2,361	(2,349)
Tenant deposits	-	2,145	-	-	-	3,093	250	-
Due to (from) related parties	1,824	290,913	1,524	(987)	9,384	26,398	2,055	2,382
Net cash provided by (used in) operating activities	16,296	290,898	17,396	7,805	-	31,912	7,862	12,605

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	(262,299)	-	-	-	-	-	-
Redemption of membership units	-	-	-	(300)	-	-	-	-
Distributions	(17,178)	(10,690)	(18,418)	(14,436)	-	(14,519)	(17,848)	(15,414)
Net cash provided by (used in) financing activities	(17,178)	(272,989)	(18,418)	(14,736)	-	(14,519)	(17,848)	(15,414)

Net change in cash	(882)	17,909	(1,022)	(6,931)	-	17,393	(9,986)	(2,810)
Cash at beginning of year	20,883	-	23,895	15,915	-	-	24,017	10,050
Cash at end of year	$20,002	$17,909	$22,874	$8,984	$-	$17,393	$14,030	$7,240

Cash paid for income taxes	$324	$100	$330	$-	$-	$100	$172	$-
Cash paid for interest expenses	$-	$6,011	$-	$-	$2,338	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$242,000	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$262,299	$-	$-	$229,000	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$5,246	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Roanoke	Robinson	Ross	Sansa	Sedgefield	Seneca	Sheezy	Sherwood
Cash Flows from Operating Activities:
Net income (loss)	$9,592	$(8,226)	$5,241	$6,901	$(14,952)	$(8,355)	$4,205	$7,277
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,207	735	9,164	4,933	6,020	1,352	6,430	4,796
Increase in assets
Prepaid expenses	(179)	-	(527)	(277)	(418)	-	(97)	(56)
Due (from) to third party property managers	4,772	(4,012)	(5,844)	(7,285)	(3,123)	(3,692)	3,739	(8,790)
Increase (decrease) in liabilities
Accrued expenses	(5,292)	4,094	3,704	(1,745)	3,242	3,770	(2,584)	(2,339)
Tenant deposits	-	2,345	2,545	1,395	3,243	2,695	-	-
Due to (from) related parties	3,120	338,431	30,020	2,284	288,566	310,790	385	2,781
Net cash provided by (used in) operating activities	21,219	333,366	44,304	6,206	282,580	306,560	12,078	3,670

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	(307,000)	-	-	(250,000)	(280,155)	-	-
Redemption of membership units	-	-	-	-	-	-	-	-
Distributions	(21,419)	(1,579)	(20,947)	(12,411)	(9,092)	(2,992)	(16,151)	(11,648)
Net cash provided by (used in) financing activities	(21,419)	(308,579)	(20,947)	(12,411)	(259,092)	(283,147)	(16,151)	(11,648)

Net change in cash	(200)	24,787	23,357	(6,205)	23,488	23,414	(4,072)	(7,978)
Cash at beginning of year	22,821	-	-	19,502	-	-	18,930	16,955
Cash at end of year	$22,621	$24,787	$23,357	$13,296	$23,488	$23,414	$14,858	$8,977

Cash paid for income taxes	$-	$-	$100	$-	$-	$-	$702	$-
Cash paid for interest expenses	$-	$3,134	$-	$-	$9,583	$2,743	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$321,450	$-	$-	$302,900	$294,900	$-	$-
Bridge financing, related party for acquisition of property	$-	$307,000	$-	$-	$250,000	$280,155	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$1,471	$-	$-	$7,917	$1,576	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Spangler	Summerglen	Tansel	Thomas	Tomlinson	Tytus	Vanzant	Watson
Cash Flows from Operating Activities:
Net income (loss)	$(10,312)	$5,699	$5,851	$6,501	$(4,828)	$6,912	$(3,234)	$8,505
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	6,661	8,951	6,030	-	7,158	8,914	4,839
Increase in assets
Prepaid expenses	-	(147)	(274)	(43)	-	(69)	(357)	(54)
Due (from) to third party property managers	-	4,812	(12,722)	(205)	-	3,312	(9,324)	2,807
Increase (decrease) in liabilities
Accrued expenses	15,631	(4,437)	(3,015)	(2,044)	4,523	(2,240)	4,050	(2,653)
Tenant deposits	-	-	-	-	-	500	2,695	-
Due to (from) related parties	989	(3,031)	7,637	(2,124)	304	1,785	30,578	(1,417)
Net cash provided by (used in) operating activities	6,308	9,557	6,429	8,115	-	17,359	33,322	12,027

Cash Flows from Investing Activities
Additions to property and equipment	(6,308)	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	(6,308)	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-	(300)
Distributions	-	(15,228)	(17,966)	(14,918)	-	(17,993)	(17,674)	(12,755)
Net cash provided by (used in) financing activities	-	(15,228)	(17,966)	(14,918)	-	(17,993)	(17,674)	(13,055)

Net change in cash	-	(5,671)	(11,537)	(6,803)	-	(635)	15,649	(1,028)
Cash at beginning of year	-	12,041	18,170	16,283	-	19,860	-	15,170
Cash at end of year	$-	$6,370	$6,633	$9,480	$-	$19,226	$15,649	$14,142

Cash paid for income taxes	$-	$410	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$3,168	$-	$-	$-	$2,368	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$382,000	$-	$-	$-	$245,000	$-	$-	$-
Bridge financing, related party for acquisition of property	$362,000	$-	$-	$-	$232,000	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Westhaven	Wheeler	Williamson	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Cash Flows from Operating Activities:
Net income (loss)	$(6,927)	$7,480	$9,046	$3,375	$(267)	$4,055	$(559)	$4,568	$(37,225)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,017	5,729	7,880	5,853	7,008	8,048	8,514	4,481	646,366
Increase in assets
Prepaid expenses	(70)	(66)	(68)	(66)	(28)	(159)	(461)	(67)	(19,637)
Due (from) to third party property managers	6,126	3,186	3,823	2,996	104	3,033	(886)	2,545	(80,024)
Increase (decrease) in liabilities
Accrued expenses	(2,450)	(2,010)	(4,791)	(1,808)	(3,508)	(2,086)	(498)	(1,591)	(2,568)
Tenant deposits	(1,098)	-	250	-	-	750	-	-	74,537
Due to (from) related parties	(1,853)	(3,094)	123	2,746	(1,274)	(2,812)	29,177	289	3,054,076
Net cash provided by (used in) operating activities	744	11,225	16,263	13,095	2,035	10,828	35,286	10,224	3,635,525

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-	-	(61,668)
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-	-	(61,668)

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-	-	78,300
Repayments of bridge financing, related party	-	-	-	-	-	-	-	-	(2,559,267)
Redemption of membership units	(300)	-	-	-	-	-	-	-	(3,700)
Distributions	(12,496)	(15,248)	(18,583)	(11,444)	(12,513)	(11,513)	(12,300)	(12,298)	(1,182,761)
Net cash provided by (used in) financing activities	(12,796)	(15,248)	(18,583)	(11,444)	(12,513)	(11,513)	(12,300)	(12,298)	(3,667,428)

Net change in cash	(12,053)	(4,023)	(2,320)	1,651	(10,477)	(686)	22,986	(2,074)	(93,571)
Cash at beginning of year	18,441	18,711	22,367	3,099	14,885	4,736	-	18,061	1,223,390
Cash at end of year	$6,388	$14,689	$20,047	$4,751	$4,408	$4,051	$22,986	$15,987	$1,129,818

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$50	$-	$9,042
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-	$-	$72,115

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-	$-	$4,392,695
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-	$-	$4,908,950
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-	$51,247

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes 3, LLC (the “Company”) is a Delaware series limited liability company formed on January 4, 2023 under the laws of Delaware. Arrived Homes 3, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests or series, that Arrived Fund Manager, LLC (the “manager”) establishes. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

The following list represents each Arrived Homes 3, LLC’s series and the wholly-owned limited liability company, which was used to acquire the single family rental property for each series, along with the date the series was formed and the date the series LLC acquired the single family rental property.

Series Name	Name of the wholly-owned subsidiary of the Series	Date Formed	Acquisition Date
Arrived Series Adams, a series of Arrived Homes 3, LLC (Arrived Series Adams)	Arrived TN Adams, LLC	10/28/2024	11/12/2024
Arrived Series Antares, a series of Arrived Homes 3, LLC (Arrived Series Antares)	Arrived GA Antares, LLC	4/24/2023	5/5/2023
Arrived Series Aramis, a series of Arrived Homes 3, LLC (Arrived Series Aramis)	Arrived GA Aramis, LLC	4/27/2023	5/4/2023
Arrived Series Arkoma, a series of Arrived Homes 3, LLC (Arrived Series Arkoma)	Arrived AR Arkoma, LLC	4/6/2023	4/18/2023
Arrived Series Arya, a series of Arrived Homes 3, LLC (Arrived Series Arya)	Arrived AR Arya, LLC	9/27/2023	10/18/2023
Arrived Series Aspen, a series of Arrived Homes 3, LLC (Arrived Series Aspen)	Arrived GA Aspen, LLC	2/27/2023	3/16/2023
Arrived Series Athos, a series of Arrived Homes 3, LLC (Arrived Series Athos)	Arrived GA Athos, LLC	4/27/2023	5/9/2023
Arrived Series Barclay, a series of Arrived Homes 3, LLC (Arrived Series Barclay)	Arrived NC Barclay, LLC	4/17/2023	4/26/2023
Arrived Series Bayne, a series of Arrived Homes 3, LLC (Arrived Series Bayne)	Arrived TN Bayne, LLC	10/28/2024	11/20/2024
Arrived Series Bean, a series of Arrived Homes 3, LLC (Arrived Series Bean)	Arrived TN Bean, LLC	2/23/2023	9/13/2023
Arrived Series Bennett, a series of Arrived Homes 3, LLC (Arrived Series Bennett)	Arrived GA Bennett, LLC	2/27/2023	3/16/2023
Arrived Series Benny, a series of Arrived Homes 3, LLC (Arrived Series Benny)	Arrived OK Benny, LLC	2/22/2023	3/21/2023
Arrived Series Bluebell, a series of Arrived Homes 3, LLC (Arrived Series Bluebell)	Arrived KY Bluebell, LLC	4/6/2023	5/4/2023
Arrived Series Bowling, a series of Arrived Homes 3, LLC (Arrived Series Bowling)	Arrived Series Bowling, a series of Arrived Homes 3, LLC	12/7/2022	2/14/2023
Arrived Series Boxwood, a series of Arrived Homes 3, LLC (Arrived Series Boxwood)	Arrived MS Boxwood, LLC	10/28/2024	11/20/2024
Arrived Series Bradford, a series of Arrived Homes 3, LLC (Arrived Series Bradford)	Arrived NC Bradford, LLC	4/6/2023	4/25/2023
Arrived Series Brookwood, a series of Arrived Homes 3, LLC (Arrived Series Brookwood)	Arrived GA Brookwood, LLC	2/27/2023	3/9/2023

Series Name	Name of the wholly-owned subsidiary of the Series	Date Formed	Acquisition Date
Arrived Series Bryant, a series of Arrived Homes 3, LLC (Arrived Series Bryant)	Arrived GA Bryant, LLC	3/21/2023	4/20/2023
Arrived Series Caden, a series of Arrived Homes 3, LLC (Arrived Series Caden)	Arrived Series Caden, a series of Arrived Homes 3, LLC	1/23/2023	2/21/2023
Arrived Series Camellia, a series of Arrived Homes 3, LLC (Arrived Series Camellia)	Arrived Series Camellia, a series of Arrived Homes 3, LLC	1/23/2023	2/14/2023
Arrived Series Caterpillar, a series of Arrived Homes 3, LLC (Arrived Series Caterpillar)	Arrived FL Caterpillar, LLC	4/21/2023	5/2/2023
Arrived Series Chilhowee, a series of Arrived Homes 3, LLC (Arrived Series Chilhowee)	Arrived TN Chilhowee, LLC	12/21/2022	1/21/2023
Arrived Series Claremore, a series of Arrived Homes 3, LLC (Arrived Series Claremore)	Arrived OK Claremore, LLC	2/17/2023	4/27/2023
Arrived Series Collinison, a series of Arrived Homes 3, LLC (Arrived Series Collinison)	Arrived TN Collinison, LLC	10/30/2023	11/15/2023
Arrived Series Cordero, a series of Arrived Homes 3, LLC (Arrived Series Cordero)	Arrived NM Cordero, LLC	1/24/2023	4/18/2023
Arrived Series Cristalino, a series of Arrived Homes 3, LLC (Arrived Series Cristalino)	Arrived NM Cristalino, LLC	12/21/2022	2/13/2023
Arrived Series Ellie, a series of Arrived Homes 3, LLC (Arrived Series Ellie)	Arrived TN Ellie, LLC	9/11/2023	9/13/2023
Arrived Series Emelina, a series of Arrived Homes 3, LLC (Arrived Series Emelina)	Arrived Series Emelina, a series of Arrived Homes 3, LLC	1/10/2023	2/8/2023
Arrived Series Ethan, a series of Arrived Homes 3, LLC (Arrived Series Ethan)	Arrived Series Ethan, a series of Arrived Homes 3, LLC	3/16/2023	4/27/2023
Arrived Series Frances, a series of Arrived Homes 3, LLC (Arrived Series Frances)	Arrived MS Frances, LLC	10/18/2023	12/6/2023
Arrived Series Glenncrest, a series of Arrived Homes 3, LLC (Arrived Series Glenncrest)	Arrived Series Glenncrest, a series of Arrived Homes 3, LLC	11/1/2023	11/15/2023
Arrived Series Gordon, a series of Arrived Homes 3, LLC (Arrived Series Gordon)	Arrived GA Gordon, LLC	3/21/2023	4/11/2023
Arrived Series Haikey, a series of Arrived Homes 3, LLC (Arrived Series Haikey)	Arrived OK Haikey, LLC	2/17/2023	5/17/2023
Arrived Series Hamblen, a series of Arrived Homes 3, LLC (Arrived Series Hamblen)	Arrived TN Hamblen, LLC	3/10/2023	3/30/2023
Arrived Series Hancock, a series of Arrived Homes 3, LLC (Arrived Series Hancock)	Arrived GA Hancock, LLC	3/28/2023	4/27/2023
Arrived Series Hardman, a series of Arrived Homes 3, LLC (Arrived Series Hardman)	Arrived TN Hardman, LLC	10/24/2023	11/2/2023
Arrived Series Haven, a series of Arrived Homes 3, LLC (Arrived Series Haven)	Arrived Series Haven, a series of Arrived Homes 3, LLC	11/30/2022	2/21/2023
Arrived Series Haverhill, a series of Arrived Homes 3, LLC (Arrived Series Haverhill)	Arrived GA Haverhill, LLC	2/27/2023	3/16/2023
Arrived Series Haybridge, a series of Arrived Homes 3, LLC (Arrived Series Haybridge)	Arrived NC Haybridge, LLC	9/28/2023	10/18/2023
Arrived Series Hedgecrest, a series of Arrived Homes 3, LLC (Arrived Series Hedgecrest)	Arrived NC Hedgecrest, LLC	9/28/2023	10/18/2023
Arrived Series Helmerich, a series of Arrived Homes 3, LLC (Arrived Series Helmerich)	Arrived OK Helmerich, LLC	2/17/2023	4/19/2023
Arrived Series Hermanos, a series of Arrived Homes 3, LLC (Arrived Series Hermanos)	Arrived NM Hermanos, LLC	12/22/2022	1/31/2023
Arrived Series Holmes, a series of Arrived Homes 3, LLC (Arrived Series Holmes)	Arrived AR Holmes, LLC	3/7/2023	3/29/2023
Arrived Series Johnson, a series of Arrived Homes 3, LLC (Arrived Series Johnson)	Arrived TN Johnson, LLC	6/20/2024	6/26/2024
Arrived Series Keystone, a series of Arrived Homes 3, LLC (Arrived Series Keystone)	Arrived TN Keystone, LLC	10/31/2023	12/6/2023
Arrived Series Langley, a series of Arrived Homes 3, LLC (Arrived Series Langley)	Arrived VA Langley, LLC	10/23/2024	11/6/2024
Arrived Series Laurel, a series of Arrived Homes 3, LLC (Arrived Series Laurel)	Arrived TN Laurel, LLC	1/19/2024	1/24/2024

Series Name	Name of the wholly-owned subsidiary of the Series	Date Formed	Acquisition Date
Arrived Series Layla, a series of Arrived Homes 3, LLC (Arrived Series Layla)	Arrived TN Layla, LLC	10/23/2023	11/15/2023
Arrived Series Liberty, a series of Arrived Homes 3, LLC (Arrived Series Liberty)	Arrived GA Liberty, LLC	3/10/2023	4/25/2023
Arrived Series Lithonia, a series of Arrived Homes 3, LLC (Arrived Series Lithonia)	Arrived GA Lithonia, LLC	2/27/2023	3/16/2023
Arrived Series Lola, a series of Arrived Homes 3, LLC (Arrived Series Lola)	Arrived TN Lola, LLC	10/23/2023	11/15/2023
Arrived Series Lucas, a series of Arrived Homes 3, LLC (Arrived Series Lucas)	Arrived GA Lucas, LLC	3/21/2023	4/20/2023
Arrived Series Macomber, a series of Arrived Homes 3, LLC (Arrived Series Macomber)	Arrived GA Macomber, LLC	3/28/2023	5/2/2023
Arrived Series Mallard, a series of Arrived Homes 3, LLC (Arrived Series Mallard)	Arrived Series Mallard, a series of Arrived Homes 3, LLC	3/16/2023	4/28/2023
Arrived Series Marcy, a series of Arrived Homes 3, LLC (Arrived Series Marcy)	Arrived AR Marcy, LLC	9/27/2023	10/18/2023
Arrived Series Meridian, a series of Arrived Homes 3, LLC (Arrived Series Meridian)	Arrived Series Meridian, a series of Arrived Homes 3, LLC	3/28/2023	4/21/2023
Arrived Series Metallo, a series of Arrived Homes 3, LLC (Arrived Series Metallo)	Arrived AR Metallo, LLC	11/18/2024	12/4/2024
Arrived Series Misty, a series of Arrived Homes 3, LLC (Arrived Series Misty)	Arrived MO Misty, LLC	10/29/2024	11/13/2024
Arrived Series Montgomery, a series of Arrived Homes 3, LLC (Arrived Series Montgomery)	Arrived Series Montgomery, a series of Arrived Homes 3, LLC	2/28/2023	3/22/2023
Arrived Series Northbrook, a series of Arrived Homes 3, LLC (Arrived Series Northbrook)	Arrived MS Northbrook, LLC	10/18/2023	11/20/2023
Arrived Series Northridge, a series of Arrived Homes 3, LLC (Arrived Series Northridge)	Arrived KY Northridge, LLC	11/21/2023	12/13/2023
Arrived Series Oakland, a series of Arrived Homes 3, LLC (Arrived Series Oakland)	Arrived TN Oakland, LLC	10/19/2023	10/25/2023
Arrived Series Palmore, a series of Arrived Homes 3, LLC (Arrived Series Palmore)	Arrived Series Palmore, a series of Arrived Homes 3, LLC	1/26/2023	2/23/2023
Arrived Series Pebblestone, a series of Arrived Homes 3, LLC (Arrived Series Pebblestone)	Arrived TN Pebblestone, LLC	10/31/2023	12/6/2023
Arrived Series Perdita, a series of Arrived Homes 3, LLC (Arrived Series Perdita)	Arrived NC Perdita, LLC	4/17/2023	4/27/2023
Arrived Series Phoebe, a series of Arrived Homes 3, LLC (Arrived Series Phoebe)	Arrived TN Phoebe, LLC	12/13/2023	12/27/2023
Arrived Series Pongo, a series of Arrived Homes 3, LLC (Arrived Series Pongo)	Arrived NC Pongo, LLC	4/17/2023	4/27/2023
Arrived Series Portsmouth, a series of Arrived Homes 3, LLC (Arrived Series Portsmouth)	Arrived VA Portsmouth, LLC	3/2/2023	3/15/2023
Arrived Series Presidio, a series of Arrived Homes 3, LLC (Arrived Series Presidio)	Arrived IN Presidio, LLC	10/28/2024	11/13/2024
Arrived Series Rachel, a series of Arrived Homes 3, LLC (Arrived Series Rachel)	Arrived TN Rachel, LLC	11/1/2023	11/29/2023
Arrived Series Ratliff, a series of Arrived Homes 3, LLC (Arrived Series Ratliff)	Arrived TN Ratliff, LLC	10/19/2023	10/25/2023
Arrived Series Riverwood, a series of Arrived Homes 3, LLC (Arrived Series Riverwood)	Arrived GA Riverwood, LLC	3/21/2023	4/26/2023
Arrived Series Roanoke, a series of Arrived Homes 3, LLC (Arrived Series Roanoke)	Arrived VA Roanoke, LLC	4/28/2023	5/11/2023

Series Name	Name of the wholly-owned subsidiary of the Series	Date Formed	Acquisition Date
Arrived Series Robinson, a series of Arrived Homes 3, LLC (Arrived Series Robinson)	Arrived MS Robinson, LLC	9/5/2024	10/9/2024
Arrived Series Ross, a series of Arrived Homes 3, LLC (Arrived Series Ross)	Arrived TN Ross, LLC	11/1/2023	11/29/2023
Arrived Series Sansa, a series of Arrived Homes 3, LLC (Arrived Series Sansa)	Arrived AR Sansa, LLC	9/27/2023	10/18/2023
Arrived Series Sedgefield, a series of Arrived Homes 3, LLC (Arrived Series Sedgefield)	Arrived NC Sedgefield, LLC	1/22/2024	1/31/2024
Arrived Series Seneca, a series of Arrived Homes 3, LLC (Arrived Series Seneca)	Arrived KY Seneca, LLC	8/23/2024	9/4/2024
Arrived Series Sheezy, a series of Arrived Homes 3, LLC (Arrived Series Sheezy)	Arrived TN Sheezy, LLC	11/30/2022	1/21/2023
Arrived Series Sherwood, a series of Arrived Homes 3, LLC (Arrived Series Sherwood)	Arrived AR Sherwood, LLC	3/28/2023	4/25/2023
Arrived Series Spangler, a series of Arrived Homes 3, LLC (Arrived Series Spangler)	Arrived KY Spangler, LLC	10/30/2024	11/20/2024
Arrived Series Summerglen, a series of Arrived Homes 3, LLC (Arrived Series Summerglen)	Arrived OK Summerglen, LLC	2/17/2023	3/29/2023
Arrived Series Tansel, a series of Arrived Homes 3, LLC (Arrived Series Tansel)	Arrived GA Tansel, LLC	4/18/2023	4/26/2023
Arrived Series Thomas, a series of Arrived Homes 3, LLC (Arrived Series Thomas)	Arrived GA Thomas, LLC	2/27/2023	3/16/2023
Arrived Series Tomlinson, a series of Arrived Homes 3, LLC (Arrived Series Tomlinson)	Arrived KY Tomlinson, LLC	10/30/2024	11/13/2024
Arrived Series Tytus, a series of Arrived Homes 3, LLC (Arrived Series Tytus)	Arrived OH Tytus, LLC	4/13/2023	4/27/2023
Arrived Series Vanzant, a series of Arrived Homes 3, LLC (Arrived Series Vanzant)	Arrived AR Vanzant, LLC	11/29/2023	12/6/2023
Arrived Series Watson, a series of Arrived Homes 3, LLC (Arrived Series Watson)	Arrived AR Watson, LLC	3/7/2023	3/29/2023
Arrived Series Westhaven, a series of Arrived Homes 3, LLC (Arrived Series Westhaven)	Arrived VA Westhaven, LLC	3/2/2023	3/31/2023
Arrived Series Wheeler, a series of Arrived Homes 3, LLC (Arrived Series Wheeler)	Arrived Series Wheeler, a series of Arrived Homes 3, LLC	3/6/2023	3/31/2023
Arrived Series Williamson, a series of Arrived Homes 3, LLC (Arrived Series Williamson)	Arrived VA Williamson, LLC	3/2/2023	5/8/2023
Arrived Series Woodland, a series of Arrived Homes 3, LLC (Arrived Series Woodland)	Arrived Series Woodland, a series of Arrived Homes 3, LLC	3/21/2023	4/19/2023
Arrived Series Woodwind, a series of Arrived Homes 3, LLC (Arrived Series Woodwind)	Arrived GA Woodwind, LLC	2/27/2023	3/9/2023
Arrived Series Wynde, a series of Arrived Homes 3, LLC (Arrived Series Wynde)	Arrived Series Wynde, a series of Arrived Homes 3, LLC	3/28/2023	4/26/2023
Arrived Series Wyndhurst, a series of Arrived Homes 3, LLC (Arrived Series Wyndhurst)	Arrived Series Wyndhurst, a series of Arrived Homes 3, LLC	11/17/2023	11/29/2023
Arrived Series Zane, a series of Arrived Homes 3, LLC (Arrived Series Zane)	Arrived Series Zane, a series of Arrived Homes 3, LLC	4/13/2023	5/5/2023

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in the Jumpstart Our Business Startups Act, enacted on April 5, 2012, and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes 3, LLC and its series. All inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regard to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the series may also be required to pay the manager sourcing fees as defined in the offering documents. The manager is responsible for sourcing and analyzing the series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s consolidated and consolidating financial instruments, such as cash and accrued expenses, approximate fair value due to the short-term nature of these instruments. The carrying value of the mortgage payables approximate their fair values based on interest rates and terms currently available for similar instruments.

Management Compensation

The manager will receive from each series an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property, paid out of the net operating rental income of the series on a quarterly basis. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with the Company’s organization and offerings (up to a maximum of 2% of the gross offering proceeds per series offering) and in connection with the Company’s operations and the acquisition of properties and in connection with third parties providing services to the Company. The manager may also receive a portion of the property management fee, which will be equal to the difference between 8% and the amount actually charged by the property manager when the series is occupied, and the property disposition fee as described below. With respect to the operating accounts for each series that the manager maintains with a third-party bank, the manager will be entitled to receive any interest earned on the cash balances in such accounts. The manager reserves the right to waive any fees or reimbursements it is due in its sole discretion.

Property Management Fee

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangement for the third-party property management company is set forth below:

Marketplace Homes

As compensation for the services provided by the third-party property manager, Marketplace Homes, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Mynd Property Management

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to six percent (6%) of all rents and fees as remitted to the series or a minimum property management fee of $84 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Property Disposition Fee

Upon the disposition and sale of the series property, the manager will charge the series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, title, escrow and closing costs. It is expected that the disposition fee charged to the series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses include accrued property taxes, audit and tax fees, and interest payable on the series’ mortgage.

Due From (To) Third-party Property Managers

Due from (to) third-party property managers are uncollateralized obligations due under normal trade terms generally requiring payment within 30 days from the approved prior month financial statements. Due from (to) property managers are presented net of receipts and expenses for the reported month. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected cash receipts and distributions. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the property managers have not changed significantly. The Company and series determined it was not necessary to record an allowance for credit losses as of December 31, 2025 and 2024.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated and consolidating statements of comprehensive income (loss).

Insurance claim proceeds related to property damage are recognized in the consolidated statement of comprehensive income (loss) in the period in which the proceeds are received.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on long-lived assets for the years ended December 31, 2025 and 2024.

Tenant Deposits

Tenant deposit liabilities represent security deposits received by tenant customers.

Operating Expenses

The series is responsible for the costs and expenses attributable to the activities of the series. The manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a series property and cannot be covered by any operating expense reserves on the balance sheet of the series, the manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the series with a credit to contributed capital. (b) loan the amount of the operating expenses to the series, on which the manager may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by a series property, and/or (c) cause additional interests to be issued in the series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company’s series operate rental properties and recognize rental revenue on a monthly basis as it is earned. Revenue from leasing arrangements falls outside the scope of FASB ASC 606 and is accounted for under the provisions of FASB ASC 842.

Comprehensive Income (loss)

The Company follows FASB ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Company is organized as an LLC for legal purposes and has elected to be treated as a C corporation for tax purposes, pursuant to subchapter C of the Internal Revenue Code.

Furthermore, each series complies with the requirements to be a Real Estate Investment Trust (“REIT”), a special type of C corporation that files tax form 1120-REIT. A REIT may not be required to pay income tax at the corporate level because this form of corporation is permitted to deduct dividends paid to members as an expense. Therefore, if a REIT paid out all profit and capital gains to its members, it could potentially report no taxable income. Tax losses of REITs are not allocated directly to members but, under current law, losses may be accumulated and carried forward indefinitely and be used to offset up to 80% of taxable income in any future year, thereby reducing the reported taxable income of the REIT.

Most states give REITs a deduction for dividends paid. Since the series generally pay dividends in excess of the taxable income generated, there would be no state tax liability in these states. In states that do not give a deduction for dividends paid, there may be a state income tax due that is assessed based on the tax table for that particular state. There is no state tax liability for members based on the locations of properties held in the REITs. The rules for state tax loss carryforwards vary by state as some conform to the Federal rules while others have restrictions on timeframes and/or the percentage of loss that can be carried forward.

Recently Issued and Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, as modified by FASB ASU No. 2019-10 and other subsequently issued related ASUs. The amendments in this Update affect loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this new guidance upon inception utilizing the modified retrospective transition method. The adoption of this standard did not have a material impact on the Company’s consolidated and consolidating financial statements, but did change how the allowance for credit losses is determined.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses,” which requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization included in each relevant expense caption presented on the statement of operations. The standard also requires disclosure of a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, as well as the total amount of selling expenses and an entity’s definition of selling expenses. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact this standard will have on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity and limited cash. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern for a period of one year from the issuance of these consolidated and consolidating financial statements is dependent upon their ability to generate cash flow from their rental activity and/or obtain financing from the manager. However, there are no assurances that the Company can be successful in generating cash flow from their rental activities or that the manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2025

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Adams	$230,829	$76,000	$-	$306,829	$(8,394)	$298,435
Antares	234,124	78,041	-	312,165	(21,284)	290,881
Aramis	226,769	75,590	-	302,358	(20,615)	281,743
Arkoma	178,459	59,486	-	237,946	(16,764)	221,181
Arya	135,657	45,219	-	180,876	(10,277)	170,599
Aspen	202,343	67,448	-	269,791	(19,621)	250,169
Athos	219,648	73,216	5,840	298,704	(22,499)	276,205
Barclay	231,439	77,146	-	308,585	(21,741)	286,843
Bayne	264,381	86,906	-	351,287	(9,614)	341,673
Bean	221,579	73,860	-	295,438	(17,458)	277,980
Bennett	160,052	53,351	-	213,402	(15,520)	197,882
Benny	192,665	64,222	-	256,887	(18,683)	238,204
Bluebell	225,920	75,307	-	301,226	(20,538)	280,688
Bowling	157,406	52,469	-	209,875	(15,741)	194,134
Boxwood	243,102	81,248	-	324,350	(8,840)	315,510
Bradford	229,997	76,666	-	306,663	(21,599)	285,064
Brookwood	211,955	70,652	-	282,607	(20,553)	262,054
Bryant	211,467	70,489	5,470	287,426	(22,600)	264,826
Caden	189,056	63,019	-	252,075	(18,906)	233,169
Camellia	192,475	64,158	13,114	269,747	(25,659)	244,088
Caterpillar	226,811	75,604	-	302,414	(20,619)	281,795
Chilhowee	245,882	80,960	-	326,842	(26,079)	300,764
Claremore	177,773	59,258	-	237,030	(16,700)	220,330
Collinison	228,338	75,250	5,140	308,728	(17,634)	291,094
Cordero	190,960	63,653	21,346	275,959	(20,009)	255,950
Cristalino	232,382	77,461	-	309,843	(23,238)	286,605
Ellie	217,159	72,386	-	289,546	(17,110)	272,436
Emelina	188,311	62,770	6,975	258,056	(22,551)	235,505
Ethan	146,204	48,735	14,886	209,824	(19,189)	190,635
Frances	211,050	69,498	-	280,547	(14,709)	265,838
Glenncrest	219,509	72,500	-	292,009	(15,964)	276,045
Gordon	193,167	64,389	-	257,556	(18,146)	239,410
Haikey	185,216	61,739	-	246,955	(16,838)	230,117
Hamblen	193,966	64,655	-	258,621	(18,809)	239,812
Hancock	204,015	68,005	5,175	277,195	(21,753)	255,442
Hardman	292,918	97,639	-	390,558	(21,303)	369,255
Haven	140,196	46,732	-	186,928	(14,020)	172,908
Haverhill	177,351	59,117	-	236,468	(17,198)	219,271
Haybridge	271,195	90,398	-	361,593	(20,545)	341,048
Hedgecrest	271,195	90,398	6,073	367,666	(21,557)	346,109
Helmerich	190,433	63,478	-	253,910	(17,889)	236,021
Hermanos	232,856	77,619	16,803	327,278	(32,778)	294,500
Holmes	133,058	44,353	-	177,411	(12,903)	164,508
Johnson	248,064	81,518	-	329,582	(12,779)	316,802
Keystone	263,140	86,695	-	349,835	(18,340)	331,495
Langley	250,762	83,750	-	334,512	(9,119)	325,393
Laurel	254,681	83,811	-	338,492	(16,979)	321,514
Layla	244,911	81,637	-	326,548	(17,812)	308,736
Liberty	189,606	63,202	20,979	273,787	(25,672)	248,115
Lithonia	213,879	71,293	10,745	295,917	(24,501)	271,416
Lola	227,929	75,976	5,432	309,337	(17,120)	292,217
Lucas	192,650	64,217	5,675	262,542	(20,367)	242,175

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Macomber	207,833	69,278	5,068	282,178	(21,343)	260,834
Mallard	157,399	52,466	-	209,866	(14,786)	195,079
Marcy	135,657	45,219	-	180,876	(10,277)	170,599
Meridian	199,873	66,624	8,575	275,072	(21,920)	253,152
Metallo	220,432	74,750	-	295,182	(7,348)	287,835
Misty	259,742	86,250	-	345,992	(9,445)	336,547
Montgomery	154,790	51,597	13,590	219,977	(19,540)	200,437
Northbrook	212,953	70,984	-	283,937	(15,487)	268,450
Northridge	194,437	67,475	-	261,912	(13,552)	248,360
Oakland	232,207	77,402	-	309,609	(17,592)	292,018
Palmore	151,605	50,535	6,990	209,131	(18,190)	190,941
Pebblestone	255,302	84,106	-	339,409	(17,794)	321,615
Perdita	250,821	83,607	-	334,428	(23,562)	310,866
Phoebe	210,002	69,026	-	279,028	(14,637)	264,391
Pongo	250,821	83,607	-	334,428	(23,562)	310,866
Portsmouth	161,270	53,757	5,989	221,015	(16,636)	204,378
Presidio	180,825	60,500	-	241,325	(6,575)	234,750
Rachel	218,441	72,814	-	291,255	(15,887)	275,368
Ratliff	241,684	80,561	-	322,245	(18,309)	303,936
Riverwood	217,223	72,408	10,721	300,352	(25,402)	274,950
Roanoke	253,193	84,398	-	337,591	(23,018)	314,574
Robinson	242,512	80,998	-	323,510	(9,554)	313,956
Ross	252,016	84,005	-	336,021	(18,328)	317,692
Sansa	135,657	45,219	-	180,876	(10,277)	170,599
Sedgefield	220,746	75,725	-	296,471	(14,048)	282,423
Seneca	223,146	73,725	-	296,871	(9,467)	287,404
Sheezy	176,837	58,250	-	235,087	(18,755)	216,331
Sherwood	131,898	43,966	-	175,864	(12,390)	163,473
Spangler	288,280	95,500	6,308	390,088	(11,745)	378,344
Summerglen	183,172	61,057	-	244,229	(17,762)	226,467
Tansel	246,162	82,054	-	328,216	(23,124)	305,092
Thomas	165,820	55,273	-	221,093	(16,079)	205,013
Tomlinson	183,250	61,250	-	244,500	(6,664)	237,836
Tytus	196,851	65,617	-	262,468	(18,492)	243,975
Vanzant	267,416	88,750	-	356,166	(18,638)	337,528
Watson	133,058	44,353	-	177,411	(12,903)	164,508
Westhaven	192,956	64,319	-	257,274	(18,711)	238,563
Wheeler	157,535	52,512	-	210,047	(15,276)	194,770
Williamson	216,704	72,235	-	288,939	(19,700)	269,239
Woodland	121,075	40,358	7,252	168,685	(15,000)	153,685
Woodwind	192,730	64,243	-	256,974	(18,689)	238,285
Wynde	188,783	62,928	5,914	257,624	(20,395)	237,228
Wyndhurst	234,133	78,044	-	312,177	(17,028)	295,149
Zane	123,239	41,080	7,252	171,571	(11,324)	160,247

	$19,855,368	$6,612,008	$221,311	$26,688,687	$(1,676,342)	$25,012,345

December 31, 2024

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Adams	$230,829	$76,000	$-	$306,829	$-	$306,829
Antares	234,124	78,041	-	312,165	(12,770)	299,395
Aramis	226,769	75,590	-	302,358	(12,369)	289,989
Arkoma	178,459	59,486	-	237,946	(10,275)	227,671
Arya	135,657	45,219	-	180,876	(5,344)	175,531
Aspen	202,343	67,448	-	269,791	(12,263)	257,527
Athos	219,648	73,216	5,840	298,704	(13,343)	285,361
Barclay	231,439	77,146	-	308,585	(13,325)	295,259
Bayne	264,381	86,906	-	351,287	-	351,287
Bean	221,579	73,860	-	295,438	(9,400)	286,038
Bennett	160,052	53,351	-	213,402	(9,700)	203,702
Benny	192,665	64,222	-	256,887	(11,677)	245,210
Bluebell	225,920	75,307	-	301,226	(12,323)	288,903
Bowling	157,406	52,469	-	209,875	(10,017)	199,858
Boxwood	243,102	81,248	-	324,350	-	324,350
Bradford	229,997	76,666	-	306,663	(13,238)	293,425
Brookwood	211,955	70,652	-	282,607	(12,846)	269,761
Bryant	211,467	70,489	5,470	287,426	(13,816)	273,609
Caden	189,056	63,019	-	252,075	(12,031)	240,044
Camellia	192,475	64,158	13,114	269,747	(16,037)	253,710
Caterpillar	226,811	75,604	-	302,414	(12,371)	290,043
Chilhowee	245,882	80,960	-	326,842	(17,137)	309,705
Claremore	177,773	59,258	-	237,030	(10,235)	226,795
Collinison	228,338	75,250	-	303,588	(8,303)	295,285
Cordero	190,960	63,653	21,346	275,959	(12,288)	263,670
Cristalino	232,382	77,461	-	309,843	(14,788)	295,055
Ellie	217,159	72,386	-	289,546	(9,213)	280,333
Emelina	188,311	62,770	6,975	258,056	(14,308)	243,748
Ethan	146,204	48,735	14,886	209,824	(10,895)	198,929
Frances	211,050	69,498	-	280,547	(7,035)	273,512
Glenncrest	219,509	72,500	-	292,009	(7,982)	284,027
Gordon	193,167	64,389	-	257,556	(11,122)	246,434
Haikey	185,216	61,739	-	246,955	(10,103)	236,852
Hamblen	193,966	64,655	-	258,621	(11,755)	246,865
Hancock	204,015	68,005	5,175	277,195	(13,299)	263,896
Hardman	292,918	97,639	-	390,558	(10,652)	379,906
Haven	140,196	46,732	-	186,928	(8,922)	178,006
Haverhill	177,351	59,117	-	236,468	(10,749)	225,720
Haybridge	271,195	90,398	-	361,593	(10,683)	350,910
Hedgecrest	271,195	90,398	-	361,593	(10,683)	350,910
Helmerich	190,433	63,478	-	253,910	(10,964)	242,946
Hermanos	232,856	77,619	16,803	327,278	(20,950)	306,328
Holmes	133,058	44,353	-	177,411	(8,064)	169,346
Johnson	248,064	81,518	-	329,582	(3,759)	325,823
Keystone	263,140	86,695	-	349,835	(8,771)	341,063
Langley	250,762	83,750	-	334,512	-	334,512
Laurel	254,681	83,811	-	338,492	(7,718)	330,775
Layla	244,911	81,637	-	326,548	(8,906)	317,642
Liberty	189,606	63,202	20,979	273,787	(14,581)	259,206
Lithonia	213,879	71,293	10,745	295,917	(14,574)	281,343
Lola	227,929	75,976	-	303,905	(8,288)	295,617
Lucas	192,650	64,217	5,675	262,542	(12,227)	250,315

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Macomber	207,833	69,278	5,068	282,178	(12,772)	269,405
Mallard	157,399	52,466	-	209,866	(9,062)	200,803
Marcy	135,657	45,219	-	180,876	(5,344)	175,531
Meridian	199,873	66,624	8,575	275,072	(12,937)	262,135
Metallo	220,432	74,750	-	295,182	-	295,182
Misty	259,742	86,250	-	345,992	-	345,992
Montgomery	154,790	51,597	13,590	219,977	(11,193)	208,784
Northbrook	212,953	70,984	-	283,937	(7,744)	276,193
Northridge	194,437	67,475	-	261,912	(6,481)	255,431
Oakland	232,207	77,402	-	309,609	(9,148)	300,462
Palmore	151,605	50,535	6,990	209,131	(11,279)	197,852
Pebblestone	255,302	84,106	-	339,409	(8,510)	330,898
Perdita	250,821	83,607	-	334,428	(14,441)	319,987
Phoebe	210,002	69,026	-	279,028	(7,000)	272,028
Pongo	250,821	83,607	-	334,428	(14,441)	319,987
Portsmouth	161,270	53,757	-	215,026	(9,774)	205,252
Presidio	180,825	60,500	-	241,325	-	241,325
Rachel	218,441	72,814	-	291,255	(7,943)	283,311
Ratliff	241,684	80,561	-	322,245	(9,521)	312,724
Riverwood	217,223	72,408	10,721	300,352	(15,361)	284,990
Roanoke	253,193	84,398	-	337,591	(13,811)	323,781
Robinson	242,512	80,998	-	323,510	(735)	322,775
Ross	252,016	84,005	-	336,021	(9,164)	326,857
Sansa	135,657	45,219	-	180,876	(5,344)	175,531
Sedgefield	220,746	75,725	-	296,471	(6,020)	290,451
Seneca	223,146	73,725	-	296,871	(1,352)	295,518
Sheezy	176,837	58,250	-	235,087	(12,325)	222,762
Sherwood	131,898	43,966	-	175,864	(7,594)	168,270
Spangler	288,280	95,500	6,308	390,088	-	390,088
Summerglen	183,172	61,057	-	244,229	(11,101)	233,128
Tansel	246,162	82,054	-	328,216	(14,173)	314,043
Thomas	165,820	55,273	-	221,093	(10,050)	211,043
Tomlinson	183,250	61,250	-	244,500	-	244,500
Tytus	196,851	65,617	-	262,468	(11,334)	251,134
Vanzant	267,416	88,750	-	356,166	(8,914)	347,252
Watson	133,058	44,353	-	177,411	(8,064)	169,346
Westhaven	192,956	64,319	-	257,274	(11,694)	245,580
Wheeler	157,535	52,512	-	210,047	(9,548)	200,499
Williamson	216,704	72,235	-	288,939	(11,820)	277,119
Woodland	121,075	40,358	7,252	168,685	(9,147)	159,538
Woodwind	192,730	64,243	-	256,974	(11,681)	245,293
Wynde	188,783	62,928	5,914	257,624	(12,348)	245,276
Wyndhurst	234,133	78,044	-	312,177	(8,514)	303,663
Zane	123,239	41,080	-	164,319	(6,722)	157,597

	$19,855,368	$6,612,008	$191,426	$26,658,802	$(916,508)	$25,742,294

During the year ended December 31, 2025, certain series received insurance claim proceeds of $32,387 related to property damage events, including water damage, mold remediation, and storm-related structural damage. During the year ended December 31, 2024, certain series received insurance claim proceeds of $6,998 related to property damage events, including water heater failure and flood damage occurring during a vacancy period. The proceeds were recognized as insurance claim proceeds in the consolidated statement of comprehensive income (loss) for the years ended December 31, 2025 and 2024.

For the years ended December 31, 2025 and 2024, depreciation expense was $759,834 and $646,366, respectively.

NOTE 5: BRIDGE FINANCING, RELATED PARTY

Bridge financing from related parties is secured by each series property and bears interest-only terms, with all accrued interest due at maturity or repayment. As of December 31, 2025, all outstanding principal and accrued interest expense related to such bridge financing has been fully repaid. Accordingly, the Company has no outstanding bridge financing, related party as of the year ended December 31, 2025.

The following is a summary of series that repaid the outstanding principal and accrued interest in full as of December 31, 2024:

December 31, 2024

Series	Lender	Bridge Financing	Interest Rate	Term
Arrived TN Adams, LLC	Arrived Short Term Notes, LLC	$288,000	7.50%	18 Months
Arrived TN Bayne, LLC	Arrived Short Term Notes, LLC	328,683	7.50%	18 Months
Arrived MS Boxwood, LLC	Arrived Short Term Notes, LLC	308,000	7.50%	18 Months
Arrived VA Langley, LLC	Arrived Short Term Notes, LLC	318,000	7.50%	18 Months
Arrived AR Metallo, LLC	Arrived Short Term Notes, LLC	284,000	7.50%	18 Months
Arrived IN Presidio, LLC	Arrived Short Term Notes, LLC	229,000	7.50%	18 Months
Arrived KY Spangler, LLC	Arrived Short Term Notes, LLC	362,000	7.50%	18 Months
Arrived KY Tomlinson, LLC	Arrived Short Term Notes, LLC	232,000	7.50%	18 Months

		$2,349,683

For the years ended December 31, 2025 and 2024, interest expense was $17,421 and $71,802, respectively.

NOTE 6: OPERATIONAL NOTES, RELATED PARTY

As of December 31, 2025 and 2024, certain series obtained promissory notes from Arrived Short Term Notes, LLC, an affiliate of the Company, in aggregate amounts of $132,400 and $78,300, respectively. These notes carry an 18-month term and bear interest at rates ranging from 6.5% to 7.5% per annum, with no prepayment penalties. The proceeds were used for property improvements and working capital. Interest expense on these notes for the years ended December 31, 2025 and 2024 was $7,659 and $313, respectively.

NOTE 7: MEMBERS’ EQUITY (DEFICIT)

Each series is managed by Arrived Fund Manager, LLC, a Delaware limited liability company and managing member of the Company. Pursuant to the terms of the operating agreement, the manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company.

The manager will be responsible for directing the management of series business and affairs, managing the day-to-day affairs, and implementing the series investment strategy. The manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the series.

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The series expects the manager to make distributions on a quarterly basis. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

For the years ended December 31, 2025 and 2024, the series closed on their public offerings with net proceeds of $2,711,403 and $5,075,676, respectively. The following table below outlines the details of the offerings by each series:

December 31, 2025

Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)	Shares redeemed	Redemptions
Adams	36,087	$334,077	$3,609	$7,224	-	$-
Antares	-	-	-	-	-	-
Aramis	-	-	-	-	-	-
Arkoma	-	-	-	-	-	-
Arya	-	-	-	-	-	-
Aspen	-	-	-	-	-	-
Athos	-	-	-	-	-	-
Barclay	-	-	-	-	-	-
Bayne	41,105	380,478	4,111	8,222	-	-
Bean	-	-	-	-	-	-
Bennett	-	-	-	-	-	-
Benny	-	-	-	-	-	-
Bluebell	-	-	-	-	-	-
Bowling	-	-	-	-	-	-
Boxwood	38,181	353,436	3,818	7,636	-	-
Bradford	-	-	-	-	-	-
Brookwood	-	-	-	-	-	-
Bryant	-	-	-	-	-	-
Caden	-	-	-	-	-	-
Camellia	-	-	-	-	-	-
Caterpillar	-	-	-	-	-	-
Chilhowee	-	-	-	-	-	-
Claremore	-	-	-	-	-	-
Collinison	-	-	-	-	-	-
Cordero	-	-	-	-	-	-
Cristalino	-	-	-	-	-	-
Ellie	-	-	-	-	-	-
Emelina	-	-	-	-	-	-
Ethan	-	-	-	-	-	-
Frances	-	-	-	-	-	-
Glenncrest	-	-	-	-	-	-
Gordon	-	-	-	-	-	-
Haikey	-	-	-	-	-	-
Hamblen	-	-	-	-	-	-
Hancock	-	-	-	-	-	-
Hardman	-	-	-	-	-	-
Haven	-	-	-	-	-	-
Haverhill	-	-	-	-	-	-
Haybridge	-	-	-	-	-	-
Hedgecrest	-	-	-	-	-	-
Helmerich	-	-	-	-	-	-
Hermanos	-	-	-	-	-	-
Holmes	-	-	-	-	-	-
Johnson	-	-	-	-	-	-

Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)	Shares redeemed	Redemptions
Keystone	-	-	-	-	-	-
Langley	39,184	362,757	3,918	7,845	-	-
Laurel	-	-	-	-	-	-
Layla	-	-	-	-	-	-
Liberty	-	-	-	-	-	-
Lithonia	-	-	-	-	-	-
Lola	-	-	-	-	-	-
Lucas	-	-	-	-	-	-
Macomber	-	-	-	-	-	-
Mallard	-	-	-	-	-	-
Marcy	-	-	-	-	-	-
Meridian	-	-	-	-	-	-
Metallo	34,888	322,979	3,489	6,982	-	-
Misty	-	495	5	-	-	-
Montgomery	-	-	-	-	-	-
Northbrook	-	-	-	-	-	-
Northridge	-	-	-	-	-	-
Oakland	-	-	-	-	-	-
Palmore	-	-	-	-	-	-
Pebblestone	-	-	-	-	-	-
Perdita	-	-	-	-	-	-
Phoebe	-	-	-	-	-	-
Pongo	-	-	-	-	-	-
Portsmouth	-	-	-	-	-	-
Presidio	28,661	265,302	2,867	5,741	-	-
Rachel	-	-	-	-	-	-
Ratliff	-	-	-	-	-	-
Riverwood	-	-	-	-	-	-
Roanoke	-	-	-	-	-	-
Robinson	-	-	-	-	-	-
Ross	-	-	-	-	-	-
Sansa	-	-	-	-	-	-
Sedgefield	-	-	-	-	-	-
Seneca	-	-	-	-	-	-
Sheezy	-	-	-	-	-	-
Sherwood	-	-	-	-	-	-
Spangler	45,431	420,629	4,543	9,088	-	-
Summerglen	-	-	-	-	-	-
Tansel	-	-	-	-	-	-
Thomas	-	-	-	-	-	-
Tomlinson	29,289	271,251	2,929	5,860	-	-
Tytus	-	-	-	-	-	-
Vanzant	-	-	-	-	-	-
Watson	-	-	-	-	-	-
Westhaven	-	-	-	-	-	-
Wheeler	-	-	-	-	-	-
Williamson	-	-	-	-	-	-
Woodland	-	-	-	-	-	-
Woodwind	-	-	-	-	-	-
Wynde	-	-	-	-	-	-
Wyndhurst	-	-	-	-	-	-
Zane	-	-	-	-	-	-
	292,826	2,711,403	29,289	58,598	-	-

December 31, 2024

Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)	Shares redeemed	Redemptions
Adams	-	$-	$-	$-	-	$-
Antares	-	-	-	-	-	-
Aramis	-	650	-	(10)	-	-
Arkoma	-	-	-	-	-	-
Arya	-	-	-	-	-	-
Aspen	-	-	-	-	(10)	(100)
Athos	-	762	-	(12)	-	-
Barclay	-	289	-	11	-	-
Bayne	-	-	-	-	-	-
Bean	-	-	-	-	-	-
Bennett	-	-	-	-	-	-
Benny	-	-	-	-	(30)	(300)
Bluebell	-	-	-	-	-	-
Bowling	-	-	-	-	-	-
Boxwood	-	-	-	-	-	-
Bradford	-	-	-	-	-	-
Brookwood	-	-	-	-	(30)	(300)
Bryant	-	-	-	-	(30)	(300)
Caden	-	-	-	-	-	-
Camellia	-	-	-	-	-	-
Caterpillar	-	-	-	-	-	-
Chilhowee	-	-	-	-	-	-
Claremore	-	-	-	-	(30)	(300)
Collinison	-	-	-	-	-	-
Cordero	-	-	-	-	-	-
Cristalino	-	-	-	-	(10)	(100)
Ellie	-	-	-	-	-	-
Emelina	-	-	-	-	-	-
Ethan	-	-	-	-	-	-
Frances	32,873	304,290	3,277	6,583	-	-
Glenncrest	33,609	310,787	3,361	6,722	-	-
Gordon	-	-	-	-	-	-
Haikey	-	-	-	-	-	-
Hamblen	-	-	-	-	(30)	(300)
Hancock	-	-	-	-	(80)	(800)
Hardman	-	-	-	-	-	-
Haven	-	-	-	-	-	-
Haverhill	-	-	-	-	-	-
Haybridge	-	-	-	-	-	-
Hedgecrest	-	-	-	-	-	-
Helmerich	-	-	-	-	-	-
Hermanos	-	-	-	-	-	-
Holmes	-	-	-	-	-	-

Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)	Shares redeemed	Redemptions
Johnson	38,841	359,646	3,884	7,770	-	-
Keystone	-	-	-	-	-	-
Langley	-	-	-	-	-	-
Laurel	39,382	364,407	3,941	7,882	-	-
Layla	-	-	-	-	-	-
Liberty	-	658	-	(8)	-	-
Lithonia	-	-	-	-	(30)	(300)
Lola	-	-	-	-	-	-
Lucas	-	-	-	-	-	-
Macomber	-	-	-	-	-	-
Mallard	-	549	-	1	-	-
Marcy	-	-	-	-	-	-
Meridian	-	-	-	-	-	-
Metallo	-	-	-	-	-	-
Misty	40,764	377,301	4,076	8,163	-	-
Montgomery	-	-	-	-	-	-
Northbrook	-	-	-	-	-	-
Northridge	31,955	295,804	3,196	6,391	-	-
Oakland	36,033	333,402	3,603	7,215	-	-
Palmore	-	-	-	-	-	-
Pebblestone	-	-	-	-	-	-
Perdita	-	-	-	-	-	-
Phoebe	32,691	302,613	3,269	6,538	-	-
Pongo	-	-	-	-	-	-
Portsmouth	-	-	-	-	(30)	(300)
Presidio	-	-	-	-	-	-
Rachel	34,162	316,212	3,416	6,842	-	-
Ratliff	-	-	-	-	-	-
Riverwood	-	864	-	(14)	-	-
Roanoke	-	671	-	(11)	-	-
Robinson	38,515	356,598	3,852	7,711	-	-
Ross	39,374	364,451	3,937	7,882	-	-
Sansa	-	-	-	-	-	-
Sedgefield	36,080	334,076	3,608	7,216	-	-
Seneca	35,197	325,931	3,520	7,039	-	-
Sheezy	-	-	-	-	-	-
Sherwood	-	-	-	-	-	-
Spangler	-	-	-	-	-	-
Summerglen	-	-	-	-	-	-
Tansel	-	-	-	-	-	-
Thomas	-	-	-	-	-	-
Tomlinson	-	-	-	-	-	-
Tytus	-	699	-	(9)	-	-
Vanzant	41,585	384,745	4,159	8,317	-	-
Watson	-	-	-	-	(30)	(300)
Westhaven	-	-	-	-	(30)	(300)
Wheeler	-	-	-	-	-	-
Williamson	-	465	-	(5)	-	-
Woodland	-	-	-	-	-	-
Woodwind	-	-	-	-	-	-
Wynde	-	-	-	-	-	-
Wyndhurst	36,716	339,809	3,672	7,349	-	-
Zane	-	-	-	-	-	-

	547,777	$5,075,676	$54,770	$109,563	$(370)	$(3,700)

In connection with the public offering, each series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. In accordance with the operating agreement, the manager received the following reimbursements, deducted from the gross proceeds of the offering. For the years ended December 31, 2025 and 2024, the manager received the following reimbursement of fees:

●	Out-of-pocket expenses: up to 2% of gross proceeds $58,598 and $109,563, respectively

●	Sourcing fees: up to 3.5% of gross proceeds $86,330 and $162,230, respectively

●	Financing and holding expenses: up to 2.5% of gross proceeds $43,140 and $75,530, respectively

Distributions

As of December 31, 2025, and 2024, distributions to investors were made by 96 and 87 series, respectively, totaling $1,217,737 and $1,182,761, respectively, which were recognized as a reduction of members’ capital.

The following table presents total distributions to investors by series for the years ended December 31, 2025 and 2024:

Series	2025 Distributions	2024 Distributions
Adams	$16,203	$-
Antares	15,922	15,739
Aramis	13,858	15,551
Arkoma	12,471	14,682
Arya	5,234	8,841
Aspen	11,299	10,135
Athos	12,126	13,706
Barclay	17,599	18,107
Bayne	17,798	-
Bean	17,326	17,871
Bennett	13,860	14,261
Benny	10,115	13,472
Bluebell	11,682	17,824
Bowling	12,613	12,174
Boxwood	14,886	-
Bradford	16,911	17,127
Brookwood	13,208	14,429
Bryant	12,280	14,852
Caden	7,254	5,962
Camellia	14,141	14,912
Caterpillar	3,467	11,401
Chilhowee	17,847	14,836
Claremore	8,145	8,373
Collinison	15,058	13,954
Cordero	8,388	18,036
Cristalino	12,780	8,182
Ellie	3,448	8,302
Emelina	7,320	11,154
Ethan	6,866	7,310
Frances	20,283	18,377
Glenncrest	10,015	10,856
Gordon	16,500	16,165
Haikey	9,178	14,591
Hamblen	13,169	18,136
Hancock	12,215	13,859
Hardman	20,296	20,252
Haven	8,853	6,156
Haverhill	11,558	9,784
Haybridge	12,841	13,771
Hedgecrest	9,674	12,673
Helmerich	10,681	15,632
Hermanos	12,196	3,847
Holmes	7,532	12,836
Johnson	20,547	9,060
Keystone	15,027	19,661
Langley	19,200	-

Series	2025 Distributions	2024 Distributions
Laurel	18,938	12,796
Layla	19,563	20,022
Liberty	10,615	8,885
Lithonia	9,939	11,667
Lola	19,585	18,054
Lucas	7,341	16,041
Macomber	12,857	15,114
Mallard	8,562	15,492
Marcy	12,927	12,048
Meridian	10,538	15,239
Metallo	6,349	-
Misty	20,978	-
Montgomery	8,794	5,904
Northbrook	14,206	12,872
Northridge	6,197	12,586
Oakland	19,885	11,779
Palmore	4,253	10,149
Pebblestone	19,241	19,593
Perdita	11,687	17,178
Phoebe	17,784	10,690
Pongo	11,208	18,418
Portsmouth	3,536	14,436
Presidio	9,688	-
Rachel	16,876	14,519
Ratliff	18,865	17,848
Riverwood	7,690	15,414
Roanoke	20,229	21,419
Robinson	19,989	1,579
Ross	22,010	20,947
Sansa	12,718	12,411
Sedgefield	18,256	9,092
Seneca	16,472	2,992
Sheezy	14,407	16,151
Sherwood	7,508	11,648
Spangler	11,858	-
Summerglen	13,077	15,228
Tansel	9,849	17,966
Thomas	6,980	14,918
Tomlinson	7,820	-
Tytus	17,593	17,993
Vanzant	19,960	17,674
Watson	7,649	12,755
Westhaven	10,488	12,496
Wheeler	14,572	15,248
Williamson	9,846	18,583
Woodland	9,276	11,444
Woodwind	5,701	12,513
Wynde	10,082	11,513
Wyndhurst	11,529	12,300
Zane	11,897	12,298

	$1,217,737	$1,182,761

NOTE 8: RELATED PARTY TRANSACTIONS

The series’ manager, Arrived Fund Manager, LLC, is a managing member with common management of the series.

Due from (to) Related Party

The series enter into various transactions with the manager and affiliates of the manager in the normal course of operating and financing activities. As of December 31, 2025 and 2024, certain series owed an aggregate of $502,389 and $371,332, respectively, to the manager, including amounts related to the initial funding for certain series property acquisitions. As of December 31, 2025 and 2024, certain series repaid the manager an aggregate of $117,447 and $313,073, respectively, after the series’ respective offerings. As of December 31, 2025 and 2024, certain series were owed an aggregate of $0 and $10,085, respectively. These advances are interest-free for short term due to (from) related party and do not have defined repayment terms.

Deemed Contributions

During the years ended December 31, 2025 and 2024, certain series received deemed contributions from the manager, amounting to $28,006 and $51,247, respectively, in exchange for forgiveness of amounts previously due to the manager.

Management Compensation

The following table reflects details of the total fees paid by series to the manager for the years ended December 31, 2025 and 2024.

December 31, 2025

Series	Sourcing fees	Financing and holding expenses	Offering expense	Asset management fee	Reimbursement of acquisition expenses	Property management fee, related party
Adams	$10,640	$5,320	$7,224	$1,824	$2,500	$1,215
Antares	-	-	-	1,860	-	1,066
Aramis	-	-	-	1,800	-	1,155
Arkoma	-	-	-	1,422	-	719
Arya	-	-	-	1,080	-	367
Aspen	-	-	-	1,607	-	686
Athos	-	-	-	1,740	-	1,210
Barclay	-	-	-	1,842	-	1,098
Bayne	12,160	6,080	8,222	1,912	2,500	1,378
Bean	-	-	-	1,756	-	1,279
Bennett	-	-	-	1,270	-	424
Benny	-	-	-	1,530	-	917
Bluebell	-	-	-	1,800	-	1,063
Bowling	-	-	-	1,248	-	385
Boxwood	11,280	5,640	7,636	1,775	2,500	1,056
Bradford	-	-	-	1,830	-	1,037
Brookwood	-	-	-	1,683	-	466
Bryant	-	-	-	1,679	-	1,197
Caden	-	-	-	1,500	-	761
Camellia	-	-	-	1,530	-	451
Caterpillar	-	-	-	1,800	-	352
Chilhowee	-	-	-	1,943	-	1,459
Claremore	-	-	-	1,407	-	619
Collinison	-	-	-	1,806	-	1,171
Cordero	-	-	-	1,530	-	562
Cristalino	-	-	-	1,860	-	1,603
Ellie	-	-	-	1,720	-	1,021
Emelina	-	-	-	1,500	-	744
Ethan	-	-	-	1,158	-	624
Frances	-	-	-	1,668	-	1,133
Glenncrest	-	-	-	1,740	-	588
Gordon	-	-	-	1,530	-	1,188
Haikey	-	-	-	1,468	-	769
Hamblen	-	-	-	1,538	-	908
Hancock	-	-	-	1,620	-	1,119
Hardman	-	-	-	2,325	-	1,587

Series	Sourcing fees	Financing and holding expenses	Offering expense	Asset management fee	Reimbursement of acquisition expenses	Property management fee, related party
Haven	-	-	-	1,110	-	595
Haverhill	-	-	-	1,408	-	285
Haybridge	-	-	-	2,160	-	806
Hedgecrest	-	-	-	2,160	-	1,027
Helmerich	-	-	-	1,526	-	664
Hermanos	-	-	-	1,860	-	1,257
Holmes	-	-	-	1,058	-	436
Johnson	-	-	-	1,956	-	1,483
Keystone	-	-	-	2,081	-	1,118
Langley	11,550	5,770	7,845	1,985	2,500	1,603
Laurel	-	-	-	2,011	-	1,290
Layla	-	-	-	1,942	-	1,307
Liberty	-	-	-	1,500	-	1,027
Lithonia	-	-	-	1,698	-	479
Lola	-	-	-	1,807	-	1,223
Lucas	-	-	-	1,530	-	770
Macomber	-	-	-	1,650	-	1,215
Mallard	-	-	-	1,248	-	530
Marcy	-	-	-	1,080	-	499
Meridian	-	-	-	1,590	-	967
Metallo	10,290	5,140	6,982	1,769	2,500	501
Misty	-	-	-	2,070	-	1,641
Montgomery	-	-	-	1,230	-	739
Northbrook	-	-	-	1,692	-	979
Northridge	-	-	-	1,619	-	518
Oakland	-	-	-	1,842	-	1,291
Palmore	-	-	-	1,200	-	426
Pebblestone	-	-	-	2,019	-	1,363
Perdita	-	-	-	1,995	-	833
Phoebe	-	-	-	1,657	-	1,068
Pongo	-	-	-	1,995	-	781
Portsmouth	-	-	-	1,278	-	668
Presidio	8,470	4,230	5,741	1,331	2,500	696
Rachel	-	-	-	1,732	-	925
Ratliff	-	-	-	1,915	-	1,195
Riverwood	-	-	-	1,728	-	1,124
Roanoke	-	-	-	2,010	-	1,587
Robinson	-	-	-	1,931	-	1,431
Ross	-	-	-	1,998	-	1,432
Sansa	-	-	-	1,080	-	525
Sedgefield	-	-	-	1,817	-	1,248
Seneca	-	-	-	1,769	-	1,315
Sheezy	-	-	-	1,398	-	963
Sherwood	-	-	-	1,050	-	250
Spangler	13,370	6,680	9,088	2,101	2,500	1,155
Summerglen	-	-	-	1,451	-	980
Tansel	-	-	-	1,959	-	1,276
Thomas	-	-	-	1,316	-	331
Tomlinson	8,570	4,280	5,860	1,225	2,500	666
Tytus	-	-	-	1,560	-	1,162
Vanzant	-	-	-	2,130	-	1,315
Watson	-	-	-	1,058	-	371
Westhaven	-	-	-	1,530	-	1,003
Wheeler	-	-	-	1,248	-	872
Williamson	-	-	-	1,710	-	868
Woodland	-	-	-	960	-	410
Woodwind	-	-	-	1,530	-	505
Wynde	-	-	-	1,500	-	919
Wyndhurst	-	-	-	1,868	-	626
Zane	-	-	-	978	-	408

	$86,330	$43,140	$58,598	$156,911	$20,000	$88,326

December 31, 2024

Series	Sourcing fees	Financing and holding expenses	Offering expense	Asset management fee	Reimbursement of acquisition expenses	Property management fee, related party
Antares	$-	$-	$-	$-	$-	$(115)
Aramis	-	-	-	2,015	-	1,027
Arkoma	-	(640)	(10)	1,950	180	1,123
Arya	-	-	-	1,541	-	691
Aspen	-	-	-	1,170	-	499
Athos	-	-	-	1,607	-	356
Barclay	-	(750)	(12)	1,885	190	1,171
Bean	-	(300)	11	1,996	820	1,047
Bennett	-	-	-	-	-	6
Benny	-	-	-	1,903	-	1,219
Bluebell	-	-	-	1,270	-	305
Bowling	-	-	-	1,530	-	855
Bradford	-	-	-	1,950	-	1,195
Brookwood	-	-	-	1,248	-	237
Bryant	-	-	-	-	-	-
Caden	-	-	-	1,983	-	975
Camellia	-	-	-	1,683	-	337
Caterpillar	-	-	-	1,679	-	1,171
Chilhowee	-	-	-	1,500	-	(95)
Claremore	-	-	-	1,530	-	144
Collinison	-	-	-	1,950	-	263
Cordero	-	-	-	1,943	-	960
Cristalino	-	-	-	1,407	-	207
Ellie	-	-	-	1,806	-	1,219
Emelina	-	-	-	1,530	-	1,123
Ethan	-	-	-	1,860	-	1,327
Frances	-	-	-	1,863	-	(101)
Glenncrest	-	-	-	1,500	-	835
Gordon	-	-	-	1,158	-	576
Haikey	9,720	4,860	6,583	1,251	2,500	1,013
Hamblen	10,150	5,070	6,722	580	2,500	1,059
Hancock	-	-	-	1,658	-	979
Hardman	-	-	-	1,468	-	806
Haven	-	-	-	1,538	-	1,171
Haverhill	-	-	-	1,620	-	1,070
Haybridge	-	-	-	2,325	-	1,555
Hedgecrest	-	-	-	1,110	-	406
Helmerich	-	-	-	1,408	-	398
Hermanos	-	-	-	2,160	-	1,110
Holmes	-	-	-	2,160	-	784
Keystone	-	-	-	1,526	-	705
Layla	-	-	-	1,860	-	742

Series	Sourcing fees	Financing and holding expenses	Offering expense	Asset management fee	Reimbursement of acquisition expenses	Property management fee, related party
Liberty	-	-	-	1,058	-	499
Lithonia	11,410	5,700	7,770	815	2,500	635
Lola	-	-	-	2,081	-	1,186
Lucas	-	-	-	-	-	(61)
Bryant	11,730	5,860	7,882	1,173	2,500	1,207
Caden	-	-	-	2,104	-	1,148
Camellia	-	(650)	(8)	1,625	250	903
Caterpillar	-	-	-	1,698	-	(31)
Chilhowee	-	-	-	1,957	-	1,195
Claremore	-	-	-	1,658	-	1,123
Collinison	-	-	-	1,788	-	1,240
Cordero	-	(550)	1	1,352	610	835
Cristalino	-	-	-	1,170	-	415
Ellie	-	-	-	1,723	-	940
Emelina	-	-	-	-	-	-
Ethan	12,070	6,030	8,163	173	2,500	42
Frances	-	-	-	890	-	560
Glenncrest	-	-	-	1,692	-	734
Gordon	9,440	4,720	6,391	1,619	2,500	224
Haikey	10,740	5,370	7,215	461	2,500	980
Hamblen	-	-	-	1,200	-	523
Hancock	-	-	-	2,019	-	1,182
Hardman	-	-	-	2,161	-	1,036
Haven	9,660	4,830	6,538	552	2,500	759
Haverhill	-	-	-	2,161	-	1,126
Haybridge	-	-	-	1,278	-	883
Hedgecrest	-	-	-	-	-	-
Helmerich	10,100	5,050	6,842	1,299	2,500	765
Hermanos	-	-	-	2,075	-	926
Holmes	-	(850)	(14)	1,872	(294)	243
Keystone	-	(660)	(11)	2,178	130	1,739
Layla	11,330	5,660	7,711	324	2,500	164
Liberty	11,650	5,820	7,882	1,499	2,500	1,362
Lithonia	-	-	-	1,170	-	499
Lola	10,600	5,300	7,216	757	2,500	641
Lucas	10,320	5,160	7,039	442	2,500	185
Macomber	-	-	-	1,398	-	907
Mallard	-	-	-	1,138	-	499
Marcy	-	-	-	-	-	-
Meridian	-	-	-	1,412	-	770
Montgomery	-	-	-	2,122	-	1,459
Northbrook	-	-	-	1,316	-	290
Northridge	-	-	-	-	-	-
Oakland	-	(690)	(9)	1,690	240	1,123
Palmore	12,420	6,210	8,317	1,598	2,500	1,152
Pebblestone	-	-	-	1,058	-	499
Perdita	-	-	-	1,530	-	748
Phoebe	-	-	-	1,248	-	743
Pongo	-	(460)	(5)	1,853	190	1,291
Portsmouth	-	-	-	1,040	-	403
Rachel	-	-	-	1,530	-	305
Ratliff	-	-	-	1,500	-	1,051
Riverwood	10,890	5,440	7,349	1,401	2,500	1,151
Roanoke	-	-	-	1,060	-	384

	$162,230	$75,530	$109,563	$133,032	$39,816	$68,942

NOTE 9: INCOME TAXES

Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss carryforwards. As of December 31, 2025 and 2024, gross deferred tax assets were approximately $226,000 and $217,000, primarily attributable to net loss carryforwards.

Deferred tax assets are recognized to the extent that management believes such amounts are more likely than not to be realized. In making this determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. Based on the cumulative losses incurred by the series in 2025 and 2024, management concluded that a full valuation allowance was required as of December 31, 2025 and 2024. Accordingly, a valuation allowance of $33,502 and $37,225 was recorded as of December 31, 2025 and 2024, respectively.

Deferred tax assets were calculated using the applicable federal and state tax rates of the Company and its series, which it estimated to range from 21.0% to 28.0% based on the state of the respective series. For series that incurred net losses, the related deferred tax assets were fully offset by a valuation allowance; accordingly, no income tax benefit was recognized for 2025 or 2024. For series that generated net income, no income tax provision was recognized because taxable income was offset by available net operating loss carryforwards, deductions available to REITs, including dividends-paid deductions, or both. Accordingly, the effective tax rate was 0% for 2025 and 2024.

As of December 31, 2025 and 2024, the Company and its series had net operating loss carryforwards available to offset future taxable income in the amount of approximately $870,000 and $836,000, respectively. These federal net operating loss carryforwards may be carried forward indefinitely; however, their utilization is generally limited to 80% of taxable income in any future year. State net operating loss carryforwards may have different carryforward periods and utilization limitations depending on the applicable jurisdiction.

The Company and its series policy is to record interest and penalties associated with unrecognized tax benefits as a component of income tax expense in the statement of comprehensive income (loss). As of December 31, 2025 and December 31, 2024, the Company and its series had no unrecognized tax benefits and did not incur any interest or penalties related to uncertain tax positions. Accordingly, no accrual for uncertain tax positions was recorded as of those dates.

The Company and its series are not currently subject to any income tax audits in any taxing jurisdiction. U.S. federal and applicable state returns for tax years 2024 and forward remain subject to examination.

NOTE 10: SUBSEQUENT EVENTS

Subsequent to December 31, 2025, the Company issued $16,000 in operational notes to a related party, bearing interest at 6.5% per annum with a maturity date of 18 months from the original issuance date.

ITEM 8. EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes 3, LLC
2.2*	Amended and Restated Limited Liability Company Agreement of Arrived Homes 3, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 3, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a Series of Arrived Homes 3, LLC
6.1*	Broker Dealer Agreement, dated January 4, 2023 between Arrived Homes 3, LLC and Dalmore Group, LLC
6.2*	Transfer Registrar Services Agreement, dated January 13, 2023, between Arrived Homes 3, LLC and Colonial Stock Transfer Company
6.3*	Form of Promissory Note
6.4*	Software and Services License Agreement, dated [*], 202[*], by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc.
6.5*	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.6*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Chilhowee property
6.6.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chilhowee dated December 21, 2022 for Arrived Series Chilhowee property
6.7*	Purchase and Sale Agreement dated November 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Sheezy property
6.7.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sheezy dated November 30, 2022 for Arrived Series Sheezy property
6.8*	Purchase and Sale Agreement dated December 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bowling Property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bowling dated December 16,2022 for Arrived Series Bowling Property
6.9*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caden Property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caden dated January 22,2023 for Arrived Series Caden Property
6.10*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cristalino dated December 21,2022 for Arrived Series Cristalino Property
6.10.2*	Counteroffer to Offer dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.3*	Addendum to Purchase and Sale Agreement dated December 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property

6.11*	Purchase and Sale Agreement dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Emelina Property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Emelina dated January 10, 2023 for Arrived Series Emelina Property
6.12*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Haven Property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haven dated December 21,2022 for Arrived Series Haven Property
6.12.2*	Addendum to Purchase and Sale Agreement dated January 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haven Property
6.13*	Purchase and Sale Agreement dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hermanos Property
6.13.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hermanos dated January 10, 2023 for Arrived Series Hermanos Property
6.13.2*	Counteroffer to Offer dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Hermanos Property
6.14*	Form of Property Management Agreement dated [*], 202[*], between Great Jones and Arrived Series [*], a series of Arrived Homes 3, LLC
6.15*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aspen Property
6.15.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aspen dated February 28, 2023 for Arrived Series Aspen Property
6.16*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bennett Property
6.16.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bennett dated February 28, 2023 for Arrived Series Bennett Property
6.17*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Brookwood Property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Brookwood dated February 28, 2023 for Arrived Series Brookwood Property
6.18*	Purchase and Sale Agreement dated January 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Camellia Property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Camellia dated January 23,2023 for Arrived Series Camellia Property.
6.19*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haverhill Property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haverhill dated February 28, 2023 for Arrived Series Haverhill Property
6.20*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lithonia Property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lithonia dated February 28, 2023 for Arrived Series Lithonia Property
6.21*	Purchase and Sale Agreement dated January 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Palmore Property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Palmore dated January 28, 2023 for Arrived Series Palmore Property

6.22*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Thomas Property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Thomas dated January 28, 2023 for Arrived Series Thomas Property
6.23*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodwind Property
6.23.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodwind dated February 28, 2023 for Arrived Series Woodwind Property
6.24*	Form of Property Management Agreement dated [*], 202[*], between Mynd and Arrived Series [*], a series of Arrived Homes 3, LLC
6.25*	Purchase and Sale Agreement dated February 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Benny Property
6.25.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Benny dated February 22, 2023 for Arrived Series Benny Property
6.26*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Montgomery Property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Montgomery dated February 24, 2023 for Arrived Series Montgomery Property
6.26.2*	Addendum to Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Montgomery Property
6.27*	Purchase and Sale Agreement dated February 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Portsmouth Property
6.27.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Portsmouth dated March 6, 2023 for Arrived Series Portsmouth Property
6.28*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Summerglen Property
6.28.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Summerglen dated March 8, 2023 for Arrived Series Summerglen Property
6.28.2*	Addendum to Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Summerglen Property
6.29*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Westhaven Property
6.29.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Westhaven dated February 24, 2023 for Arrived Series Westhaven Property
6.30*	Form of Property Management Agreement dated [*], 202[*], between Darwin Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.31*	Purchase and Sale Agreement dated March 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Cordero Property
6.31.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cordero dated March 7, 2023 for Arrived Series Cordero Property
6.32*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ethan Property
6.32.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ethan dated March 16, 2023 for Arrived Series Ethan Property

6.33*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hamblen Property
6.33.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hamblen dated March 10, 2023 for Arrived Series Hamblen Property
6.34*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Holmes Property
6.34.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Holmes dated March 7, 2023 for Arrived Series Holmes Property
6.35*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Watson Property
6.35.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Watson dated March 7, 2023 for Arrived Series Watson Property
6.36*	Purchase and Sale Agreement dated March 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wheeler Property
6.36.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wheeler dated March 6, 2023 for Arrived Series Wheeler Property
6.37*	Purchase and Sale Agreement dated March 16, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bryant Property
6.37.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bryant dated March 22, 2023 for Arrived Series Bryant Property
6.37.2*	Addendum to Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bryant Property
6.38*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Claremore Property
6.38.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Claremore dated March 1, 2023 for Arrived Series Claremore Property
6.38.2*	Addendum to Purchase and Sale Agreement dated March 14, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Claremore Property
6.39*	Purchase and Sale Agreement dated February 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haikey Property
6.39.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haikey dated March 1, 2023 for Arrived Series Haikey Property
6.40*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hancock Property
6.40.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hancock dated March 28, 2023 for Arrived Series Hancock Property
6.41*	Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Helmerich Property
6.41.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Helmerich dated March 1, 2023 for Arrived Series Helmerich Property
6.41.2*	Addendum to Purchase and Sale Agreement dated March 15, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Helmerich Property
6.42*	Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wynde Property

6.42.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wynde dated April 5, 2023 for Arrived Series Wynde Property
6.43*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arkoma Property
6.43.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arkoma dated March 1, 2023 for Arrived Series Arkoma Property
6.43.2*	Addendum to Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arkoma Property
6.44*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Gordon Property
6.44.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gordon dated March 30, 2023 for Arrived Series Gordon Property
6.45*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lucas Property
6.45*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lucas dated April 4, 2023 for Arrived Series Lucas Property
6.46*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Macomber Property
6.46.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Macomber dated March 1, 2023 for Arrived Series Macomber Property
6.47*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Meridian Property
6.47.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Meridian dated March 28, 2023 for Arrived Series Meridian Property
6.47.2*	Counteroffer to Offer dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Meridian Property
6.48*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Perdita Property
6.48.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Perdita dated April 18, 2023 for Arrived Series Perdita Property
6.49*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pongo Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pongo dated April 19, 2023 for Arrived Series Pongo Property
6.50*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodland Property
6.50.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodland dated March 17, 2023 for Arrived Series Woodland Property
6.51*	Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Antares Property
6.51.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Antares dated April 24, 2023 for Arrived Series Antares Property
6.51.2*	Counteroffer to Offer dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Antares Property

6.52*	Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aramis Property
6.52.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aramis dated April 14, 2023 for Arrived Series Aramis Property
6.53*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Athos Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Athos dated April 13, 2023 for Arrived Series Athos Property
6.53.2*	Counteroffer to Offer dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Athos Property
6.54*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Barclay Property
6.54.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Barclay dated April 17, 2023 for Arrived Series Barclay Property
6.55*	Purchase and Sale Agreement dated September 29, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bean Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bean dated September 2, 2023 for Arrived Series Bean Property
6.56*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bluebell Property
6.56.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bluebell dated April 17, 2023 for Arrived Series Bluebell Property
6.57*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bradford Property
6.57.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bradford dated April 6, 2023 for Arrived Series Bradford Property
6.58*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Caterpillar Property
6.58.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caterpillar dated April 21, 2023 for Arrived Series Caterpillar Property
6.58.2*	Addendum to Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caterpillar Property
6.59*	Purchase and Sale Agreement dated August 2, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ellie Property
6.59.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ellie dated September 11, 2023 for Arrived Series Ellie Property
6.60*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Liberty Property
6.60.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Liberty dated March 10, 2023 for Arrived Series Liberty Property
6.61*	Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Mallard Property

6.61.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Mallard dated March 16, 2023 for Arrived Series Mallard Property
6.61.2*	Addendum to Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Mallard Property
6.62*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Riverwood Property
6.62.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Riverwood dated April 21, 2023 for Arrived Series Riverwood Property
6.63*	Purchase and Sale Agreement dated April 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Roanoke Property
6.63.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Roanoke dated April 13, 2023 for Arrived Series Roanoke Property
6.63.2*	Addendum to Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Roanoke Property
6.64*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sherwood Property
6.64.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sherwood dated March 28, 2023 for Arrived Series Sherwood Property
6.65*	Purchase and Sale Agreement dated April 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tansel Property
6.65.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 18, 2023 for Arrived Series Tansel Property
6.66*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tytus Property
6.66.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 5, 2023 for Arrived Series Tytus Property
6.67*	Purchase and Sale Agreement dated February 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Williamson Property
6.67.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Williamson dated March 6, 2023 for Arrived Series Williamson Property
6.68*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Zane Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Zane dated April 13, 2023 for Arrived Series Zane Property
6.69*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arya Property
6.69.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arya dated October 4, 2023 for Arrived Series Arya Property
6.70*	Purchase and Sale Agreement dated July 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Marcy Property
6.70.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Marcy dated October 4, 2023 for Arrived Series Marcy Property
6.71*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sansa Property
6.71.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sansa dated October 4, 2023 for Arrived Series Sansa Property

6.72*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haybridge Property
6.72.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haybridge dated September 28, 2023 for Arrived Series Haybridge Property
6.72.2*	Addendum to Purchase and Sale Agreement dated September 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haybridge Property
6.73*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hedgecrest Property
6.73.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hedgecrest dated September 28, 2023 for Arrived Series Hedgecrest Property
6.74*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Layla Property
6.74.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Layla dated October 23, 2023 for Arrived Series Layla Property
6.75*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lola Property
6.75.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lola dated October 23, 2023 for Arrived Series Lola Property
6.76*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ratliff Property
6.76.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ratliff dated October 19, 2023 for Arrived Series Ratliff Property
6.77*	Purchase and Sale Agreement dated October 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Collinison Property
6.77.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Collinison dated October 30, 2023 for Arrived Series Collinison Property
6.78*	Purchase and Sale Agreement dated October 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hardman Property
6.78.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hardman dated October 24, 2023 for Arrived Series Hardman Property
6.79*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Keystone Property
6.79.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Keystone dated October 31, 2023 for Arrived Series Keystone Property
6.80*	Purchase and Sale Agreement dated October 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northbrook Property
6.80.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northbrook dated October 19, 2023 for Arrived Series Northbrook Property
6.81*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pebblestone Property
6.81.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pebblestone dated October 31, 2023 for Arrived Series Pebblestone Property

6.82*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Frances Property
6.82.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Frances dated October 19, 2023 for Arrived Series Frances Property
6.83*	Purchase and Sale Agreement dated November 7, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northridge Property
6.83.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northridge dated November 21, 2023 for Arrived Series Northridge Property
6.84*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Rachel Property
6.84.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rachel dated November 1, 2023 for Arrived Series Rachel Property
6.85*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ross Property
6.85.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ross dated November 1, 2023 for Arrived Series Ross Property
6.86*	Purchase and Sale Agreement dated November 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Vanzant Property
6.86.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Vanzant dated November 21, 2023 for Arrived Series Vanzant Property
6.87*	Purchase and Sale Agreement dated November 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wyndhurst Property
6.87.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wyndhurst dated November 17, 2023 for Arrived Series Wyndhurst Property
6.88*	Purchase and Sale Agreement dated October 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Glenncrest Property
6.88.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Glenncrest dated November 1, 2023 for Arrived Series Glenncrest Property
6.89*	Purchase and Sale Agreement dated December 20, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Laurel Property
6.89.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Laurel dated January 19, 2024 for Arrived Series Laurel Property
6.90*	Purchase and Sale Agreement dated October 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Oakland Property
6.90.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Oakland dated October 19, 2023 for Arrived Series Oakland Property
6.91*	Purchase and Sale Agreement dated December 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Phoebe Property
6.91.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Phoebe dated December 13, 2023 for Arrived Series Phoebe Property

6.92*	Purchase and Sale Agreement dated June 14, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Johnson Property
6.92.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Johnson dated June 20, 2024 for Arrived Series Johnson Property
6.93*	Purchase and Sale Agreement dated January 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sedgefield Property
6.93.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sedgefield dated January 22, 2024 for Arrived Series Sedgefield Property
6.94*	Purchase and Sale Agreement dated August 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Robinson Property
6.94.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Robinson dated September 5, 2024 for Arrived Series Robinson Property
6.95*	Purchase and Sale Agreement dated August 13, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Seneca Property
6.95.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Seneca dated August 23, 2024 for Arrived Series Seneca Property
6.96*	Purchase and Sale Agreement dated October 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Adams Property
6.96.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Adams dated October 28, 2024 for Arrived Series Adams Property
6.97*	Purchase and Sale Agreement dated October 18, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Bayne Property
6.97.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bayne dated October 28, 2024 for Arrived Series Bayne Property
6.98*	Purchase and Sale Agreement dated October 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Boxwood Property
6.98.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Boxwood dated October 28, 2024 for Arrived Series Boxwood Property
6.99*	Purchase and Sale Agreement dated October 4, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Langley Property
6.99.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Langley dated October 23, 2024 for Arrived Series Langley Property
6.100*	Purchase and Sale Agreement dated October 30, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Metallo Property
6.100.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Metallo dated November 18, 2024 for Arrived Series Metallo Property
6.101*	Purchase and Sale Agreement dated October 15, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Misty Property
6.101.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Misty dated October 29, 2024 for Arrived Series Misty Property
6.101.2*	Counteroffer to Offer dated October 16, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Misty Property
6.102*	Purchase and Sale Agreement dated October 14, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Presidio Property
6.102.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Presidio dated October 28, 2024 for Arrived Series Presidio Property
6.103*	Purchase and Sale Agreement dated October 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Spangler Property
6.103.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Spangler dated October 30, 2024 for Arrived Series Spangler Property
6.104*	Purchase and Sale Agreement dated October 11, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Tomlinson Property

*	Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED HOMES 3, LLC

By:	Arrived Fund Manager, LLC, its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	April 30, 2026

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	April 30, 2026
Ryan Frazier		(principal executive officer)
Chief Executive Officer and Director of Arrived Homes 3, LLC

/s/ Sue Korn		Principal Financial and	April 30, 2026
Sue Korn		Accounting Officer of Arrived Holdings, Inc.
Principal Financial and Accounting Officer of Arrived Homes 3, LLC

/s/ Kenneth Cason		Chief Technology Officer of Arrived Holdings, Inc.	April 30, 2026
Kenneth Cason		Chief Technology Officer and Director of Arrived Homes 3, LLC

Arrived Fund Manager, LLC		Managing Member	April 30, 2026

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer